UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM 10

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Millennium Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3229358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Garden City Plaza, Suite 440, Garden City, New York 11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   516-628-5500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $ .0001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

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ITEM 1.  DESCRIPTION OF BUSINESS

Overview and Description of business

Millennium Healthcare Inc. (“Millennium” or the “Company”) is a medical device and healthcare support and services company. The Company purchases, supplies and distributes revolutionary medical devices and equipment with a focus on prevention and early detection. The Company also provides physician practice administration with a focus on physician practices specializing in cardiovascular procedures. In addition, the Company provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch. The marketplace for the Company’s products and services continues to be high quality physician office, practice and facility locations with competent and caring doctors and staff. The Company was incorporated in Delaware on July 5, 1994 under the name “Kirlin Holding Corp.” In July 2008, the Company changed its name to “Zen Holding Corp.” in connection with the sale of its subsidiary. On June 14, 2011, the Company entered into an asset purchase agreement with Millennium HealthCare Solutions Inc. (“MHS”), whereby it purchased assets of MHS along with assets of its wholly-owned subsidiaries. The Company’s executive office is located at 400 Garden City Plaza, Suite 440, Garden City, NY 11530. The Company’s telephone number is 516-628-5500. Unless otherwise specified, references to the “Company,” “we,” “our” and “us” refer to Millennium Healthcare Inc. and, unless otherwise specified, its subsidiaries.

Emerging Growth Company Status

We are an "emerging growth company", as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the "JOBS Act"). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory "say-on-pay" and "say-when-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or
•	the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934 (the "Exchange Act") (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to "opt out" of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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Products and Services

Medical Device Distribution

The Company is currently launching its medical equipment and device business. Through its wholly owned subsidiary, the Company will focus on forming strategic alliances and partnerships with medical device companies that provide innovative and revolutionary medical devices that utilize cutting edge technology and are cost effective and approved by the Food and Drug Administration (“FDA”). The devices that the Company plans to distribute are mainly focused on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes. All of the products that the Company plans to distribute have obtained necessary approvals and certifications and are reimbursable under current medical procedure billing codes. The Company intends to ramp up and maintain an inventory of such devices and kits in anticipation of meeting and maintaining distribution and delivery requirements in a timely manner.

During 2013, the Company has entered into a series of distribution agreements with manufacturers for various medical devices. In February, the Company entered into an exclusive nationwide distribution agreement with CDx Diagnostics Inc. for an oral cancer biopsy test. The patented and proprietary oral swab diagnostic platform consists of a unique tissue sampling method combined with computer-assisted laboratory tissue analysis which can identify precancerous epithelial cells that cannot be practically found by any other means. In May, the Company entered into a distribution agreement with Atossa Genetics Inc. for a breast health test and collection kit (“ForeCYTE Breast Health Test”). The ForeCYTE Breast Health Test provides a cytopathological approach for identifying breast cancer risk utilizing Nipple Aspirate Fluid (“NAF”) collected with FDA-cleared, patented MASCT® non-invasive biopsy instrument with a Patented Lab Development Test (“LDT”) that uses five biomarkers of hyperplasia and an additional marker of sample integrity to help evaluate NAF collected. Also in May, the Company entered into an exclusive distribution agreement with Heart Smart Inc. for a heart health test and assessment device (“VasoScan”). VasoScan is designed to analyze the Autonomic Nervous System (ANS) function, Stress and Peripheral Blood Circulation. The VasoScan product is FDA-cleared and provides early detection of arterial wall elasticity and determination of biological arterial age using a non-invasive LED/Photodiode finger probe sensor. In June, the Company entered into an exclusive distribution agreement with eWellness Corporation for distance monitored physical therapy programs. Distance monitored physical therapy programs (“DMpt”) are easy to use physical therapy programs that are critical elements in reducing the effects of diabetes and cardiovascular disease and have the potential to dramatically reduce the overall healthcare expenditures associated with these diseases. The DMpt programs are complete and comprehensive programs that include patient evaluation and testing, exercise intervention and exercise demonstration, all based around on-line program monitoring and follow-up, yielding the most beneficial exercise prescription in achieving optimal patient outcomes and results. The Company is also currently negotiating a Memorandum of Understanding and formal proposal with a nationwide distribution and fulfillment company to facilitate the Company’s primary product support and distribution operations incorporating fulfillment, warehousing and distribution services for its medical devices and products.

Portions of the distribution agreement with Atossa Genetics Inc., the distribution agreement with CDx Diagnostics Inc., the distribution agreement with Heart Smart Inc., the distribution agreement with eWellness Corporation have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Practice Support and Administration

Through its wholly owned subsidiary, the Company offers physician practice development, support and administration services for physician facilities and practices with a focus on vascular disorders. With extensive collective experience and a comprehensive suite of administration services and support, the Company assists the physician and his practice in creating environments in which essential vascular access care is provided effectively and efficiently, with optimal outcomes for both the physician and the patient. The Company develops and supports physician practices and locations specializing in the diagnosis and treatment of peripheral arterial disease (“PAD”) of the lower extremities. PAD is a condition that develops when the arteries that supply blood to the internal organs, arms and legs become completely or partially blocked as a result of atherosclerosis. The Company provides complete and comprehensive administrative services to these practices assisting and supporting physicians build, operate and manage their facility, helping physicians to develop their practice to deliver the most effective and efficient treatments in a safe, convenient, patient-friendly environment. These support services include business management, room build-out, recruitment, information technology, market analysis and assessment, equipment procurement, and credentialing. The Company also provides individual specialized healthcare provider support services through its wholly owned subsidiaries.

The Company provides high quality, advanced medical procedure coding and medical procedure billing and collections. Services include all aspects of medical billing and collections along with medical diagnosis and procedure coding and training for ICD-10, electronic medical records implementation and support. Clinical Documentation Improvement (“CDI”) services include concurrent and retrospective CDI reviews, DRG validation services and secure remote and on-site medical procedure coding. The Company also specializes in providing services in handling call processes and message management for the medical and healthcare industries, the service and trade industries, and the professional and business industries. High quality call answering and emergency dispatch services are provided with state of the art technology designed specifically to manage call, answering, messaging and paging services in a live, true call center environment including live answering 24/7, call overflow management, reception, voicemail and call screening services and on-call, covering physician update management.

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Distribution Methods

For its medical device and equipment business, the Company seeks purchase, supply and distribution agreements with labs, manufacturers and/or distributors for specific products the Company chooses to market and distribute. Once arrangements have been made to procure inventory for such products, all distribution and fulfillment will be completed by a national fulfillment company to facilitate the Company’s product support and distribution operations incorporating fulfillment, warehousing and distribution services.

For its physician practice administration business, the Company seeks administrative service agreements with physicians and/or medical PCs for specific administrative services. The distribution of administrative services contracted for will be completed and fulfilled by the Company’s employees, consultants and agents. The Company concentrates on back office and administration duties solely under the direction of the physician or medical PC.

Suppliers

Medical Device Distribution

Currently, the Company’s order fulfillment will be handled by a contracted provider.  In order to meet the Company’s high quality standards for product creation and development, fulfillment providers will be directed to purchase from approximately 4 primary vendors. They, then assemble, pick, pack, and fulfill orders for final delivery by FedEx ground or air from orders that are received online, by phone or mail, and digitally transmitted through the Company’s order fulfillment software. Current suppliers for medical devices the Company plans to distribute are CDx Diagnostics Inc., Atossa Genetics Inc., HeartSmart Inc., and eWellness Corporation. Portions of the distribution agreement with Atossa Genetics Inc., the distribution agreement with CDx Diagnostics Inc., the distribution agreement with Heart Smart Inc., the distribution agreement with eWellness Corporation have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Practice Support and Administration

Currently, the Company’s order fulfillment for medical supplies monitored and maintained on behalf of a physician practice will be handled by an independent contractor at the facility.  In order to meet the Company’s high quality standards and to ensure physician needs are met, independent contractors on site will work with supplier reps and purchase from a variety of vendors and approximately 6 primary vendors. Arrangements are then made for final delivery to the physician’s facility. Current primary suppliers for medical supplies the Company plans to monitor and maintain on behalf of a physician practice are Cardio Vascular Systems Inc., Abbott Vascular, Terumo Medical Corp., Merit Medical Systems Inc., CR Bard Inc. and St. Jude Medical.

Competition

Medical Device Distribution

The Company’s medical device distribution business operates in competitive areas and markets. Basic barriers to entry-level product distribution in the healthcare industry can be relatively low and the products the Company distributes may face challenges in market adoption due to the reliance of physicians and other medical professionals on existing devices, equipment and diagnostic tools. In addition, physicians and other medical professionals may view certain devices distributed by the Company as a screening tools for existing illnesses, rather than as early detection or preventative tools. As a result, these products may be deemed to compete directly with existing, established procedures, which could impair market adoption of such products.

The Company has secured exclusive and non-exclusive distribution agreements for the products it distributes and as such, the Company does not believe that it currently faces significant competition in providing medical devices and equipment to healthcare providers and practices. The Company believes that the devices it distributes are well positioned to compete in markets based on the innovative, high quality devices being offered, the reputations of the physicians utilizing the devices, as well as the Company’s and its management team’s reputation and extensive industry experience; however, there can be no assurance that these devices will be able to compete effectively with existing devices in their markets or that new devices or competitors will not enter into their markets or that the equipment and devices being distributed will be readily accepted into their markets. These existing and new competitors may have greater financial and other resources than the Company and/or the products’ manufacturers. The Company faces increased competition from existing equipment and devices, as well as the development of new medical equipment and devices entering its markets.

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Practice Support and Administration

The Company’s physician practice administration business operates in competitive areas and markets. The Company’s clients compete with other PAD practice providers, practices and surgical clinics that provide PAD and atherectomy procedures and vascular surgeons. Basic barriers to entry-level practice management in the cardiovascular and PAD care industry can be relatively low.

The Company does not believe that it currently faces significant competition in providing administration and support services to cardiovascular practices. The Company believes that the cardiovascular practices it manages and works with are well positioned to compete in markets based on the reputations of the physicians providing services at those practice facilities, as well as the Company’s and its management team’s reputation and extensive industry experience; however, there can be no assurance that these physician practices will be able to compete effectively with existing providers in their markets or that new competitors will not enter into their markets. These existing and new competitors may have greater financial and other resources than the Company or the practices under management do. The Company faces increased competition from existing practices, as well as new healthcare management companies and healthcare providers entering its markets.

As the Company distributes medical devices and equipment and also provides a full suite of management, administration, support and consulting services to physicians, healthcare providers, practices, offices, facilities and locations, the Company’s products and services appeal and apply to a vast array of clientele and has no real dependency on any one or major customer.

Intellectual Property

The Company has the following intellectual properties:

•	United States Letters Patent entitled Safety Syringe - application serial no. 12/931,053 filed on January 21, 2011

Government Regulations

To the best of its knowledge, there are currently no known existing or probable government regulations that may adversely affect the Company’s business, however, a severe and/or drastic change in the government’s reimbursement rates, policies and/or procedures, for both targeted medical devices and practice management procedures along with the related medical coding and billing for such devices and services could have a material effect on the Company’s business.

Information Systems: The Company’s information systems, to the extent such systems hold or transmit patient medical information, operate in compliance with state and federal laws and regulations relating to the privacy and security of patient medical information, including the Health Insurance Portability and Accountability Act (“HIPAA”). While the Company has endeavored to establish its information systems to be compliant with such laws, including HIPAA, such laws are complex and subject to interpretation.

United States Medical Device Regulation: The Federal Food, Drug, and Cosmetic Act (“FDCA”), and the FDA’s implementing regulations, govern registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, and post-market surveillance. Medical devices and their manufacturers are also subject to inspection by the FDA. The FDCA, supplemented by other federal and state laws, also provides civil and criminal penalties for violations of its provisions. The Company distributes and markets medical devices that, when manufactured, may be regulated by the FDA, comparable state agencies and regulatory bodies.

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Privacy and Security of Health Information and Personal Information; Standard Transactions: The Company may be engaged by a healthcare practice or facility that is considered a Covered Entity under the terms of HIPPA. In providing and performing administration and support services for such Covered Entities (i.e. physician practices and laboratories), such as medical coding and medical billing, medical chart review, healthcare facility call and message management, healthcare emergency dispatch and physician practice administration, the company may come in contact with a Covered Entity’s confidential patient medical information. Under such an engagement, the Covered Entity may make available and/or transfer to the Company certain Protected Health Information, as that term is defined and certain Electronic Protected Health Information ("EPHI") as that term is defined, in connection with goods or services that are being provided by the Company to the Covered Entity, that is confidential and subject to protection under HIPAA, HIPAA regulations and the HITECH Act. As such, the Company would be considered a Business Associate of the Covered Entity and further be subject to state and federal laws and implementing regulations relating to the privacy and security of the medical information of the patients the Company’s client physician practices and facilities treat. The Company, as a “Business Associate”, is subject to state and federal laws and implementing regulations relating to the privacy and security of the medical information of the patients its client physicians treat. The principal federal legislation is part of HIPAA, pursuant to which, the Secretary of the Department of Health and Human Services, or “HHS”, has issued final regulations designed to improve the efficiency and effectiveness of the healthcare system by facilitating the electronic exchange of information in certain financial and administrative transactions, while protecting the privacy and security of the patient information exchanged. These regulations also confer certain rights on patients regarding their access to and control of their medical records in the hands of healthcare providers.

Four principal regulations have been issued in final form: privacy regulations, security regulations, standards for electronic transactions, and the National Provider Identifier regulations. The HIPAA privacy regulations, which fully came into effect in April 2003, establish comprehensive federal standards with respect to the uses and disclosures of an individual’s personal health information, referred to in the privacy regulations as “protected health information,” by health plans, healthcare providers, and healthcare clearinghouses. The Company is a Business Associate within the meaning of HIPAA. HIPAA requires health care providers to enter into Business Associate contracts with certain businesses to which they disclose patient health information. These Business Associate contracts generally require the recipients of such information to use appropriate safeguards to protect the patient health information they receive. The regulations establish a complex regulatory framework on a variety of subjects, including:

•	Provide that the company obtain and use confidential patient health information obtained from its clients only as necessary to perform customer service and support functions;

•	Limit access to such information to those employees and agents who perform identified service and support functions;

•	Prohibit disclosure of patient health information received from clients to persons who are not employees or agents of the company in the absence of express approval from the legal department and, if appropriate, the client and/or patient;

•	Require all employees and agents of the company to report uses and disclosures of patient information that are not permitted by the company’s Privacy and Security Policy;

•	Provide that the company investigate all reports that patient health information was used in a manner not permitted by its Privacy and Security Policy and will impose appropriate sanctions for conduct prohibited by the policy as required and/or permitted by law;

•	Establish and ensure that the company’s employees and agents who may come in contact with patient health information receive training regarding the company’s Privacy and Security Policy and the importance of protecting the privacy and security of patient health information;

•	Provide for the storage and transmission of patient health information received from clients in a secure manner that protects the integrity, confidentiality and availability of the information; and

•	Establish that the company’s employees, contractors and agents who may come in contact with patient health information maintain any and all protected health information obtained through operating their respective businesses confidential, and agree and acknowledge that such information is subject to protection under HIPAA, the HIPAA regulations and the HITECH Act and will conduct their businesses according to such.

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The federal privacy regulations, among other things, restricts the Company’s ability to use or disclose protected health information in the form of patient-identifiable data, without written patient authorization, for purposes other than payment, physician treatment, or healthcare operations (as defined by HIPAA) except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. The privacy regulations provide for significant fines and other penalties for wrongful use or disclosure of protected health information, including potential civil and criminal fines and penalties. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, the Company could incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

The Company has implemented policies and practices that it believes brings it into compliance with the privacy regulations. However, the documentation and process requirements of the privacy regulations are complex and subject to interpretation. Failure to comply with the privacy regulations could subject the Company to sanctions or penalties, loss of business, and negative publicity.

The HIPAA privacy regulations establish a “floor” of minimum protection for patients as to their medical information and do not supersede state laws that are more stringent. Therefore, the Company is required to comply with both HIPAA privacy regulations and various state privacy laws. The failure to do so could subject the Company to regulatory actions, including significant fines or penalties, and to private actions by patients, as well as to adverse publicity and possible loss of business. In addition, federal and state laws and judicial decisions provide individuals with various rights for violation of the privacy of their medical information by healthcare providers.

The final HIPAA security regulations, which establish detailed requirements for physical, administrative, and technical measures for safeguarding protected health information in electronic form, became effective on April 21, 2005. The Company has employed what it considers to be a reasonable and appropriate level of physical, administrative and technical safeguards for patient information. Failure to comply with the security regulations could subject the Company to sanctions or penalties and negative publicity.

The final HIPAA regulations for electronic transactions, referred to as the transaction standards, establish uniform standards for certain specific electronic transactions and code sets and mandatory requirements as to data form and data content to be used in connection with common electronic transactions, such as billing claims, remittance advices, enrollment, and eligibility. The Company has outsourced to a third-party vendor the handling of its billing and collection transactions, to which the transaction standards apply. Failure of the vendor to properly conform to the requirements of the transaction standards could, in addition to possible sanctions and penalties, result in payors not processing transactions submitted on the Company’s behalf, including claims for payment.

The HIPAA regulations on adoption of national provider identifiers, or NPI, required healthcare providers to adopt new, unique identifiers for reporting on claims transactions submitted after May 23, 2007. The Company may obtain NPIs for our client physicians so that we may report NPIs to Medicare, Medicaid, and other health plans on their behalf.

The healthcare information of the Company’s client physician’s patients includes social security numbers and other personal information that are not of an exclusively medical nature. The consumer protection laws of a majority of states now require organizations that maintain such personal information to notify each individual if their personal information is accessed by unauthorized persons or organizations, so that the individuals can, among other things, take steps to protect themselves from identity theft. The costs of notification and the adverse publicity can both be significant. Failure to comply with these state consumer protection laws can subject a company to penalties that vary from state to state, but may include significant civil monetary penalties, as well as to private litigation and adverse publicity. California recently enacted legislation that expanded its version of a notification law to cover improper access to medical information generally, and other states may follow suit.

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Federal and State Fraud and Abuse Laws: The federal healthcare Anti-Kickback Statute prohibits, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration to induce referrals or in return for purchasing, leasing, ordering, or arranging for the purchase, lease, or order of any healthcare item or service reimbursable under a governmental payor program. The definition of “remuneration” has been broadly interpreted to include anything of value, including gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests, opportunity to earn income, and providing anything at less than its fair market value. The Anti-Kickback Statute is broad, and it prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements within the healthcare industry, HHS has issued a series of regulatory “safe harbors.” These safe harbor regulations set forth certain provisions that, if met, will provide healthcare providers and other parties with an affirmative defense against prosecution under the federal Anti-Kickback Statute. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Statute will be pursued.

Physician Referral Prohibitions: Under a federal law directed at “self-referral,” commonly known as the Stark Law, prohibitions exist, with certain exceptions, on Medicare and Medicaid payments for procedures/tests referred by physicians who personally, or through a family member, have an investment interest in, or a compensation arrangement with, the facility performing the procedures/tests. A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid programs in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed, and possible exclusion from participation in federal governmental payor programs. Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts.

Any arrangement between a facility and a physician or physicians’ practice that involves remuneration will prohibit the facility from obtaining payment for services resulting from the physicians’ referrals, unless the arrangement is protected by an exception to the self-referral prohibition or a provision stating that the particular arrangement would not result in remuneration. Among other things, a facility’s provision of any item, device, or supply to a physician would result in a Stark Law violation unless it was used only to collect, transport, process, or store specimens for the facility, or was used only to order tests or procedures or communicate related results. This may preclude a facility’s provision of fax machines and computers that may be used for unrelated purposes. Most arrangements involving physicians that would violate the Anti-Kickback Statute would also violate the Stark Law. Many states also have “self-referral” and other laws that are not limited to Medicare and Medicaid referrals. These laws may prohibit arrangements which are not prohibited by the Stark Law, such as a laboratory’s placement of a phlebotomist in a physician’s office to collect specimens for the laboratory. Finally, recent amendments to these laws require self-disclosure of violations by providers.

Corporate Practice of Medicine: The Company’s contractual relationships with licensed healthcare providers are subject to regulatory oversight, mainly by state licensing authorities. In certain states, for example, limitations may apply to the relationship with the provider that the Company intends to engage, particularly in terms of the degree of control that the Company exercises or has the power to exercise over the practice of medicine by those providers. A number of states, including New York, Texas, and California, have enacted laws prohibiting business corporations, such as the Company, from practicing medicine and employing or engaging physicians to practice medicine. These requirements are generally imposed by state law in the states in which we operate, vary from state to state, and are not always consistent among states. In addition, these requirements are subject to broad powers of interpretation and enforcement by state regulators. Some of these requirements may apply to the Company even if it does not have a physical presence in the state, based solely on the engagement of a healthcare provider licensed in the state or the provision of services to a resident of the state. The Company believes that it operates in material compliance with these requirements. However, failure to comply can lead to action against the Company and the licensed healthcare professionals that the Company engages, fines or penalties, receipt of cease and desist orders from state regulators, loss of healthcare professionals’ licenses or permits, the need to make changes to the terms of engagement of those professionals that interfere with the Company’s business, and other material adverse consequences.

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Referrals of a Public Company: The Company’s stock is quoted on the OTC Pink, and as such, is not able to accept referrals from physicians who own, directly or indirectly, shares of our stock unless we comply with the Stark Law exception for publicly traded securities. This requires, among other things, $75 million in stockholders’ equity (total assets minus total liabilities). The parallel safe harbor requires, among other things, $50 million in undepreciated net tangible assets, in order for any distributions to such stockholders to be protected under the Anti-Kickback Statute.

Compliance Programs: Compliance with government rules and regulations is a significant concern throughout the industry, in part due to evolving interpretations of these rules and regulations. The Company seeks to conduct its business in compliance with all statutes and regulations applicable to its operations. To this end, the Company has established and continues to establish compliance programs that review for regulatory compliance procedures, policies, and facilities throughout its business.

Employees

As of December 4, 2013, the Company had five (5) full-time employees.  None of our employees are represented by a labor union, and we consider relations with our employees to be good.

The officers of the company and the company’s subsidiaries have the same powers and duties with respect to the management of the business affairs for the Company and the oversight of the day-to-day management operations for the Company as officers of a business would have. They perform such other reasonable duties (taking into consideration the person’s position in the Company) as may be prescribed by the Board of Directors of the Company from time to time. They are obligated to use best efforts to serve the Company faithfully and promote its best interests and shall devote all of his business time, attention and services to the faithful and competent discharge of such duties.

ITEM 1A.  Risk Factors

An investment in the Company’s common stock involves an extremely high degree of risk.  You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in the Company’s common stock.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

The Company has incurred loss since inception and the Company’s auditor has expressed substantial doubt about our ability to continue as a going concern.

The Company commenced generating revenues from operations in 2011, and raised funds during 2012 from the sale of common stock in the amount of $216,000; the additional funding through preferred stock in the amount of $477,500; and through the issuance of various notes in the amount of $1,990,000. However, the Company incurring losses of $5,740,481 in the nine months ended September 30, 2013 and $17,952,356 for the year ended December 31, 2012. The Company had losses of approximately $844,023 for the nine months ended September 30, 2013 and $888,899 for the year ended December 31, 2012 from operations that did not include the fair value of common stock issued for services rendered, under employment/consulting agreements and depreciation and amortization expenses. The Company had an accumulated deficit in the amount of $41,056,056 and cash of $46,079 as of September 30, 2013.

In their report dated June 6, 2013, the Company’s then independent registered auditor, KBL, LLP, stated that the Company’s financial statements for the fiscal year ended December 31, 2012, were prepared assuming that it would continue as a going concern. However, they also expressed substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is an issue raised as a result of significant losses due to certain debt instruments. The Company’s continue to experience operating losses. We can give no assurance as to our ability to raise sufficient capital or our ability to continue as a going concern.

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The Company’s success depends on the successful raise of sufficient working capital.

The success of the Company’s business strategy depends on the Company’s ability to successfully secure raising additional working capital. The Company’s ability to continue as a going concern is an issue raised as a result of significant losses due to certain debt instruments. The Company also continues to experience operating losses. Although not specifically determined at this time, the company intends to continue to investigate and pursue options and methods of raising capital to meet its financing needs and financial goals, however we can give no assurance as to our ability to raise such sufficient capital or our ability to continue as a going concern.

The Company is dependent on the continued participation and level of service of its third-party service provider(s).

The Company relies on third-party service providers to provide certain services to us and/or our customers. If any of these third-party service providers stop supporting the Company or if our network of providers does not expand, we will likely have to expand our internal team to meet the needs of our customers, which could increase our operating costs and result in lower gross margins. We can make no assurance that we will be able to establish and maintain the third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms.

Defects, failures or quality issues associated with the products the Company distributes could lead to recalls or safety alerts, negative publicity regarding the Company and litigation, including product liability claims, that could adversely affect its business and reputation and result in loss of customers. Loss reserves are difficult to estimate.

The design, manufacture and marketing of medical devices of the types the Company distributes entail inherent risks. There are a number of factors that could result in an unsafe condition, injury or death of a patient with respect to products that the Company distributes, including quality issues, component failures, manufacturing flaws, unanticipated or improper uses of the products, design defects or inadequate disclosure of product-related risks or product-related information. Any of these issues could lead to a recall of, or safety alert relating to, one or more of the products distributed by the Company. Any recall, whether voluntary or required by the FDA could result in significant costs and significant negative publicity. Negative publicity including regarding a quality or safety issue, whether accurate or inaccurate, could reduce market acceptance of the products, harm the Company’s reputation, decrease demand for the products, result in the loss of customers, lead to product withdrawals and/or harm the Company’s ability to successfully launch and market in the future. The foregoing problems could also result in enforcement actions by state and federal governments or other enforcement bodies, or product liability claims or lawsuits including those being brought by individuals or by groups seeking to represent a class or establish multi-district litigation proceedings, and a material adverse effect on our business, results of operations, financial condition and/or liquidity.

Healthcare reform could impact the demand for the Company’s services.

The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, or the “Affordable Care Act”, were signed into law in March 2010 and will result in significant reforms to the U.S. healthcare system and the structure of the healthcare provider delivery system.  The full impact of the Affordable Care Act is uncertain, and will depend on future regulations and guidance to be promulgated by the Centers or Medicare & Medicaid Services.  Any new reimbursement methodologies and mechanisms adopted by Medicare, Medicaid or other commercial third party payors as a direct or indirect result of the affordable care Act could have an impact on the demand and reimbursement for our services.

The Company faces competition from existing providers, as well as new providers entering its markets.

The Company’s medical equipment and device business operates in competitive areas and markets. Basic barriers to entry-level product distribution in the healthcare industry can be relatively low and the products the Company distributes may face challenges in market adoption due to the reliance of physicians and other medical professionals on existing devices, equipment and diagnostic tools. In addition, physicians and other medical professionals may view certain devices distributed by the Company as a screening tool for existing illnesses, rather than as an early detection or preventative tool. As a result, certain products may be deemed to compete directly with existing, established procedures, which could impair market adoption of such products.

The Company’s physician practice administration business operates in competitive areas and markets. The Company’s clients compete with other PAD practice management providers, practices and surgical clinics that provide PAD and atherectomy procedures and vascular surgeons. Basic barriers to entry-level practice management in the cardiovascular and PAD care industry can be relatively low.

New distributors and new healthcare providers that enter the Company’s markets impact the Company’s market share, business volume and growth rates. Increased competitive pressures require the Company to commit resources to marketing efforts, which impacts the Company’s margins and profitability. There can be no assurance that the Company will be able to compete effectively with existing providers in its markets or that new competitors will not enter into its markets. These existing and new competitors may have greater financial and other resources than the Company does. Increased competition could also make it more difficult for the Company to expand its business.

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The development of alternative treatments could diminish demand for the Company’s services.

The healthcare industry is dynamic, and new, technologically intensive devices are constantly under development. New devices that are more effective could decrease patient demand or profitability for the products that the Company currently distributes and patients could seek treatment elsewhere.

If the Company is found not to be in compliance with applicable laws and regulations, it could be subject to significant fines or penalties, be forced to curtail certain of our operations or rearrange material agreements to its detriment.

The Company is subject to numerous federal and state laws and regulations, including, but not limited to, federal and state anti-kickback laws, controlled substances laws, the federal Stark law and state self-referral laws, false claims laws, the HIPAA, Medicare and Medicaid regulations and laws regulating the business of insurance. These laws and regulations are extremely complex and could be subject to various interpretations. Many aspects of the Company’s business, to date, have not been the subject of federal or state regulatory review and the Company may not have been in compliance at all times with all applicable laws and regulations. If the Company is found by a court or regulatory authority to have violated any applicable laws or regulations, the Company could be subject to significant fines or penalties or be forced to curtail certain of its operations.

The Company’s success depends on retaining key members of its management team.

The success of the Company’s business strategy depends on the continued contribution of key members of its management team. The loss of key members of this team could disrupt its growth plans and its ability to implement its business strategy.

Economic instability could continue to adversely affect the Company.

Financial markets and the economies in the United States and internationally may continue to experience disruption and volatility as they have in recent years and conditions could worsen. As a result, the economic environment (including deteriorating economic conditions in certain countries in Europe) may, among other things:

●	increase the sales cycle for certain of our products;

●	slow the adoption of new technology;

●	adversely affect the Company’s suppliers, which could disrupt the Company’s ability to distribute the products; and

●	limit the Company access to capital on terms acceptable to the Company.

These conditions may continue in the future. Any of these conditions could have a material adverse effect on the Company’s business, results of operations, financial condition and/or liquidity.

We may be subject to significant liability claims and litigation, including potential exposure from the use of our product candidates as well as from physician locations under management, and our insurance may be inadequate to cover claims that may arise.

Our business exposes us to potential liability risks inherent in the administration and support of healthcare facilities and the processing, marketing and distribution of medical device products. Such liability claims may be expensive to defend and result in large judgments against us. We face an inherent risk of product liability exposure related to current and any future product candidates and will face an even greater risk with respect to any commercial sales of such products once distribution begins. No product candidate has been widely used over an extended period of time, and therefore safety data is limited. The manufacturing process and handling requirements are extensive, which increases the risk of quality failures and subsequent product liability claims.

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We will need to increase our insurance coverage when we begin commercializing product candidates, if ever. At that time, we may not be able to obtain or maintain product liability insurance on acceptable terms with adequate coverage or at all, or if claims against us substantially exceed our coverage, then our financial position could be significantly impaired.

Whether or not we are ultimately successful in any product liability litigation that may arise, such litigation could consume substantial amounts of our financial and managerial resources, decreased demand for our products and injure our reputation.

We seek to maintain errors and omissions, directors and officers, workers' compensation and other insurance at levels we believe to be appropriate to our business activities. If, however, we were subject to a claim in excess of this coverage or to a claim not covered by our insurance and the claim succeeded, we would be required to pay the claim from our own limited resources, which could have a material adverse effect on our financial condition, results of operations and business. Additionally, liability or alleged liability could harm our business by diverting the attention and resources of our management and damaging our reputation.

There is no guarantee that the market for our products or services will develop, and it exposes us to risks inherent in the long-term distribution and growth of our products and services.

There currently is no significant global market for our product candidates, nor is there any guarantee that such markets will develop in the near future, or at all. Adverse outcomes or limitations of our products or services, including, but not limited to damage, destruction or a failure in performance or facility or systems of our service providers, could harm our reputation and business and expose us to significant liability from customers. While we believe that we will procure insurance to cover certain of these risks, we may in fact have insufficient insurance to cover losses beyond the limits on its policies, which could have a material adverse effect on our financial condition.

Health care companies have been the subjects of federal and state investigations, and we could become subject to investigations in the future.

Both federal and state government agencies have heightened civil and criminal enforcement efforts. There are numerous ongoing investigations of health care companies, as well as their executives and managers. In addition, amendments to the Federal False Claims Act, including under Healthcare Reform, have made it easier for private parties to bring “ qui tam ” (whistleblower) lawsuits against companies under which the whistleblower may be entitled to receive a percentage of any money paid to the government. The Federal False Claims Act provides, in part, that an action can be brought against any person or entity that has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The government has taken the position that claims presented in violation of the federal anti-kickback law, Stark Law or other healthcare-related laws, including laws enforced by the FDA, may be considered a violation of the Federal False Claims Act. Penalties include substantial fines for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person or entity and/or exclusion from the Medicare program. In addition, a majority of states have adopted similar state whistleblower and false claims provisions.

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We are not aware of any government investigations involving any of our physician facilities or management. While we believe that we are in material compliance with applicable governmental healthcare laws and regulations, any future investigations of our business, clients or executives could cause us to incur substantial costs, and result in significant liabilities or penalties, as well as damage to our reputation.

It is uncertain to what extent the government, private health insurers and third-party payors will approve coverage or provide reimbursement for the products distributed or the physician practices to which our administration services relate. Availability for such reimbursement may be further limited by an increasing uninsured population and reductions in Medicare and Medicaid funding in the United States.

To the extent that health care providers cannot obtain coverage or reimbursement for cardiovascular procedures and treatment or for medical device products, they may elect not to provide such therapies and products to their patients and, thus, may not need our products or services. Further, as cost containment pressures are increasing in the health care industry, government and private payors may adopt strategies designed to limit the amount of reimbursement paid to health care providers.

Similarly, the trend toward managed health care and bundled pricing for health care services in the United States, which may accelerate under the healthcare reform legislation approved by Congress on March 23, 2010 and thereafter signed into law (“Healthcare Reform”), could significantly influence the purchase of healthcare support services and products, resulting in lower prices and reduced demand for our products and support services.

Federal health care programs, such as Medicare, are subject to changes in coverage and reimbursement rules and procedures, including retroactive rate adjustments. These contingencies could materially decrease the range of physician services and products covered by such programs or the reimbursement rates paid directly or indirectly to physicians could significantly influence the products sold to, and our administration and support services for, such physicians and their facilities. To the extent that any health care reform favors the reimbursement of other product and services over products and services the company provides, such reform could affect our ability to sell our products and services, which may have a material adverse effect on our revenues.

The limitation on reimbursement available from private and government payors may reduce the demand for, or the price of, physician services and products, which could have a material adverse effect on our revenues. Additional legislation or regulation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future which could adversely affect the revenues generated from the sale of our products and services provided to such healthcare facilities.

Furthermore, there has been a trend in recent years towards reductions in overall funding for Medicare and Medicaid. There has also been an increase in the number of people who do not have any form of health care coverage in recent years and who are not eligible for or enrolled in Medicare, Medicaid or other governmental programs. The extent to which the reforms brought about under Healthcare Reform may be successful in reducing the number of such uninsured is unclear, and the reduced funding of governmental programs and increase in uninsured populations could have a negative impact on the demand for our administration services to the extent they relate to such products sold and administrative services provided to physician facilities which are reimbursed by government and private payors.

Additionally, and more specifically reimbursements and reimbursement rates for Peripheral Arterial Disease (PAD) procedures are currently under review and a negative change could drastically affect the Company’s ability to successfully and profitably perform practice management and administration for physicians which could further result in the discontinuance of that business segment.

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Unintended consequences of recently adopted healthcare reform legislation in the U.S. may adversely affect our business.

The healthcare industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the U.S., comprehensive programs are under consideration that seek to, among other things, increase access to healthcare for the uninsured and control the escalation of healthcare expenditures within the economy. On March 23, 2010, healthcare reform legislation was approved by Congress and has been signed into law. While we do not believe this legislation will have a direct impact on our business, the legislation has only recently been enacted and requires the adoption of implementing regulations, which may have unintended consequences or indirectly impact our business. For instance, the scope and implications of the recent amendments pursuant to the Fraud Enforcement and Recovery Act of 2009 (“FERA”), have yet to be fully determined or adjudicated and as a result it is difficult to predict how future enforcement initiatives may impact our business. Also, in some instances our clients may be health insurers that will be subject to limitations on their administrative expenses and new federal review of “unreasonable” rate increases that could impact the prices they pay for our services. If the legislation causes such unintended consequences or indirect impact, it could have a material adverse effect on our business, financial condition and results of operations.

Defects or disruptions in our services and products along with changes in reimbursement rates and procedures could diminish demand, delay or defer collection cycles for accounts receivable and subject us to substantial liability.

Because our products and service are complex, our services may be subject to errors and our products may have defects that are identified after use that could result in unanticipated downtime for our customers and harm our reputation and our business. We have from time to time found defects and errors in our services and products and new defects and errors may be detected in the future. In addition, our customers may use products and services in unanticipated ways that may cause a disruption in service or product use. Since our customers use our products and services for important aspects of their business, any errors, defects, disruptions in service or other performance problems with our products or services could hurt our reputation and may damage our customers’ businesses. Furthermore, our customers are physician and healthcare profession facilities who rely on health care programs, such as Medicare, for medical procedures performed and medical devices used in their practices and are subject to changes in coverage and reimbursement rules and procedures, including retroactive rate adjustments. These contingencies could materially decrease the range of physician services and products covered by such programs or the reimbursement rates paid. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make warranty claims against us, all of which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable, create substantial doubt on account collectability or the expense and risk of litigation.

RISKS ASSOCIATED WITH INVESTING IN THE COMPANY’S COMMON STOCK

The Company’s Stock Has Historically Had a Limited Market and the Trading Prices May Be Volatile.

The market price of the Company’s shares of common stock may be based on factors that may not be indicative of future market performance.  Consequently, the market price of the Company’s common stock may vary greatly.  There is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond the Company’s control:

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●	variations in the Company’s quarterly operating results;

●	announcements that the Company’s revenue or income/loss levels are below analysts’ expectations;

●	general economic slowdowns;

●	changes in market valuations of similar companies;

●	announcements by the Company or its competitors of significant contracts; or

●	acquisitions, strategic partnerships, joint ventures or capital commitments.

Because the Company’s Shares Are Deemed “Penny Stocks,” You May Have Difficulty Selling Them In The Secondary Trading Market.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  Additionally, if the equity security is not registered or authorized on a national securities exchange that makes certain reports available, the equity security may also constitute a “penny stock.”  As the Company’s common stock comes within the definition of penny stock, these regulations require the delivery by the broker-dealer, prior to any transaction involving the Company’s common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Company’s common stock. The ability of broker-dealers to sell the Company’s common stock and the ability of shareholders to sell the Company’s common stock in the secondary market would be limited.  As a result, the market liquidity for the Company’s common stock would be severely and adversely affected. The Company can provide no assurance that trading in the Company’s common stock will not be subject to these or other regulations in the future, which would negatively affect the market for the Company’s common stock.

The Company Will Be Subject To The Reporting Requirements Of Federal Securities Laws, Which Can Be Expensive.

Upon the effectiveness of this registration statement, the Company will become subject to the information and reporting requirements under the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC will cause our expenses to be higher than they would be if the Company was a privately-held company.

The Company’s failure to maintain effective internal control over financial reporting could lead to inaccuracies in its reported financial results.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  If the Company’s independent registered public accounting firm were to determine that a significant deficiency were to exist, or if the Company was otherwise unable to achieve and maintain effective internal controls on a timely basis, management would not be able to conclude that we have effective internal control over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.  In addition, the Company’s independent registered public accounting firm would not be able to certify as to the effectiveness of its internal control over financial reporting.  Moreover, any failure to establish and maintain effective systems of internal control and procedures may impair its ability to accurately report its financial results.  Such failures and the reporting that the Company’s system of internal controls over financial reporting was not effective could result in a restatement of its financial statements and cause investors to lose confidence in the reliability of its financial statements, which could result in a decline in the Company’s stock price.

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In addition to potential dilution associated with future fundraising transactions, we currently have significant numbers of securities outstanding that are convertible into or exercisable for our Common Stock, which could result in significant additional dilution and downward pressure on our stock price.

The issuance of these shares in the future would result in significant dilution to our current stockholders and could adversely affect the price of our Common Stock and the terms on which we could raise additional capital. In addition, the issuance and subsequent trading of shares could cause the supply of our Common Stock available for purchase in the market to exceed the purchase demand for our Common Stock. Such supply in excess of demand could cause the market price of our Common Stock to decline.

Actual and beneficial ownership of large quantities of our Common Stock and certain Preferred Stock by our executive officers and directors may substantially reduce the influence of other stockholders.

As a result, such persons may have the ability to exercise enhanced control and influence over the approval process for actions that require stockholder approval, including the approval of mergers, sales of assets or other significant corporate transactions or other matters submitted for stockholder approval. Furthermore, at certain times the interests of our substantial stockholders may conflict with the interests of our other stockholders.

If we are unsuccessful in raising the required capital or building or contracting for commercial sales and marketing capabilities in the United States, our revenues from any future products will be adversely affected.

We currently have no capabilities or experience in the selling, marketing or commercial distribution of medical device products. We currently have product candidates that are ultimately approved for marketing, and would need to hire and develop an internal sales and marketing organization and/or outsource these functions to one or more third parties.

We may be unable to secure the required capital or be unable to establish sufficient marketing, sales and distribution capabilities necessary to successfully inventory, commercialize and gain market acceptance for any of our product candidates. In addition, co-promotion or other marketing arrangements with third parties to commercialize product candidates could significantly limit the revenues we recognize from such product candidates, and these third parties may fail to commercialize the product candidates successfully.

Factors outside the Company's control could require us to record an asset impairment of goodwill.

We are required to analyze goodwill and other intangible assets for impairment. Factors out of the Company's control, including, but not limited to the economic environment, market capitalization, federal and local government regulations and anticipated cash flows of the Company could require us to record an impairment charge for goodwill. The accounting guidance establishes a method of testing goodwill for impairment on an annual basis, or on an interim basis if an event occurs that would reduce the fair value of a reporting unit or an indefinite-lived intangible asset below its carrying value. If an impairment is found to exist, we will be required to record a non-cash asset impairment charge which could be significant.

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ITEM 2.  FINANCIAL INFORMATION

Management’s discussion and analysis of financial condition and results of operations.

Company Overview

The Company is a medical device and healthcare support and services company. The Company provides physician practice development, support and administration services for physician facilities and practices with a focus on vascular disorders. With extensive collective experience and a comprehensive suite of administration services and support, the Company assists the physician and his practice in creating environments in which essential vascular access care is provided effectively and efficiently, with optimal outcomes for both the physician and the patient. The Company develops and supports physician practices and locations specializing in the diagnosis and treatment of PAD of the lower extremities. PAD is a condition that develops when the arteries that supply blood to the internal organs, arms and legs become completely or partially blocked as a result of atherosclerosis.. In addition, the Company provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch. The Company is currently launching its medical equipment and device business. The Company will focus on forming strategic alliances and partnerships with medical device companies that provide innovative and revolutionary medical devices that utilize cutting edge technology and are cost effective and approved by the FDA. The devices that the Company plans to distribute are mainly focused on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes. All of the products that the Company plans to distribute have obtained necessary approvals and certifications and are reimbursable under current medical procedure billing codes. The marketplace for the Company’s products and services continues to be high quality physician offices, practices and facility locations with competent and caring doctors and staff.

Current Operations and Recent Developments

The Company is currently launching its medical equipment and device business. This business focuses on strategic alliances and partnerships with medical device companies that provide innovative and revolutionary medical devices that utilize cutting edge technology, are cost effective, and FDA approved. Devices the Company elects to distribute are focused on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes for patients. All of the products that the Company distributes have obtained necessary approvals and certifications and are reimbursable under current medical procedure billing codes.

On February 1, 2013, the Company entered into an exclusive nationwide distribution agreement with CDx Diagnostics Inc. for an oral cancer biopsy test. The patented and proprietary oral swab diagnostic platform consists of a unique tissue sampling method combined with computer-assisted laboratory tissue analysis which can identify precancerous epithelial cells that cannot be practically found by any other means. The oral swab provides the physician or dentist with its patented tissue sampling instruments that are used to painlessly and non-invasively obtain complete tissue samples from the epithelium of the mouth and throat in order to test for the presence of precancerous changes. The oral swab brush biopsy instrument for testing of the mouth is handheld. All necessary FDA, EU and other regulatory approvals required to launch the oral swab product worldwide have already been obtained. Oral swab testing provides life-saving potential benefits to the patient without increasing health-care costs. All oral swab laboratory tissue analysis procedures are reimbursed under existing, long-standing laboratory procedure billing codes and fee schedules, and, as such, are considered a covered benefit by virtually all government and private medical insurance. Portions of the distribution agreement with CDx Diagnostics Inc. have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

On May 1, 2013, the Company entered into a distribution agreement with Atossa Genetics Inc. for a breast health test and collection kit (“ForeCYTE Breast Health Test”). The ForeCYTE Breast Health Test provides a cytopathological approach for identifying breast cancer risk:

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● Nipple Aspirate Fluid (“NAF”) collected with FDA-cleared, patented MASCT® non-invasive biopsy instrument

● Patented Lab Development Test (“LDT”) uses five biomarkers of hyperplasia and an additional marker of sample integrity to help evaluate NAF

● 99% of samples sent to the laboratory provide clinically useful results

● Rule out atypical hyperplasia at the gynecological visit

● Simple to collect using a non-invasive breast pump biopsy device

The ForeCYTE Breast Health Test provides women age 18-73 objective and personalized information to improve their breast health, using a cellular diagnostic risk assessment tool. The ForeCYTE Breast Health Test uses no radiation and helps define the biology of breast cancer and hyperplasia. Portions of the distribution agreement with Atossa Genetics Inc. have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

On May 1, 2013, the Company entered into an exclusive distribution agreement with Heart Smart Inc. for a heart health test and assessment device (“VasoScan”). VasoScan is designed to analyze the Autonomic Nervous System (ANS) function, Stress and Peripheral Blood Circulation. It provides objective data to help assess disorders such as depression, anxiety, sleep disorders, poor concentration, mental/physical stress degree, chronic fatigue and blood circulation. The VasoScan product provides; early detection of arterial wall elasticity and determination of biological arterial age in less than 5 minutes, easy to use, non-operator dependent software, monitors effectiveness of therapeutic intervention, monitors arterial wall response to lifestyle changes / reduction of cardiovascular risk factors, non-invasive – uses a LED/Photodiode finger probe sensor, FDA cleared, light weight and portable (1.5 lbs), user friendly, color printout data sheet and affordable pricing. Portions of the distribution agreement with Heart Smart Inc. have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

On June 18, 2013, the Company entered into an exclusive distribution agreement with eWellness Corporation for distance monitored physical therapy programs. Distance monitored physical therapy programs (“DMpt”) are easy to use physical therapy programs that are critical elements in reducing the effects of diabetes and cardiovascular disease and have the potential to dramatically reduce the overall healthcare expenditures associated with these diseases. The DMpt programs are complete and comprehensive programs that include patient evaluation and testing, exercise intervention and exercise demonstration, all based around on-line program monitoring and follow-up, yielding the most beneficial exercise prescription in achieving optimal patient outcomes and results. A DMpt program is also better able to motivate all patient types to stay consistent in working toward their health and wellness goals.  The programs will also include a trackable physical therapy element along with reachable patient program goals. Portions of the distribution agreement with eWellness Corporation have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

The Company is also currently negotiating a Memorandum of Understanding and formal proposal with a nationwide distribution and fulfillment company to facilitate the Company’s primary product support and distribution operations incorporating fulfillment, warehousing and distribution services for its medical devices and products including, but not limited to all receiving, storage, warehouse management, order processing, technology, system integration and supply chain strategies.

The Company is expanding our physician practice administration and support business. This business offers physician practice development, support and administration services for physician facilities and practices with a focus on vascular disorders. With extensive collective experience and a comprehensive suite of administration services and support, this group assists the physician and his practice in creating environments in which essential vascular access care is provided effectively and efficiently, with optimal outcomes for both the physician and the patient.

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In January 2013, the Company’s New Jersey physician practice management location under contract became fully operational and up and running. The location was secured by a lease commencing November 15, 2012 for an initial term of sixty months.

The Company has also entered into an agreement for space with a premier surgical facility in New York City as an additional physician practice location under management commencing in June 2013 with an initial term of twenty-four months. This practice location is fully operational in July 2013.

Critical Accounting Policies and Estimates: Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an ongoing basis, we evaluate these estimates and judgments, including those described below. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances. These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results and experiences may differ materially from these estimates.

While our significant accounting policies are more fully described in our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we use in the preparation of our financial statements.

Convertible Instruments: The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method. This will result in notes payable being presented as a current liability for the current portion of notes payable net of discounts and original issue discounts and a non-current liability for notes payable net of discounts, original issue discounts and current portion.

Derivative Financial Instruments: The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Revenue Recognition: The Company will generate revenue from sales as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

The Company provides healthcare support services which are recognized when the services have been rendered. The management, administration and support services are rendered to healthcare centers and physician practices. Millennium Vascular Management companies offer practice management and administrative services to physicians who specialize in Peripheral Arterial Disease (PAD) under physician employment agreements with medical PCs that are under management and administrative services agreements. These management companies are not in themselves providers of direct or indirect medical services or treatments to patients. The management companies’ business models are designed to offer services and support to contracted medical practices which provide medical treatment to patients. Practice management and administrative services typically include operations management, IT support, billing and collections, credentialing and coding, and other support functions. Management fees generated from providing practice management and administrative services to physician practices are recognized as earned typically based upon cash collections generated by the practices. The Company can negotiate these management fees every six months, however there is no guarantee to the success of negotiations nor the payment of fees.

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Goodwill: Goodwill and Other Intangible Assets—Under ASC No. 350, “Intangibles—Goodwill and Other” (“ASC 350”), goodwill and indefinite lived intangible assets are not amortized but are reviewed annually for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives are amortized over their estimated useful lives and are subject to the provisions of ASC No. 360, “Property, Plant and Equipment” (“ASC 360”).

Goodwill impairment is tested at least annually or when factors indicate potential impairment using a two-step process that begins with an estimation of the fair value of each reporting unit. Step 1 is a screen for potential impairment pursuant to which the estimated fair value of each reporting unit is compared to its carrying value. The Company estimates the fair values of each reporting unit by a combination of (i) estimation of the discounted cash flows of each of the reporting units based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and margins multiples of public companies in similar markets (the market approach). If there is a deficiency (the estimated fair value of a reporting unit is less than its carrying value), a Step 2 test is required.

Stock-Based Compensation: In 2006, the Company adopted the provisions of ASC 718-10 “Share Based Payments” for its year ended November 30, 2008. The adoption of this principle had no effect on the Company’s operations.

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values.

The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “ Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

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Results of Operations

Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012

As of September 30, 2013 and for the three months ended September 30, 2013 and 2012, the Company operates in three segments as well as separately identifying the corporate overhead costs. The segments are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment.

The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company’s chief operating decision-maker is considered to be the Company’s chief financial officer (“CFO”).

For the three months ended September 30, 2013, the Company had total revenue and gross profit of $488,959 as compared to total revenue of $474,424 for the three months ended September 30, 2012. Revenue and gross profit increased $14,535 or approximately 3% primarily attributable to general increases in service revenue from physician practice administration and support and in service revenue from medical coding and billing and call answering and emergency dispatch services performed.

Since medical device sales have not commenced yet, and a deposit only on inventory of devices the Company intends to distribute was recorded, no corresponding inventory, or cost of goods sold were recorded for the three months ended September 30, 2013.

General and administrative expenses increased to $4,287.093 from $823,945, or $3,463,148. The increase is primarily attributable to an increase in common stock issued for consulting and other expenses, increased , salaries and wages, and other minor increases, net.

Depreciation and amortization expenses for the three months ended September 30, 2013 of $192,069 increased $1,979 from $190,630 from the three months ended September 30, 2012 related to the capital expenditures the Company acquired.

No credit for income taxes was recorded due to a 100% valuation allowance relating to net operating loss carryforwards.

Net other (loss) was $260,160 for the three months ended September 30, 2013 compared to income of $13,430 for the three months ended September 30, 2012, an increase of $273,590. The net other (loss) in 2013 is comprised of interest expense of $700,731, offset by a change in the fair value adjustment related to the derivative liability of $440,571. Other income in 2012 consisted of interest income.

The net loss of the three months ended September 30, 2013 was $4,275,619 compared to the net loss of $559,721 for the three months ended September 30, 2012. The Company had a loss earnings per weighted common shares outstanding of $.10 for the three months ended September 30, 2013 compared to a loss per weighted common shares outstanding of $.03 for the three months ended September 30, 2012.

Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012

As of September 30, 2013 and for the nine months ended September 30, 2013 and 2012, the Company operates in three segments as well as separately identifying the corporate overhead costs. The segments are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment.

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The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company’s chief operating decision-maker is considered to be the Company’s CFO.

September 30, 2013	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$115,282	$-	$1,367,824	$-	$1,483,106

Total Cost of Revenues	-	-	-	-	-

Gross Profit (Loss)	115,282	-	1,367,824	-	1,483,106

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	197,822	159,717	433,093	5,857,384	6,648,016
Depreciation and Amortization	233,516	-	3,289	3,39,401	576,206
Other (Income) Loss	-	-		(634)	(634)

Net Income (Loss) Applicable to Common Shares	$(316,056)	$(159,717)	$931,442	$(6,196,151)	$(5,740,481)

September 30, 2012	Coding	Device		Vascular	Corporate	Total

Segmented Operating Revenues	$188,011		$-	$940,000	$30,500	$1,158,511

Total Cost of Revenues	-		-	-	-	-

Gross Profit (Loss)	188,011		-	940,000	30,500	1,158,511

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	301,713		-	491,483	1,184,692	1,977,889
Depreciation and Amortization			-		570,338	570,338
Other (Income) Loss			-		3,90140	3,901,410

Net Income (Loss) Applicable to Common Shares	$(113,702)	$	(-)	$448,517	$(5,625,940)	$(5,291,125)

For the nine months ended September 30, 2013, the Company had total revenue and gross profit of $1,483,106, consisting of $1,367,824 in service revenue from physician practice administration and support for three facility locations, two in New York and one in New Jersey and $115,282 in service revenue from medical coding and billing and call answering and emergency dispatch services performed. For the nine months ended September 30, 2012, the Company had total revenue of $1,158,511. Revenue and gross profit increased $324,595 or approximately 28% year over year due to the addition of one facility in New Jersey and one facility in New York for physician practice management.

Since medical device sales have not commenced yet, and a deposit only on inventory of devices the Company intends to distribute was recorded, no corresponding inventory, or cost of goods sold were recorded for the nine months ended September 30, 2013.

General and administrative expenses increased to $6,648,016 from $1,977,888, or $4,670,128. Common stock issued for consulting and other expenses increased $3,754,272 , salaries and wages increased $$79,326 due to added management personnel for the practice management for vascular services as well as commencement of the medical device business, professional fees increased by $358,951 due to expenses related to loan closings, medical supplies increased by $166,169 due to operating more facilities and other minor increases.

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Depreciation and amortization expenses for the nine months ended September 30, 2013 of $576,206 increased $5,868 from $570,388.

Net other income (loss) was $91,948 for the nine months ended September 30, 2013 compared to ($3,835,410) for the nine months ended September 30, 2012, an increase in income of $3,927,358. The net other income (loss) is comprised of interest expense, amortization of debt discount and the fair value adjustment related to the derivative liability. The increase in the net other income (loss) is primarily due to the a decrease in the fair value of the derivative liability for the nine months ended September 30, 2013 of $2,620,883 offset by interest expense of $2,528,935.

No credit for income taxes was recorded due to a 100% valuation allowance relating to net operating loss carryforwards.

The net loss of the nine months ended September 30, 2013 was $5,740,482 compared to the net loss of $5,291,127 for the nine months ended September 30, 2012. The Company had a loss per weighted common shares outstanding of $.13 for the nine months ended September 30, 2013 compared to $.27 for the nine months ended September 30, 2012.

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Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

As of December 31, 2012 (restated) and for the year ended December 31, 2012 (restated), the Company operates in three segments as well as separately identifying the corporate overhead costs. The segments for 2012 are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment. In 2011, there was only one segment and thus, no segment reporting was necessary.

The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company’s chief operating decision-maker is considered to be the Company’s CFO.

The CFO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions where appropriate for purposes of making operating decisions and assessing financial performance. The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.

	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$242,034	$-	$1,444,000	$-	$1,686,034

Total Cost of Revenues	-	-	-	-	-

Gross Profit (Loss)	242,034	-	1,444,000	-	1,686,034

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	397,539	6,283	805,927	11,516,709	12,726,458

Depreciation and Amortization	311,354	-	563	449,719	761,636

Other (Income) Loss	894		211	6,149,191	6,150,296

Net Income (Loss) Applicable to Common Shares	$(467,753)	$(6,283)	$637,299	$(18,115,619)	$(17,952,356)

25

For the year ended December 31, 2012, the Company had total revenue and gross profit of $1,686,034, consisting of $1,444,000 in service revenue from physician practice administration and support and $242,034 in service revenue from medical coding and billing and call answering and emergency dispatch services performed. For the year ended December 31, 2011, the Company had total revenue of $225,407. Revenue and gross profit increased $1,460,627 or 603.5% due to the addition of one-site for the physician practice management as well as a full year of revenue recorded for the other site.

The changes in the Company’s operating expenses from December 31, 2012 to December 31, 2011 are as follows:

	Years Ended December 31
	2012	2011	$ Change	% Change
Payroll	$211,520	$-	$211,520	100.0
Professional fees	1,141,949	461,417	680,532	147.5
Consulting for stock	9,894,375	75,912	9,818,463	12,934.0
Accounting	30,000	13,375	16,625	100.0
Legal	429,496	244,209	185,287	75.9
Rent	119,418	30,788	88,630	287.9
Insurance	84,433	21,177	63,256	298.7
Telephone	43,249	32,211	11,038	34.3
Travel, meals and entertainment	101,337	82,052	19,285	23.5
Office, medical supplies and other	670,681	97,475	573,206	588.1
Depreciation and amortization	761,636	278,466	483,170	173.5
Total	$13,488,094	$1,337,082	$12,151,012	908.8

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Payroll, consulting, professional and related expenses consisted of: $11,707,340 in consulting and professional expenses in the year ended December 31, 2012 compared to $794,913 in the year ended December 31, 2011, an increase of $10,912,427 or 1,372.8%. The increase is the result of added management personnel due to the increase in physician practice management for vascular services, as well as the commencement of our device services and the issuance of common stock for professional services; $211,520 in payroll and related tax expenses in the year ended December 31, 2012 compared to $0 for the year ended December 31, 2011, an increase of $211,520 or 100%. The increase is the result of the added physician practice management services; $1,141,949 for the year ended December 31, 2012 compared to $461,417 for the year ended December 31, 2011, an increase of $680,532 or 147.5% for professional fees and consulting fees related to the practice management business; $9,894,375 for the year ended December 31, 2012 compared to $75,912 for the year ended December 31, 2011, an increase of $9,818,463 or 12,934.0% for services incurred for shares of common stock for professional services; $30,000 in accounting expenses for the year ended December 31, 2012 compared to $13,375 for the year ended December 31, 2011, an increase of $16,625 or 100%. The change is the result of compliance with SEC requirements to become fully reporting in accordance with those regulations; and $429,496 in legal expenses for the year ended December 31, 2012 compared to $244,209 for the year ended December 31, 2011, an increase of $185,287 or 75.9%. The increase relates to the added legal services for the related debt financings the Company has incurred.

Rent expense for the year ended December 31, 2012 was $119,418 compared to $30,788 for the year ended December 31, 2011, an increase of $88,630 or 287.9%. The increase was the result of the expenses related to the corporate headquarters in Garden City, NY as well as the additional location for the physician practice management services.

General and administrative expenses consisted of: $84,433 in insurance expense for the year ended December 31, 2012 compared to $21,177 for the year ended December 31, 2011, an increase of $63,256 or 298.7%, The increase was due to expanding coverage for our device division as well as physician practice management division for vascular services; $43,249 in telephone and telecommunication expense for the year ended December 31, 2012 compared to $32,211 for the year ended December 31, 2011, an increase of $11,038 or 34.3%. These costs increased moderately due to typical cost of living increases and additional locations; $101,337 in travel, entertainment, meals and related expenses for the year ended December 31, 2012 compared to $82,052 for the year ended December 31, 2011, an increase of $19,285 or 23.5%, The increase is due to the opening of an additional location for vascular management during 2012; and $670,681 in medical supplies, office and information technology expense for the year ended December 31, 2012 compared to $97,475 for the year ended December 31, 2011, an increase of $573,206 or 588.1%. These costs increased due to the opening of an additional location and the purchase of medical supplies for both locations.

Depreciation and amortization expenses for the year ended December 31, 2012 of $761,636 increased $483,170 from $278,466 or 173.5% from the year ended December 31, 2011 related to the capital expenditures the Company acquired as well as a full year of depreciation and amortization in 2012 compared to a partial year in 2011.

Net other income (loss) was ($6,051,296) for the year ended December 31, 2012 compared to ($473,935), an increase of $5,577,361 or 1,176.8%. The net other income (loss) is comprised of interest expense, amortization of debt discount and the fair value adjustment related to the derivative liability. The increase in the net other income (loss) is primarily due to the recognition of the derivative liability at fair value during 2012.

The Company had preferred stock dividends of $99,000 in the year ended December 31, 2012 and $0 in the year ended December 31, 2011. The dividends commenced accrual at April 1, 2012.

The net loss of the year ended December 31, 2012 was ($17,952,356) compared to the net loss of ($1,585,610) for the year ended December 31, 2011. The Company had a loss per weighted common shares outstanding of ($.904) for the year ended December 31, 2012 compared to ($.14) for the year ended December 31, 2011.

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Liquidity and Capital Resources

We have a history of operating losses as we have focused our efforts on raising capital and building our physician practice administration business and launching our medical device business. The report of our independent auditors issued on our consolidated financial statements as of and for the nine months ending September 30, 2013 as well as for the years ended December 31, 2012 and 2011 expresses substantial doubt about our ability to continue as a going concern. In 2012, we were successful in raising net proceeds of $693,500 through private placements and $1,270,000 through debt financing in order to fund the development and growth of our operations. During the first three quarters of 2013, we were successful in raising net proceeds of $1,025,000 through debt financing in order to fund the development and growth of our operations. Such financing will result in notes payable being presented as a current liability for the current portion of notes payable net of discounts and original issue discounts and a non-current liability for notes payable net of discounts, original issue discounts and current portion.

Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

The following table presents a summary of our net cash provided by (used in) operating, investing and financing activities for September 30, 2013 and 2012:

	Nine Months Ended September 30
	2013	2012
Net cash used in operating activities	$(983,070)	$(1,046,548)
Net cash provided by (used) in investing activities	-	(44,623)
Net cash provided by financing activities	902,000	1,064,500
Net increase (decrease) in cash	$(81,070)	$73,329

Cash flows for the nine months ended September 30, 2013 compared to September 30, 2012: For the nine months ended September 30, 2013, we incurred a net loss of $5,749,482. Net cash used in operating activities was $983,070, net cash provided by/used in investing activities was $0 and net cash provided by financing activities was $902,000. During the nine months ended September 30, 2013 we paid $300,000 in prepaid expenses for our medical device operations and had a net increase in accounts receivable of $543,618 for our physician practice administration operations along with $1,025,000 in net proceeds from debt financings and $128,000 in repayments on debt financing that we previously secured. The Company had only $427,606 in cash losses during the period as the non-cash expenditures comprised a significant amount of the net loss for the nine months ended September 30, 2013.

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For the nine months ended September 30, 2012, we incurred a net loss of $5,291,124. Net cash used in operating activities was $1,046,576, net cash used in investing activities was $44,623 and net cash provided by financing activities was $1,064,500. During the nine months ended September 30, 2012 we incurred $44,623 of expenditures for furniture and equipment for our corporate headquarters and our physician practice administration operations along with $693,500 in net proceeds from the sales of common and preferred stock and $471,000 in net proceeds from debt financings.

Working Capital Information - The following table presents a summary of our working capital at the end of each period:

	(unaudited)
Category	September 30, 2013	December 31, 2012
Cash	$46,079	$127,149

Current assets	2,217,977	1,383,538
Current liabilities	7,530,863	9,540,176
Working capital (deficit)	$(5,312,886)	$(8,156,638)

As of September 30, 2013, the Company had a working capital deficit of $5,312,886, compared to $8,156,638 at December 31, 2012, or a decrease in working capital deficit of $2,843,752. As of September 30, 2013, the Company had cash and cash equivalents of $46,079 as compared to $127,149 on December 31, 2012. The decrease in cash of $125,493 is the net result of our operating, investing and financing activities outlined above. For 2013, current assets increased $834,439 due to increases of $543,618 in accounts receivable as a result of services provided at the New Brunswick location which was in full operation during this nine month period and services provided at the New York City location which was in full operation for approximately four months during this nine month period for our practice management services and $371,890 in prepaid expenses related to the initial payment for medical devices in February 2013. Current liabilities decreased $2,009,313 with specific decreases in liabilities of $3,105,300 in a liability for common stock to be issued recorded in 2012,; increases in notes payable of $562,807 and increases in the fair value of the derivative liability related to the warrants issued with the notes payable of $79,340.

As of the date of this Registration Statement, we have the following notes outstanding. As of September 30, 2013, the aggregate amount owed on the notes is $2,517,607.

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Note Amount as of 9/30/13 ($)	Term	Maturity Date Acceleration	Conversion Rights	Security	Other	Interest Rate

4,000	Due on demand	None	None	None		18%
46,000	Due on demand	None	None	None		18%
15,000	Due on demand	None	None	None		18%
200,407	12/15/2013	None	Voluntary conversion at 15% Discount to market price	First Position on all Assets		12%
110,000	Due on demand	None	None	None		5%
20,000	Due on demand	None	None	None		5%
630,000	9/30/2014	Any new financing	Upon default, conversion at the lower of 50% of 20 day average bid price prior to default or lowest effective conversion price applicable to any security issued.	None	t	Original Issue Discount $130,000
62,000	9/30/2014	Equity or convertible notes qualified offering $1 million	Upon default, conversion at the lower of 50% of 20 day average bid price prior to default or lowest effective conversion price applicable to any security issued.	None		Original Issue Discount $12,000
62,500	2/25/2014	None	None	None		Original Issue Discount $12,500
62,500	2/29/14	Equity or convertible notes qualified offering $1 million	Voluntary conversion at 10% Discount of any qualified offering at $1 million	None	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $12,500
20,000	3/11/2014	Equity or convertible notes qualified offering	Voluntary conversion at 10% Discount of any qualified offering at $1 million	None	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	None
630,000	9/30/2014	Qualified offering equity or debt	Upon default, conversion at the lower of 50% of 20 day average bid price prior to default or lowest effective conversion price applicable to any security issued.	2nd Position		Original Issue Discount $130,000
100,000	4/15/2014	None	None	None		18%
25,000	Due on demand	None	None	None		5%
25,000	Due on demand	None	None	None		5%
20,000	Due on demand	None	None	None		5%
15,000	Due on demand	None	None	None		5%
18,900	6/21/2014	Equity or convertible notes qualified offering $1.5 million	Voluntary conversion at 10% Discount of any qualified offering at $1.5 million	Security Agreement	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $3,900
6,300	6/21/2014	Equity or convertible notes qualified offering $1.5 million	Voluntary conversion at 10% Discount of any qualified offering at $1.5 million	Security Agreement	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $1,300
12,600	6/21/2014	Equity or convertible notes qualified offering $1.5 million	Voluntary conversion at 10% Discount of any qualified offering at $1.5 million	Security Agreement	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $2,600
157,500	6/21/2014	Equity or convertible notes qualified offering $1.5 million	Voluntary conversion at 10% Discount of any qualified offering at $1.5 million	None	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $32,500
18,000	Due on demand	None	None	None		5%
31,500	7/18/2014	Equity or convertible notes qualified offering $1.5 million	Voluntary conversion at 10% Discount of any qualified offering at $1.5 million	None	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $6,500
63,000	7/27/2014	None	None	None		Original Issue Discount $13,000
50,400	7/27/2014	Equity or convertible notes qualified offering $1.5 million	Voluntary conversion at 10% Discount of any qualified offering at $1.5 million	None	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $10,400
31,500	7/28/2014	Equity or convertible notes qualified offering $1.5 million	Voluntary conversion at 10% Discount of any qualified offering at $1.5 million	None	Upon default, convertible into common stock at 50% discount to the 30 day average closing price.	Original Issue Discount $6,500
4,500	Due on demand	None	None	None		5%
30,000	Due on demand	None	None	None		5%
25,000	Due on demand	None	None	None		5%
21,000	Due on demand	None	None	None		5%

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Funding Requirements: We expect to incur substantial expenses and generate ongoing operating losses for the foreseeable future as we prepare for the scale-up of inventory and ongoing development and launch of our medical equipment and device business, grow the existing base of our physician practice administration and support business and further expand this business into additional facilities and locations. If we are unable to raise an adequate amount of capital, however, we could be forced to curtail or cease operations. Our future capital uses and requirements depend on numerous forward-looking factors. These factors include the following:

-the time and expense needed to complete the procurement of inventory and successful launch of the medical equipment and device business;

-the expense associated with building a network of independent sales representatives to market the devices selected for distribution;

-the degree and speed of patient and physician acceptance of these devices and products and the degree to which third-party payors approve and pay for reimbursement; and

-the time and expense needed to complete the securing of additional days at existing location under contract and/or the securing of additional new physician practice facilities and locations under contract for our practice administration and support business.

.Our revenue generating activities during 2013 continue to be from physician practice management services as we launch our medical device business.. During 2013, we entered into several distribution agreements to launch our medical device division which we anticipate sales to commence in the later part of the fourth quarter of 2013. We have yet to achieve profitability as a result of the Company’s non-operating expenses, and the issuance of shares of our common stock to third parties for various services rendered. As we grow, the use of our common stock as currency will decline when our cash availability grows.

The Company plans to meet its current and future obligations through various means. Under our existing physician practice administration business, the Company is working with existing physicians and their practices and plans to increase the number of operating days of their current practices. This is a natural progression of growth for physicians practice locations and utilizes existing physician facility locations already established, operating and under management. Additionally, the Company also plans to grow the number of physician practice locations it currently administers. Through controlled and strategic expansion, the Company plans to expand its existing foundation of physician locations it supports through medical PC and anchor physician credentialing, location and securing of commercial space and the recruitment of medical PC healthcare personnel.

The Company is also currently launching its medical equipment and device business. The Company has formed strategic alliances and partnerships with medical device companies for exclusive and non-exclusive US distribution. The devices that the Company plans to distribute are mainly focused on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes. The marketplace for the Company’s products and services continues to be high quality physician offices, practices and facility locations with competent and caring doctors and staff. Finally, although not specifically determined at this time, the company intends to continue to investigate and pursue options and methods of raising capital to meet its financing needs and financial goals.

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The Company currently does not have any available sources of funding. Although not specifically determined at this time, the company intends to continue to investigate and pursue options and methods of raising capital to meet its financing needs and financial goals, however can give no assurance as to our ability to raise and secure such funding.

In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities or by selling debt securities, if convertible, further dilution to our existing stockholders would result. To the extent our capital resources are insufficient to meet our future capital requirements, we will need to finance our future cash needs through public or private equity offerings, collaboration agreements, debt financings or licensing arrangements.

If adequate funds are not available, we may be required to terminate, significantly modify or delay the development and launch of our businesses, reduce our planned commercialization efforts, or obtain funds through means that may require us to relinquish certain rights that we might otherwise seek to protect and retain. Further, we may elect to raise additional funds even before we need them if we believe the conditions for raising capital are favorable.

Recent Accounting Pronouncements: The Company has adopted all recently issued accounting pronouncements that management believes to be applicable to the Company. The adoption of these accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

Jumpstart Our Business Startups Act of 2012: The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. Our decision to opt out of the extended transition period under the JOBS Act is irrevocable.

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ITEM 3.  DESCRIPTION OF PROPERTY

The Company leases approximately 7,500 square feet in Garden City, New York. All management activities of the Company are conducted out of this location. The lease term expires on December 31, 2023, and has an annual rent of approximately $ 169,143 for the year ended December 31, 2013.  The Company believes this facility is adequate to meet its current and future operating needs.

The Company, on behalf of one of its operating subsidiary, leases approximately 2,900 square feet in New Brunswick, New Jersey commencing on November 15, 2012 for an initial term of sixty months. The annual rent is approximately $64,080 for the year ended December 31, 2013.  The subsidiary utilizes the space for its client and anticipates a minimum of 1 day per week for the current year.

One of the Company’s subsidiaries leases approximately 1,800 square feet in New York, New York commencing in June 2013 for an initial term of twenty-four months. The Company has two options to renew the term of the lease for twelve months each. The lease has an estimated annual rent of approximately $140,000 for the year ended December 31, 2013. The subsidiary utilizes the space for its client and anticipates a minimum of 1 day per week for the current year.

The Company, on behalf of one of its operating subsidiaries, leases certain office space in Garden City, New York commencing on October 1, 2013 for an initial term of sixty months. The Company can renew the lease for two additional twelve month terms. The annual rent is approximately $24,000 for the year ended December 31, 2013.  The subsidiary utilizes the space for its client and anticipates a minimum of 1 day per week for the current year.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of December 4, 2013, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding common stock.

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Name and Address	Number of Shares Beneficially Owned	Percentage of Outstanding shares owned
Dominick Sartorio	6,000,000	11.80%
Christopher Amandola	6,000,000	11.80%
Anthony Urbano	6,000,000	11.80%
David Perry	600,000	1.1%
Edward Joyce	500,000	0.59%
Marc Pergament	250,000	0.5%
All directors and executive officers as a group (6 persons)	19,350,000	35.45%

(1) In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on December 4, 2013, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on December 4, 2013 (54,587,172), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options,. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and officers

As of December 4, 2013, the executive officers and directors of the Company were as follows:

Name	Date of Appointment	Positions
Dominick Sartorio	June 7, 2011	Chief Executive Officer, Chairman
Christopher Amandola	June 8, 2011	President and Director
Anthony Urbano	June 6, 2011	Chief Financial Officer and Director
David Perry	January 17, 2012	President of Millennium Vascular Management Group Inc.
Edward Joyce	August 6, 2012, March 4, 2013	President of Millennium Medical Devices LLC and Director
Marc Pergament	August 13,2012	Director

Biographies

The following are brief biographies of the officers and directors:

Dominick Sartorio , Age 47, from 2011 to Present served as Chief Executive Officer of Millennium Healthcare Inc. From 2010 to 2011 Mr. Sartorio served as Chief executive Officer of Millennium Healthcare Solutions Inc. From 2008 until 2010 Mr. Sartorio served as Director of New Business for a Wall Street management consulting firm creating and implementing initiatives for client companies’ worth up to $550 million in annual sales. During this tenure, Mr. Sartorio was placed as acting CEO of a global technology firm, directing the research and development process, patent approval, product launch, and the negotiation of sales agreements. Prior, Mr. Sartorio co-founded a manufacturing and distribution company maintaining global reach in numerous industries such as medical, chemical and emerging technology markets. Mr. Sartorio has attended the Bachelor of Sciences Program at Farmingdale University. He also has earned an Associates in Electronic Engineering from The Wilson Technological Institute and holds various Certificates in Strategic Sales and Marketing.

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Christopher Amandola , Age 42, has more than 15 years of professional sales, sales management, senior management and entrepreneurial experience in the medical device arena. From 2011 to Present Mr. Amandola has served as President of Millennium Health Care Inc. From 2010 to 2011, Mr. Amandola served as President at Millennium Health Care Solutions Inc. Prior to joining Millennium Health Care Solutions, Mr. Amandola held territory sales management positions at Smith & Nephew Inc. from 2009 to 2010  Prior, Mr. Amandola has held positions at medical device companies including C.R. Bard Inc., Boston Scientific Corporation and Edwards Lice Sciences Inc. Mr. Amandola has experience and extensive knowledge in fields of Peripheral Vascular, Coronary, Gastroenterology, Wound Care and Infection Control. Mr. Amandola has earned a Bachelor of Arts degree from Western Connecticut State University.

Anthony Urbano , Age 43, has over 18 years of forensic and financial accounting, finance, administration, operational, sales/marketing budgets and projections, advisory and managerial experience in entrepreneurial and high-growth companies. His experience comes from a variety of industries including, manufacturing, distribution, small cap/start-ups, financial markets and financial data reporting, automotive, technology and media/entertainment. From 2011 to Present, Mr. Urbano has served as Chief Financial Officer for Millennium Healthcare Inc. From 2010 to 2011 Mr. Urbano has served as Chief Financial Officer for Millennium Healthcare Solutions Inc. Mr. Urbano has served as Managing Partner for a private management consulting firm specializing in creating and implementing capital raises, refinancing, restructuring and turnaround initiatives from 2008 to 2010. Prior, Mr. Urbano led the finance and administration initiatives for a highly successful manufacturing and distribution company maintaining a global presence in numerous industries such as medical, chemical and emerging technology markets. Mr. Urbano has provided strong executive leadership for companies including the management and direction of cash/profitability forecasting activities, budgeting, implementation of financial reporting structures, financial analyses, evaluation and recommendations of company information systems, sales and marketing initiatives, audit support, infrastructures, traditional and alternative financing, information technology, cost and debt reduction initiatives, restructuring and strategic planning. Mr. Urbano also has extensive experience in managing reporting, compliance and issue resolutions for government and regulatory bodies. He also has executed the planning, design and implementation of complete human resource/employee benefit and retirement initiatives, information technology infrastructures and corporate/commercial risk management. Mr. Urbano has earned a Bachelor of Science degree, Magna Cum Laude, from St. John’s University – College of Business Administration.

David Perry, Age 48, has over twenty years of success within the medical device arena. Starting with large corporations like Johnson& Johnson Inc., Pfizer Medical Technology Inc., and Boston Scientific Inc, Mr. Perry decided to bring his wealth of corporate sales experience to the start up world. He made significant contributions in executing the sale of Fox Hollow Technologies to EV3 Inc, the sale of Microvention to Terumo Inc., and bringing Cardiovascular Systems Inc. to the public market. His vast experience in sales, marketing, and management with the medical device field has translated well in assisting Millennium Health Care in all divisions. From 2012 to Present, Mr. Perry served as President of Millennium Vascular Management Group Inc. From 2009 to 2012, Mr. Perry served as Senior Sales Representative at Angioscore. Mr. Perry served as Executive Sales Representative for Cardiovascular Systems Inc. from 2007 to 2009. Mr. Perry has earned a Bachelor of Arts degree from the University of Maine and a Masters of Business Administration from the University of Maine.

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Edward Joyce, Age 45, is an accomplished medical device sales professional with over 18 years of experience in various sales and sales management roles.  From 2013 to Present Mr. Joyce served as President of Millennium Medical Devices LLC. From 2012 until 2013Mr. Joyce served as a Regional Manager with Gambro UF Solutions managing a team of both sales representatives and clinical sales representatives selling into the congestive heart failure space.  Within that period Mr. Joyce also served as National Sales Manager for Gambro UF Solutions. From 2011 until 2012, Mr. Joyce served as an Area Sales Director with Infraredx, a startup medical device company selling into the interventional cardiology space.  Mr. Joyce also spent 4 years as a Regional Sales Director with St. Jude Medical, a leading cardiology company. Mr. Joyce was responsible for a team comprised of 14 sales representatives calling on interventional cardiology, vascular surgery and interventional radiology. Mr. Joyce also worked for Edwards Lifesciences for nearly 6 years within their Vascular Therapies division in both a sales representative role and along with that Regional Manager and Area Manager roles.  Mr. Joyce’s first sales positions in medical sales consisted of 2 years with Bard Peripheral Technologies and 4 years with Sage Medical Products. Mr. Joyce earned a Bachelor of Science degree from William Patterson University.

Marc Pergament – Director serves as Partner of Weinberg, Gross & Pergament LLP. Mr. Pergament is a Long Island Chapter 7 Trustee and has been a panel trustee in the Eastern District of New York since 1990, where he is assigned cases filed in the Central Islip Bankruptcy Court. Mr. Pergament graduated from Brooklyn College in 1977 with a B.A. cum laude . He attended Rutgers University Law School, graduating in 1980. He is a founding partner of the Garden City law firm, Weinberg, Gross & Pergament LLP which was created in 1987. Prior to that, Mr. Pergament was a trial attorney for the United States Department of Justice, in their Antitrust Division, from 1980 to 1983. He was previously involved as a coordinator and treasurer for 13 years with the Notre Dame Catholic Youth Organization in Nassau County.

Family Relationships

There are no familial relationships among our officers and directors.

Involvement in Certain Legal Proceedings

In 2007, Mr. Sartorio, as CEO of the Marquee Group filed for corporate bankruptcy protection for its manufacturing and distribution subsidiaries/affiliates and personal bankruptcy protection due to the devastating impact of Hurricane Katrina on his manufacturing and distribution subsidiaries/affiliates.

Other than disclosed above, during the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Compliance with Section 16(a) of the Exchange Act

The Company does not have a class of equity securities registered under Sections 12(b) or 12(g) of the Exchange Act.  Accordingly, its directors, executive officers and 10% equity holders are not required to make filings under Section 16(a) of the Exchange Act.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee or Compensation Committee.  As the Company’s business expands, however, it will reassess this.

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Code of Ethics

The Company has adopted a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

ITEM 6.  EXECUTIVE COMPENSATION

The following table sets forth for the two years ended December 31, 2012 and 2011 the compensation awarded to, paid to, or earned by, the Company’s Chief Executive Officer and the Company’s other most highly compensated executive officers whose total compensation during the year ended December 31, 2012 exceeded $100,000.  Certain columns were excluded as the information was not applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Incentive Compensation ($) (1)	Option Awards ($) (2)	Total $
Dominick Sartorio	2012	225,000	0	0	0	225,000
	2011	130,000	0	0	0	130,000
Christopher Amandola	2012	180,000	0	825,000	0	1,005,000
	2011	130,000	0	0	0	130,000
Anthony Urbano	2012	180,000	0	0	0	180,000
	2011	130,000	0	0	0	130,000
Edward Joyce	2012	0	0	280,000	0	280,000
	2011	0	0	0	0	0
David Perry	2012	180,000	0	280,000	0	460,000
	2011	0	0	0	0	0
Marc Pergament	2012	0	0	350,000	0	350,000
	2011	0	0	0	0	0

(1) Represents the calculated costs of stock based compensation for financial reporting purposes. See consolidated financial statements and related notes which present the criteria established that were used to value all stock awards provided to management.

(2) Represents the compensation costs of stock options for financial reporting purposes under FASB ASC 718, rather than an amount paid to or realized by the above named executive officer.

Other than disclosed above, no other board members received compensation in any form for their services as board members.

Employment Agreements

On June 8, 2011, Millennium HealthCare Solutions, Inc. (“MHS”) entered into an employment agreement with Christopher Amandola (the “Amandola Employment Agreement”), whereby Mr. Amandola agreed to serve as the President of MHS, in consideration for an annual base salary of $130,000, a performance bonus of up to 200% of his base salary to be determined by the Board of Directors and a discretionary bonus to be determined by the Board of Directors. Additionally, under the terms of the Amandola Employment Agreement, MHS shall lease an automobile of up to a monthly lease amount of $500. Mr. Amandola shall also receive 500,000 shares of the Company’s common stock in the event that MHS merges with a public entity. The term of the Amandola Employment Agreement commences on the date of the Amandola Employment Agreement and ends when terminated by either party. The Amandola Employment Agreement was assumed by the Company on June 14, 2011.

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On January 9, 2012, the Company and Mr. Amadola entered into an addendum to the Amadola Employment Agreement pursuant to which, the annual base salary was raised to $180,000.

On June 7, 2011, MHS entered into an employment agreement with Dominick Sartorio (the “Sartorio Employment Agreement”), whereby Mr. Sartorio agreed to serve as the Chief Executive Officer of MHS, in consideration for an annual base salary of $130,000, a performance bonus of no less than 125% and no more than 200% of his base salary to be determined by the Board of Directors and a discretionary bonus to be determined by the Board of Directors. The Sartorio Employment Agreement was assumed by the Company on June 14, 2011.

On January 9, 2012, the Company and Mr. Sartorio entered into an addendum to the Sartorio Employment Agreement pursuant to which, the annual base salary was raised to $225,000.

On June 6, 2011, MHS entered into an employment agreement with Anthony Urbano (the “Urbano Employment Agreement”), whereby Mr. Urbano agreed to serve as the Chief Financial Officer of MHS, in consideration for an annual base salary of $130,000, a performance bonus of no less than 25% and no more than 200% of his base salary to be determined by the Board of Directors and a discretionary bonus to be determined by the Board of Directors. Additionally, under the terms of the Urbano Employment Agreement, MHS shall lease an automobile of up to a monthly lease amount of $850. The term of the Urbano Employment Agreement commences on upon completion of MHS’ first financing and ends when terminated by either party. The Urbano Employment Agreement was assumed by the Company on June 14, 2011.

On January 9, 2012, the Company and Mr. Urbano entered into an addendum to the Urbano Employment Agreement pursuant to which, the annual base salary was raised to $180,000.

Compensation Committee Interlocks

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director independence and related transactions:

On July 1, 2010, a change in control occurred when the new Company CEO purchased a company controlled by the former President of the Company in a private transaction. The former President of the Company sold his entire interest in the company and has resigned from all positions in July 2010.

In June 2011, the Company entered into an asset purchase agreement with Millennium HealthCare Solutions Inc. (“MHS”), whereby it purchased assets of MHS along with assets of its wholly-owned subsidiaries. An officer and director of the Company was formally a manager of one of the principal owners of MHS. This officer and director has been divested of his entire interest and ownership and has been relieved from all positions and responsibilities as a former owner of MHS. Additionally, one of the remaining principal owners of MHS has a familial relationship to one of the current officers and directors of the Company. Subsequent to the asset purchase in 2011, there have been no additional transactions between these parties.

The Company currently does, and may, from time to time, engage, consult, contract or hire family members and/or relations of current officers and/or directors of the Company. Such engagements generally are for specific roles and do not consist of any executive, officer or directorship responsibilities.

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ITEM 8.   LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Quotations for the common stock of the Company are included in the under the symbol “MHCC.” The following table sets forth for the respective periods indicated the prices of the common stock as quoted on the OTC Markets. Such prices are based on inter-dealer bid and ask prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

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Quarter Ended:	High Bid ($)	Low Bid ($)
March 31, 2011	$1.536	$0.16
June 30, 2011	$0.20	$0.64
September 30, 2011	$0.15	$3.04
December 31, 2011	$2.59	$1.10
March 31, 2012	$1.69	$1.11
June 30, 2012	$1.34	$1.10
September 30, 2012	$1.45	$1.05
December 31, 2012	$1.65	$0.55
March 31, 2013	$1.11	$0.55
June 30, 2013	$0.80	$0.35
September 30, 2013	$0.60	$0.25

As of December 4, 2013, there were approximately 112 holders of record of our common stock.

Since inception, no dividends have been paid on the common stock.  The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

Equity Compensation Plan Information

As of the date of this registration statement, the Company has no equity compensation plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

On June 14, 2011, the Company issued 7,000,000 shares of common stock in connection with an asset acquisition. The shares were issued in connection with the completed acquisition transaction. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 10, 2011, the Company issued 1,300,000 shares of common stock in connection with a membership interest acquisition. The shares were issued in connection with the completed acquisition transaction. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On October 16, 2011, the Company issued 662,500 shares of common stock to three individuals for services rendered pursuant to agreements with these individuals. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On October 21, 2011, the Company issued 150,000 shares of common stock to a professional services firm for services rendered. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

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On September 27, 2011, the Company sold 110,000 shares of common stock at $1.00 per share to three individuals who were all accredited investors as defined under Regulation D of the Securities Act for an aggregate amount of $110,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 25, 2011, the Company approved the issuance of 1,714,285 shares of common stock upon exercise of warrants issued in connection with certain Line of Credit Agreement. Additionally, a total of 2,000,000 shares were issued. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 19, 2012, the Company issued 2,000,000 shares of common stock upon exercise of warrants of holder of Series D Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Between October 1 and October 15, 2012, the Company issued 2,481,250 shares of common stock to certain consultants, advisory board members and employees for services rendered. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 18, 2012, the Company sold 40,000 shares of common stock at $1.00 per share to two individuals who were both accredited investors as defined under Regulation D of the Securities Act for an aggregate amount of $40,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 10, 2012, the Company sold 6,000 shares of common stock at approximately $0.83 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $5,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

 On August 22, 2012, the Company sold 175,000 shares of common stock at approximately $0.09 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $15,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 24, 2012, the Company sold 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On August 27, 2012, the Company sold 25,000 shares of common stock at $0.40 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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On September 10, 2012, the Company sold 40,000 shares of common stock at $0.40 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $16,000 in a private offering and 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 11, 2012, the Company sold 130,000 shares of common stock at $0.50 per share to six individuals who were all accredited investors as defined under Regulation D of the Securities Act for an aggregate amount of $65,000 in a private offering and 100,000 shares of common stock at $0.25 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $25,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 12, 2012, the Company sold 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On September 21, 2012, the Company sold 20,000 shares of common stock at $0.50 per share to an individual who was an accredited investor as defined under Regulation D of the Securities Act for an aggregate amount of $10,000 in a private offering. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 1, 2012, the Company issued 30,000 shares of common stock to a creditor in lieu of interest payment of $42,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 27, 2012, the Company issued 185,000 shares of restricted stock for services rendered to a professional services firm. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 29, 2013, the Company issued 20,175,000 shares of common shares to certain consultants, advisory board members and employees for services rendered. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 2, 2013, the Company issued 100,000 shares of restricted stock for services rendered to a professional services firm. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

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Between June 3 and June 19, 2013, the Company issued 400,000 shares of common stock to certain consultants for services rendered. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 3, 2013, the Company issued 200,000 shares of common stock to a consulting company for services rendered valued at $100,000 ($0.50 per share). The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 22, 2013, the Company issued 415,800 shares of common stock to a note holder for a restatement of the note valued at $207,900 ($0.50 per share). The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On August 19, 2013, the Company issued 250,000 shares of common stock to a consulting company for services rendered valued at $130,000 ($0.52 per share). The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On August 28, 2013, the Company issued 1,000,000 shares of common stock to a consulting company for services rendered valued at $460,000 ($0.46 per share). The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 4, 2013, Millennium ProComm Solutions Inc. (“ProComm”), a subsidiary of the Company entered into an asset purchase agreement with EJ Thompson Central Services Inc. (“EJ Thompson”), pursuant to which, ProComm acquired certain assets consisting of answering service customer accounts and EJ Thompson’s DID lightpath lines.  In consideration, ProComm agreed to pay $17,500.00 and deliver 175,000 restricted shares of the Company’s common stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

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Series A Preferred Stock

On June 14, 2011, the Company issued 100,000 shares of the Series A Preferred Stock. These shares are non-convertible, and have super voting rights of 200 to 1 versus the common stock. In April 2013, the Company issued an additional 100,000 shares of Series A Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Series B Preferred Stock

On October 25, 2011, the Company issued 276,667 shares of Series B Convertible Preferred Stock at a conversion price of $1.50 per share in repayment of outstanding balance under certain Line of Credit Agreement. The Series B Convertible Preferred Stock carries an annual interest rate of 7%. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Series D Preferred Stock

On March 30, 2012, the Company issued 110,000 shares of the Series D Preferred Stock in conversion of the outstanding Series B Preferred Stock and additional funds provided under a certain Line of Credit Agreement at a conversion price of $10.00 per preferred share. The Company further issued an additional 13,200 shares of Series D Preferred Stock to its holder in April 2013 for the payment of accrued dividends. The Series D shares are convertible without consideration into 30 shares of common stock for each preferred share at any time and convert automatically on April 1, 2014 as well as providing for an annual dividend of $1.20 per share per year. Additionally, the Series D shares provide for a detachable cashless warrant to purchase commons shares at a rate of 30 common shares at $.50 for each Series D preferred share. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Series E Preferred Stock

On June 1, 2013, the Company issued 126,280 shares of the Series E Preferred Stock in conversion of the outstanding Series D Preferred Stock and interest unpaid at a conversion price of $10.00 per preferred share. Starting June 1, 2014, the Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time and convert automatically on May 31, 2018 as well as providing for an annual dividend of $0.80 per share per year. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Series F Preferred Stock

On August 8, 2013, the Company completed a private placement pursuant to a term sheet dated August 8, 2013 and closed on 100,000 units of its securities for gross proceeds of $100,000.  Each unit (“Unit”) consists of one share of the Company’s Common Stock, and one share of a new series of preferred stock to be designated by the Company (“Series F Preferred Stock”).   On September 13, October 9, 2013 and November 7, 2013, the Company sold additional 50,000 Units, 250,000 Units and 100,000 Units to the same investor pursuant to a substantially similar term sheet dated September 9 ,October 3, 2013 and November 7, 2013, respectively, for an aggregate of gross proceeds of $500,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On September 9, 2013, the Company completed a private placement pursuant to a term sheet dated September 9, 2013 and closed on 50,000 units of its securities for gross proceeds of $50,000.  Each Unit consists of one share of the Company’s Common Stock, and one share of Series F Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Warrants

On June 18, 2011, the Company originally issued a two-year warrant to purchase 2,000,000 shares of common stock at an exercise price of $0.25 per share in connection with certain Line of Credit Agreement. The warrants were to expire on June 17, 2013, however, the Company issued the 2,000,000 shares on January 19, 2012 to convert these warrants as cashless warrants as the holder was willing to convert the Preferred Shares (Series B) to Series D Preferred Shares. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

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On March 30, 2012, in connection with the issuance of Series D Preferred Stock, the Company issued two year warrants to purchase 3,300,000 shares of common stock at an exercise price of $0.50 per share to a holder of the Series D Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 7, 2012, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.50 per share in connection with a certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 7, 2012, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share in connection with a certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 19, 2012, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share in connection with a certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 19, 2012, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in connection with a certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 25, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 25, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 29, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

45

On January 29, 2013, the Company issued five year warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 11, 2013, the Company issued five year warrants to purchase 40,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 11, 2013, the Company issued five year warrants to purchase 40,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 21, 2013, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 21, 2013, the Company issued five year warrants to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 15, 2013, the Company issued five year warrants to purchase 200,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 15, 2013, the Company issued five year warrants to purchase 200,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 22, 2013, the Company issued five year warrants to purchase 60,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

46

On May 22, 2013, the Company issued five year warrants to purchase 60,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 5, 2013, the Company issued five year warrants to purchase 250,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 5, 2013, the Company issued five year warrants to purchase 250,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2013, the Company issued five year warrants to purchase 50,000 shares of common stock at an exercise price of $0.50 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2013, the Company issued five year warrants to purchase 50,000 shares of common stock at an exercise price of $1.00 per share in connection with the issuance of certain promissory note with a non-related party. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The Company is authorized to issue up to 200,000,000 shares of common stock.  As of December 4, 2013, there are 54,587,172 shares of common stock issued and outstanding. The holders of the Company’s common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the Company’s affairs. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of common stock do not have cumulativevoting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of the Company’s directors.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

47

Preferred Stock

The Company has 126,280 shares of a Series E Preferred Stock at September 30, 2013. The Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018,

Warrants

During the year ended December 31, 2012 and nine months ended September 30, 2013, the Company issued a total of 9,760,000 warrants at exercise prices ranging from $.50 to $1.00 per share. All of the warrants are vested and remain outstanding. The warrants have a weighted average price of $0.65.

Convertible Debt

The Company has an outstanding promissory note with a holder that if the note is considered to be in default, the promissory note will became a convertible note into common stock at a price equal to: (i) the conversion amount divided by (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to the conversion date.

The Company has three outstanding promissory notes with three holders that if the note are considered to be in default, the promissory notes will become convertible into common stock at a price equal to the lower of: (i) a 50% discount to the average bid price for the 20 days prior to default or (ii) the lowest effective conversion applicable to any security issued in the proposed transaction through and including maturity date, accelerated or otherwise.

The Company has nine outstanding promissory notes with holders that can participate and convert with any qualified offering. The holders shall be entitled to a ten percent (10%) discount to the purchase price of any equity securities pursuant to a qualified offering and if the notes were considered to be in default, the promissory notes will become convertible notes into common stock at a price equal to a 50% discount to the 30 day average closing price per share.

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ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles provide that we will indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, (“DGCL”) each person that such section grants the corporation power to indemnify. No directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that he or she may be liable (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

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The Company’s bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suitor proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise.

The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or is or was serving at the request of the Company as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements of the Company appear at the end of this report beginning with the Index to Financial Statements on page F-1.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective August 16, 2013, the Board of Directors of Millennium Healthcare Inc. (the “Company”) dismissed KBL, LLP (“KBL”) as the Company’s independent registered public accounting firm, upon completion of their interim review for the period ended June 30, 2013.

Except as noted herein, the report of KBL on the Company’s financial statements for the years ended December 31, 2012 and 2011 did not contain adverse opinions or disclaimers of opinions and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The report of KBL on our financial statements for the fiscal years ended December 31, 2012 and 2011 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern because of our lack of profitability and the need to continue to raise funds.

For the years ended December 31, 2012 and 2011 and the subsequent interim period through August 16, 2013, there were no disagreements between the Company and KBL on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KBL’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report. For the years ended December 31, 2012 and 2011 and the subsequent interim period through August 16, 2013, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KBL with a copy of this report and the Company has requested that the KBL furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above. A copy of this letter dated November 25, 2013 is filed as an exhibit to this report.

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Effective August 17, 2013, the Board of Directors of the Company appointed Paritz & Company PA (“Paritz”) as the new independent registered public accounting firm for the Company. During the two most recent fiscal years and through the date of its engagement, the Company did not consult with Paritz regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither of the following was provided to the Company (a) a written report, or (b) oral advice that Paritz concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (iii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  List of all financial statements filed as part of the registration statement.

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(b) Exhibits

The following documents are included as exhibits to this report.

Exhibit No.	Title of Document
3.1	Certificate of Incorporation dated July 27, 1994
3.2	Certificate of Correct dated July 28, 1994
3.3	Certificate of Amendment of Certificate of Incorporation dated July 11, 2000
3.4	Certificate of Amendment of Certificate of Incorporation dated December 18, 2002
3.5	Certificate of Correction of Certificate of Amendment of Certificate of Incorporation dated April 1, 2003
3.6	Certificate of Amendment of Certificate of Incorporation dated June 24, 2004
3.7	Certificate of Amendment of Certificate of Incorporation dated July 15, 2008
3.8	Certificate of Amendment of Certificate of Incorporation dated July 9, 2010
3.9	Certificate of Amendment of Certificate of Incorporation dated December 28, 2010
3.10	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock dated June 14, 2011
3.11	Certificate of Amendment of Certificate of Incorporation dated June 16, 2011
3.12	Certificate of Designation, Preferences and Rights of Series E Preferred Stock dated July 25, 2013
3.13	By-Laws
10.1	Distribution and Marketing Services Agreement by and between Millennium Medical Devices LLC and Atossa Genetics Inc. dated April 30, 2013*
10.2	Medical Records Coding Agreement by and between Millennium Coding & Billing Inc. and CDx Diagnostics Inc. dated February 1, 201*
10.3	Master Purchase, Supply and Distribution Agreement by and between Millennium Medical Devices LLC and Heart Smart Inc. dated May 1, 2013*
10.4	Agreement of Lease by and between Treeline 100-400 GCP LLC and Millennium Healthcare, Inc. dated February 29, 2013
10.5	Lease Agreement by and between Matrix/AEW NB, LLC and Millennium Healthcare Inc. dated September 11, 2012
10.6	Committed Equity Facility Agreement by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012
10.7	Registration Rights Agreement by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012
10.8	Securities Purchase Agreement by and between by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012
10.9	Promissory Note issued to TCA Global Credit Master Fund, L.P. dated August 31, 2012
10.10	Security Agreement by and between by and between TCA Global Credit Master Fund, L.P. and Millennium Healthcare, Inc. dated August 31, 2012
10.11	Security Agreement by and among TCA Global Credit Master Fund, L.P., Millennium Procomm Solutions, Inc., Millennium Coding & Billing, Inc., Millennium Medical Devices, LLC, Millennium Vascular Management Group, Inc. and Millennium Vascular Management Group of Staten Island, LLC dated August 31, 2012
10.12	Guaranty Agreement by and among Millennium Procomm Solutions, Inc., Millennium Coding & Billing, Inc., Millennium Medical Devices, LLC, Millennium Vascular Management Group, Inc. and Millennium Vascular Management Group of Staten Island, LLC for the benefit of TCA Global Credit Master Fund, L.P. dated August 31, 2012
10.13	Validity Guaranty made by Dominick Sartorio for the benefit of TCA Global Credit Master Fund, L.P. dated September 20, 2012
10.14	Purchase, Supply and Distribution Agreement between Millennium Medical Devices LLC and CDx Diagnostics Inc. dated February 1, 2013*
10.15	Form Warrant Subscription Agreement dated February 2013 (Incorporated by reference to Exhibit 10.15 to Form S-1 filed on July 25, 2013)
10.16	Form A Warrant dated February 21, 2013 (Incorporated by reference to Exhibit 10.16 to Form S-1 filed on July 25, 2013)
10.17	Form B Warrant dated February 21, 2013 (Incorporated by reference to Exhibit 10.17 to Form S-1 filed on July 25, 2013)
10.18	Form Note Subscription Agreement dated February 21, 2013 (Incorporated by reference to Exhibit 10.18 to Form S-1 filed on July 25, 2013)

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10.19	Form Bridge Note dated February 21, 2013 (Incorporated by reference to Exhibit 10.19 to Form S-1 filed on July 25, 2013)
10.20	Form Security Agreement dated February 21, 2013 (Incorporated by reference to Exhibit 10.20 to Form S-1 filed on July 25, 2013)
10.21	Form Subscription Agreement dated June 27, 2013 (Incorporated by reference to Exhibit 10.21 to Form S-1 filed on July 25, 2013)
10.22	Form Promissory Note dated June 27, 2013 (Incorporated by reference to Exhibit 10.22 to Form S-1 filed on July 25, 2013)
10.23	Form A Warrant dated June 27, 2013 (Incorporated by reference to Exhibit 10.23 to Form S-1 filed on July 25, 2013)
10.24	Form B Warrant dated June 27, 2013 (Incorporated by reference to Exhibit 10.24 to Form S-1 filed on July 25, 2013)
10.25	License Agreement between Devonshire Surgical Facility, LLC and Millennium Vascular Management Group Inc. dated June 6, 2013
10.26	Employment Agreement between Millennium HealthCare Solutions, Inc. and Christopher Amandola dated June 8, 2011
10.27	Employment Agreement between Millennium HealthCare Solutions, Inc. and Dominick Sartorio dated June 7, 2011 (to be filed by amendment)
10.28	Employment Agreement between Millennium HealthCare Solutions, Inc. and Anthony Urbano dated June 6, 2011
10.29	Addendum to Employment Agreement between Millennium Healthcare Inc. and Christopher Amandola dated January 9, 2012
10.30	Addendum to Employment Agreement between Millennium Healthcare Inc. and Dominick Sartoria dated January 9, 2012
10.31	Addendum to Employment Agreement between Millennium Healthcare Inc. and Anthony Urbano dated January 9, 2012
10.32	Supply and Distribution Agreement between Millennium Healthcare Inc. and eWellness Corporation dated May 24, 2013*
10.33	Consulting Agreement between Millennium Medical Devices LLC and MedMart dated January 23, 2013**
10.34	Asset Purchase Agreement dated November 4, 2013 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 4, 2013)
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Form S-1 filed on July 25, 2013)
16.1	Letter dated November 25, 2013 from KBL, LLP to the Securities and Exchange Commission (Incorporated by reference to Exhibit 16.1 to Form 8-K filed on November 26, 2013)
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to Form S-1 filed on July 25, 2013)

* Portions of the exhibits have been omitted pursuant to a petition for review of confidential treatment requests.

** Portions of the exhibits have been omitted pursuant to a confidential treatment request.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Millennium Healthcare Inc.
(Registrant)

Dated: December 6, 2013	By:	/s/ Dominick Sartorio
Dominick Sartorio
Chief Executive Officer

54

Report of Independent Registered Public Accounting Firm

To the Directors of

Millennium Healthcare Inc.

(formerly Zen Holding Corp.)

We have audited the accompanying consolidated balance sheets of Millennium Healthcare Inc. (formerly Zen Holding Corp.) (the "Company") as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2012 and 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Millennium Healthcare Inc. (formerly Zen Holding Corp.) as of December 31, 2012 and 2011, and the results of its consolidated statements of income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses due to certain debt instruments, and as a result generated a large accumulated deficit. The lack of profitability and the need to continue to raise funds raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 14, the Company has restated its financial statements for the year ended December 31, 2012 for the correction of an error to properly account for its accounting for an incorrect charge to interest expense related to the beneficial conversion feature of warrants and to restate the fair value of the derivative liability to fair value at both inception and year end as well as correct the amortization of the debt discount. The effect of these restatement adjustments on the net loss for the year ended December 31, 2012 was an increase in the net loss from $17,565,690 to $17,952,356, a change of $386,666. The change in stockholders’ deficit was the same $386,666, from ($2,897,331) to ($3,283,997). The Company’s cash from operating activities did not change, however, had several reclassifications as noted in Note 14.

/s/KBL, LLP

New York, NY

June 6, 2013, except for Note 14 which is dated June 25, 2013

F-1

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 (RESTATED) AND 2011

	2012	2011
	RESTATED
ASSETS

CURRENT ASSETS
Cash	$127,149	$84,348
Accounts receivable	1,187,726	75,031
Prepaid expenses	68,663	15,800
Total current assets	1,383,538	175,179

Fixed assets, net	531,165	594,332

OTHER ASSETS
Intangible assets, net	1,231,687	1,856,754
Goodwill	3,132,193	3,132,193
Total other assets	4,363,880	4,988,947

TOTAL ASSETS	$6,278,583	$5,758,458

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$429,359	$54,602
Preferred stock dividends payable	99,000	-
Current portion of notes payable, net of debt discounts and original issue discounts	576,000	-
Derivative liability	2,528,317	-
Liability for preferred stock to be issued	-	185,000
Liability for common stock to be issued	5,907,500	473,936
Total current liabilities	9,540,176	713,538

Notes payable, net of debt discounts of $532,193 and $0, and original issue discounts of $137,403 and $0, net of current portion	22,404	-

TOTAL LIABILITIES	9,562,580	713,538

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 5,000,000 and 1,000,000 shares authorized, respectively
Series A Preferred stock, $0.0001 par value, 100,000 shares issued and outstanding, respectively	10	10
Series B Preferred stock, $0.0001 par value, 0 and 276,666 shares issued and outstanding, respectively	-	28
Series D Preferred stock, $0.0001 par value, 110,000 and 0 shares issued and outstanding, respectively	11	-
Common stock, $0.0001 par value, 200,000,000 and 34,000,000 shares authorized, respectively, 22,961,372 and 17,069,122 shares issued and outstanding, respectively	2,297	1,707
Additional paid in capital	33,440,848	23,423,607
Deferred compensation	(1,411,589)	(1,017,214)
Accumulated deficit	(35,315,574)	(17,363,218)
Total stockholders' equity (deficit)	(3,283,997)	5,044,920

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,278,583	$5,758,458

The accompanying notes are an integral part of these consolidated financial statements.

F-2

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 (RESTATED) AND 2011

	YEAR ENDED	YEAR ENDED
	DECEMBER 31, 2012	DECEMBER 31, 2011
	RESTATED
REVENUE	$1,686,034	$225,407

COST OF REVENUES	-	-

GROSS PROFIT	1,686,034	225,407

OPERATING EXPENSES
Payroll, consulting and professional fees	11,707,340	794,913
Rent	119,418	30,788
General and administrative	899,700	232,915
Depreciation and amortization	761,636	278,466

Total operating expenses	13,488,094	1,337,082

NET LOSS BEFORE OTHER INCOME (EXPENSE) AND PREFERRED STOCK DIVIDENDS	(11,802,060)	(1,111,675)

OTHER INCOME (EXPENSE)
Interest expense	(6,061,615)	(473,935)
Amortization of debt discount	(17,807)	-
Fair value adjustment on derivative liability	28,126	-

Total other income (expense)	(6,051,296)	(473,935)

NET LOSS BEFORE PREFERRED STOCK DIVIDENDS	(17,853,356)	(1,585,610)

Preferred stock dividends	(99,000)	-

NET (LOSS)	$(17,952,356)	$(1,585,610)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	19,851,325	11,298,780

NET LOSS PER SHARE	$(0.904)	$(0.140)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 (RESTATED) AND 2011

	Series A		Series B		Series D				Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Deferred	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Total

Balance - December 31, 2010	-	$-	-	$-	-	$-	7,846,622	$785	$15,816,432	$-	$(15,777,608)	$39,609

Shares issued in acquisition of Millennium Healthcare	100,000	10	-	-	-	-	7,000,000	700	4,479,300	-	-	4,480,010

Shares issued for cash	-	-	276,666	28	-	-	110,000	11	524,961	-	-	525,000

Shares issued for services rendered	-	-	-	-	-	-	150,000	15	209,985	-	-	210,000

Shares issued under agreements with consultants	-	-	-	-	-	-	662,500	66	1,093,059	(1,017,214)	-	75,911

Shares issued in acquisition of PTR	-	-	-	-	-	-	1,300,000	130	1,299,870	-	-	1,300,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	-	-	-	-	-	(1,585,610)	(1,585,610)

Balance - December 31, 2011	100,000	10	276,666	28	-	-	17,069,122	1,707	23,423,607	(1,017,214)	(17,363,218)	5,044,920

Shares issued for cash	-	-	-	-	-	-	546,000	55	215,945	-	-	216,000

Shares issued for interest expense on note payable	-	-	-	-	-	-	30,000	3	41,997	-	-	42,000

Shares issued for services rendered and liability for stock to be issued	-	-	-	-	-	-	4,666,250	467	4,201,869	-	-	4,202,336

Shares issued under agreements with consultants and employees	-	-	-	-	-	-	650,000	65	909,935	(638,750)	-	271,250

Conversion of Series B Preferred Stock for Series D Preferred Stock with additional proceeds	-	-	(276,666)	(28)	110,000	11	-	-	685,017	-	-	685,000

Issuance of cashlesss warrants in connection with Series D Preferred Stock	-	-	-	-	-	-	-	-	3,825,000	-	-	3,825,000

Beneficial conversion feature on note payable	-	-	-	-	-	-	-	-	137,478	-	-	137,478

Amortization of deferred compensation	-	-	-	-	-	-	-	-	-	364,375	-	364,375

Deferred compensation for liability for stock to be issued	-	-	-	-	-	-	-	-	-	(120,000)	-	(120,000)

Net loss for the year ended December 31, 2012 (restated)		-	-	-	-	-	-	-	-	-	(17,952,356)	(17,952,356)

Balance - December 31, 2012	100,000	$10	-	$-	110,000	$11	22,961,372	$2,297	$33,440,848	$(1,411,589)	$(35,315,574)	$(3,283,997)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2012 (RESTATED) AND 2011

	YEAR ENDED	YEAR ENDED
	DECEMBER 31, 2012	DECEMBER 31, 2011
	RESTATED
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss), as restated	$(17,952,356)	$(1,585,610)

Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation and amortization	761,636	278,466
Amortization of debt discount	17,807	-
Amortization of original issue discount	4,598	-
Fair value adjustment on derivative liability	(28,126)	-
Derivative liability of warrants	2,006,443	-
Fair value of warrants issued in Series D Preferred Stock transaction	3,825,000	-
Beneficial conversion feature on debt	137,478	-
Series D Preferred Shares issued for interest	22,500	-
Amortization of deferred compensation	635,625	75,911
Shares issued and liability for common shares to be issued for services rendered	9,515,900	210,000
Shares issued for interest expense on notes payable	42,000	-
Liability for common shares issued to be issued for the exercise of cashless warrants for interest expense	-	473,936
Cash acquired in acquisition of PTR and Millennium Healthcare Solutions	-	(9,658)

Change in assets and liabilities
(Increase) in prepaid expenses	(52,863)	(1,985)
(Increase) decrease in accounts receivable	(1,112,695)	18,171
Increase in accounts payable and accrued expenses	374,756	17,578
Increase in preferred stock dividends payable	99,000	-
Total adjustments	16,249,059	1,062,419
Net cash (used in) operating activities	(1,703,297)	(523,191)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition of PTR	-	(140,000)
Acquisition of capital expenditures	(73,402)	-
Net cash (used in) investing activities	(73,402)	(140,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred and common stock for cash (including liability for shares to be issued)	693,500	710,000
Proceeds received from notes payable (including derivative liability)	1,270,000	-
Repayments of notes payable	(144,000)	-
Net cash provided by financing activities	1,819,500	710,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	42,801	46,809

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	84,348	37,539

CASH AND CASH EQUIVALENTS - END OF PERIOD	$127,149	$84,348

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$8,651	$-
Taxes	$9,557	$-

NON-CASH SUPPLEMENTAL INFORMATION:
Acquisition of Millennium Healthcare
Cash	$-	$5,983
Accounts receivable	-	60,333
Prepaid expenses	-	10,400
Fixed assets	-	83,080
Intangible assets	-	1,497,700
Accounts payable	-	(36,038)
Goodwill	-	2,858,552

	$-	$4,480,010

Acquisition of PTR
Cash	$-	$3,675
Accounts receivable	-	29,569
Fixed assets	-	536,772
Intangible assets	-	612,000
Accounts payable	-	(9,157)
Goodwill	-	267,141
Less: Cash paid	-	(140,000)

	$-	$1,300,000

Deferred compensation paid through issuance of common stock and liability to issue common stock	$1,030,000	$1,093,125

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

Millennium Healthcare Inc. (the “Company”), formerly Zen Holding Corp. was formed in the State of Delaware on July 28, 1994.

In July, 2008, the Company changed its name from Kirlin Holding Corp. to Zen Holding Corp. (“Zen”) with the sale of its Kirlin Securities Inc. subsidiary.

In July, 2010, the controlling interest in the Company changed and a new CEO was appointed.

The Company, prior to the acquisition of the net assets of Millennium Healthcare Solutions Inc. on June 14, 2011 along with Zen’s wholly-owned subsidiary, Greenleaf Management Corp., had been providing corporate strategy, operational analysis and advisory services to both public and private entities since 1999. These services include assistance with business plan enhancement, capital structure strategies and market development. The Company utilizes a network of independent professionals with extensive experience in legal, accounting and business development to introduce and assist on assignments based on scope and expertise needed.

On January 20, 2011, Zen has effectuated a reverse stock split of 1:16 to bring the total number of common shares issued from 125,543,406 shares to 7,846,622 shares.

On June 14, 2011, Zen entered into an asset purchase agreement with Millennium Healthcare Solutions Inc., whereby Zen purchased the net assets of Millennium Healthcare Solutions Inc. along with the net assets of their wholly-owned subsidiaries for 7,000,000 shares of common stock and 100,000 shares of preferred stock, series A.

Zen, then changed their name on June 16, 2011 to Millennium Healthcare Inc. Additionally, Zen ceased performing any services for their customers they had prior to the acquisition of Millennium Healthcare Solutions Inc.

Millennium Healthcare Inc. owns the following wholly-owned subsidiaries: Millennium Coding & Billing Inc. (which acquired Premier Technologies Resources in November 2011), Millennium Procomm Solutions Inc., Millennium Medical Devices LLC, Millennium Vascular Management Group of New Brunswick, LLC and Millennium Vascular Management Group of Staten Island LLC. In addition, Greenleaf Management Corp changed their name to Millennium Vascular Management Group Inc.

F-6

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The Company is a healthcare medical device and healthcare support and services company. The Company, through its wholly-owned subsidiaries provides physician practice administration and support with a current focus on physician practices specializing in cardiovascular procedures. The Company also provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch. The Company also markets and distributes new, quality and revolutionary medical devices and equipment focused primarily on preventative care through early detection.

The Company in March 2013, signed an exclusive nationwide distribution agreement for an oral diagnostic biopsy test. This non-invasive full thickness biopsy can be used to rule out oral dysplasia or cancer. The device division provides cost effective technology that is FDA approved. These devices are able to detect medical issues early with a positive medical outcome. All devices the Company distributes are reimbursable.

All material intercompany transactions and balances have been eliminated in consolidation.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

F-7

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern

As shown in the accompanying consolidated financial statements the Company has incurred net losses of $17,952,356 (restated) and $1,585,610 for the years ended December 31, 2012 and 2011.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company commenced generating revenues from operations in 2011, and raised funds during 2012 from the sale of common stock in the amount of $216,000; the additional funding through preferred stock in the amount of $477,500; and through the issuance of various notes in the amount of $1,270,000. Despite the Company incurring losses in 2012 of $17,952,356 (restated), the Company had losses in 2012 of $888,899 from operations that did not include the fair value of common stock issued for services rendered, under employment/consulting agreements and depreciation and amortization expenses. The Company has an accumulated deficit in the amount of $35,315,574 (restated) as of December 31, 2012, and had cash of $127,149.

The Company during 2011 commenced operations of their physician practice support and administration business for a Staten Island, NY location (which will be relocated to New York City in 2013), and in 2012 for a location in New Brunswick, NJ. The Company has planned securing the administration of additional physician practice locations in 2013, and in 2013, has entered into various agreements to become the nationwide distributor for an oral diagnostic biopsy test, as well as other medical testing in the area of breast cancer.

The lack of profitable operations through December 31, 2012 and cash flow deficits raise substantial doubt about the Company’s ability to continue as a going concern.

F-8

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred. Costs for renewals and betterments are capitalized. Gains or losses upon sale or retirement due to obsolescence are reflected in the operating results in the period the event occurs.

F-9

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value. During the years ended December 31, 2012 and 2011, the Company did not impair any long-lived assets including goodwill and other intangible assets.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

F-10

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will generate revenue from sales as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

F-11

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The Company provides healthcare support services which are recognized when the services have been rendered. The management, administration and support services are rendered to healthcare centers and physician practices. Millennium Vascular Management companies offer practice management and administrative services to physicians who specialize in Peripheral Arterial Disease (PAD) under physician employment agreements with medical PCs that are under management and administrative services agreements. These management companies are not in themselves providers of direct or indirect medical services or treatments to patients. The management companies’ business models are designed to offer services and support to contracted medical practices which provide medical treatment to patients. Practice management and administrative services typically include operations management, IT support, billing and collections, credentialing and coding, and other support functions. Management fees generated from providing practice management and administrative services to physician practices are recognized as earned typically based upon cash collections generated by the practices. The Company can negotiate these management fees every six months.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The following is a reconciliation of the computation for basic and diluted EPS:

F-12

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (Loss) Per Share of Common Stock (Continued)

	December 31,	December 31,
	2012	2011
	RESTATED
Net (loss)	$(17,952,356)	$(1,585,610)

Weighted-average common shares outstanding (Basic)	19,851,325	11,298,780

Weighted-average common stock
Equivalents
Convertible note	445,633	-
Preferred stock	3,300,000	415,000
Warrants	5,500,000	-

Weighted-average common shares outstanding (Diluted)	29,096,958	11,713,780

Uncertainty in Income Taxes

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 for 2009, and they evaluate their tax positions on an annual basis, and has determined that as of December 31, 2012, no additional accrual for income taxes other than the federal and state provisions and related interest and estimated penalty accruals is not considered necessary.

The Company has performed a review of its material tax positions. During the years ended December 31, 2012 and 2011, the Company did not recognize any amounts for interest and penalties with respect to any unrecognized tax benefits.

F-13

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill and Other Intangible Assets—Under ASC No. 350, “Intangibles—Goodwill and Other” (“ASC 350”), goodwill and indefinite lived intangible assets are not amortized but are reviewed annually for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives are amortized over their estimated useful lives and are subject to the provisions of ASC No. 360, “Property, Plant and Equipment” (“ASC 360”).

Goodwill impairment is tested at least annually or when factors indicate potential impairment using a two-step process that begins with an estimation of the fair value of each reporting unit. Step 1 is a screen for potential impairment pursuant to which the estimated fair value of each reporting unit is compared to its carrying value. The Company estimates the fair values of each reporting unit by a combination of (i) estimation of the discounted cash flows of each of the reporting units based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and margins multiples of public companies in similar markets (the market approach). If there is a deficiency (the estimated fair value of a reporting unit is less than its carrying value), a Step 2 test is required.

Upon performing an evaluation at December 31, 2012, Management determined that none of the goodwill has been impaired.

Stock-Based Compensation

In 2006, the Company adopted the provisions of ASC 718-10 “Share Based Payments” for its year ended November 30, 2008. The adoption of this principle had no effect on the Company’s operations.

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values.

F-14

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “ Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Segment Information

The Company follows the provisions of ASC 280-10, “ Disclosures about Segments of an Enterprise and Related Information” . This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. As of December 31, 2012 (restated) and for the year ended December 31, 2012 (restated), the Company operates in three segments as well as separately identifying the corporate overhead costs. The segments for 2012 are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment. In 2011, there was only one segment and thus, no segment reporting was necessary.

The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company’s chief operating decision-maker is considered to be the Company’s chief financial officer (“CFO”).

F-15

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Information (Continued)

The CFO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions where appropriate for purposes of making operating decisions and assessing financial performance. The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.

	Coding	Device	Vascular	Corporate	Total

Segmented Operating Revenues	$242,034	$-	$1,444,000	$-	$1,686,034

Total Cost of Revenues	-	-	299,440	2,250	301,690
Gross Profit (Loss)	242,034	-	1,144,560	(2,250)	1,384,344

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	397,539	6,283	506,487	11,514,459	12,424,768
Depreciation and Amortization	311,354	-	563	449,719	761,636
Other (Income) Loss	894		211	6,149,191	6,150,296

Net Income (Loss) Applicable to Common Shares	$(467,753)	$(6,283)	$637,299	$(18,115,619)	$(17,952,356)

Segmented Fixed Assets

Fixed Assets	$415,998	$-	$21,362	$93,805	$531,165

Intangible Assets	382,500	-	-	849,187	1,231,687

Goodwill	267,141	-	4,700	2,860,352	3,132,193

Total Assets	$1,065,639	$-	$26,062	$3,803,344	$4,895,045

F-16

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

In September 2006, ASC issued 820, Fair Value Measurements . ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the consolidated financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10 , (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

Recent Issued Accounting Standards

In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs . FASB ASU 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820 resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

F-17

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income , which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all nonowner changes in stockholders’ equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for the Company beginning October 1, 2012, with early adoption permitted.

The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In September 2011, FASB issued ASU 2011-08, Testing Goodwill for Impairment , which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on the Company’s results of operations, cash flows or financial position.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights.

F-18

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

F-19

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 3-	FIXED ASSETS

Fixed assets as of December 31, 2012 and 2011 were as follows:

	Estimated Useful
	Lives (Years)	December 31,	December 31,
		2012	2011
Computer equipment	5	$588,857	$565,435
Software	3	34,180	34,180
Telephone	5	1,400	1,400
Furniture and fixtures	5	68,817	18.837
		693,254	619.852
Less: accumulated depreciation		162,089	25,520
Fixed assets, net		$531,165	$594,332

There was $136,569 and $25,520 charged to operations for depreciation expense for the years ended December 31, 2012 and 2011, respectively. The Company acquired $83,080 in fixed assets in the acquisition of Millennium Healthcare Solutions Inc. and $536,772 in the Premier Technology Resources LLC transaction during 2011.

NOTE 4-	INTANGIBLE ASSETS

Intangible assets as of December 31, 2012 and 2011 were as follows:

	Estimated Useful	December 31,	December 31,
	Lives (Years)	2012	2011
Website	3	$3,500	$3,500
Patents	10	335,000	335,000
Customer Lists	3	1,771,200	1,771,200
		2,109,700	2,109,700
Less: accumulated amortization		878,013	252,946
Intangible assets, net		$1,231,687	$1,856,754

There was $625,067 and $252,946 charged to operations for amortization expense for the years ended December 31, 2012 and 2011, respectively. The Company acquired $1,497,700 in intangible assets in the acquisition of Millennium Healthcare Solutions Inc. The Company acquired $612,000 in intangible assets in the acquisition of Premier Technology Resources LLC during 2011.

F-20

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 5-	ACQUISITIONS

a)	Millennium Healthcare Solutions Inc.

Effective June 14, 2011, Zen acquired the net assets of Millennium Healthcare Solutions Inc. for 7,000,000 shares of common stock and 100,000 shares of preferred stock, Series A. The value of these shares was $4,480,010.

The Company acquired the assets as noted below in consideration of the shares. Based on the fair values at the effective date of acquisition the purchase price was allocated as follows:

Net Assets Purchased
Computer equipment	$30,000
Software	34,180
Telephones	1,400
Furniture and fixtures	17,500
Websites	3,500
Patents	335,000
Customer lists	1,159,200
Cash	5,983
Prepaid expenses	10,400
Accounts receivable	60,333
Accounts payable	(36,038)
Goodwill	2,858,552

Purchase Price	$4,480,010

The goodwill will not be amortized but it will be tested annually for impairment. Goodwill in connection with this acquisition is stated at $2,858,552 in the books and records of the Company and is tax deductible.

The following table shows pro-forma results for the years ended December 31, 2011 and 2010 as if the acquisition had occurred on January 1, 2010. These unaudited pro forma results of operations are based on the historical financial statements and related notes of each of the Company and Millennium Healthcare Solutions Inc.

	For the years ended December 31,
	2011	2010
Revenues	$681,649	$173,192
Net income (loss)	$(431,477)	$27,023

F-21

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 5-	ACQUISITIONS (CONTINUED)

b)	Premier Technology Resources LLC

Effective November 10, 2011, the Company’s subsidiary, Millennium Coding & Billing Inc. acquired the membership interests of Premier Technology Resources LLC. for $140,000 and 1,300,000 shares of common stock. The value of this transaction was $1,440,000.

The Company acquired the following assets and liabilities as noted below in consideration of the cash and shares. Based on the fair values at the effective date of acquisition the purchase price was allocated as follows:

Net Assets Purchased
Cash	$3,675
Accounts receivable	29,569
Computers	535,435
Furniture and fixtures	1,337
Customer lists	612,000
Accounts payable	(9,157)
Goodwill	267,141

Purchase Price	$1,440,000

The following table shows pro-forma results for the years ended December 31, 2011 as if the acquisition had occurred on January 1, 2011. These unaudited pro forma results of operations are based on the historical financial statements and related notes of the Company and Premier Technology Resources LLC. Premier Technology Resources LLC incorporated on January 1, 2011. Premier Technology Resources LLC was incorporated December 2010 and was inactive in 2010.

	For the years ended December 31,
	2011	2010
Revenues	$149,098	$-
Net income (loss)	$(123,670)	$-

F-22

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 6-	LINE OF CREDIT/PREFERRED STOCK - SERIES B AND SERIES D

On June 18, 2011, the Company entered into a Line of Credit Agreement (the “Line of Credit”) with Aquafina Design LLC, a non-related third party (“Aquafina”). In accordance with the agreement, Aquafina is to make available funds upon request up to an aggregate of $500,000.

The Line of Credit was available from June 18, 2011 through September 30, 2011. During this time period, the Company drew down a total of $415,000. There were no interest charges due on the amounts outstanding through December 31, 2011.

Additionally, Aquafina is to be issued 2,000,000 cashless warrants on a pro rata basis based on draw downs of the Line of Credit. The warrants have a strike price of $0.25 per share and expire June 17, 2013.

The Company valued the warrants to Aquafina in accordance with the agreement based on the $415,000 raised in the Line of Credit as a discount on the note of $361,382. In addition, the Company recorded a beneficial conversion feature in the amount of $112,382, and recorded this as a derivative liability. The amount of the discount was fully amortized in November 2011 upon issuance of the warrants, and reclassification of the Line of Credit to Preferred Stock, and the derivative liability was reclassified to equity upon issuance of the warrants.

On October 25, 2011, the Line of Credit was converted to Series B Convertible Preferred Stock. The conversion price of the preferred stock was $1.50 per share at any time after January 1, 2012. A total of 276,667 shares of Series B Preferred Stock were issued in this transaction. The Preferred Stock will carry an annual interest rate of 8% paid quarterly within 15 days of the quarter end commencing with the quarter beginning July 1, 2012.

On November 25, 2011, the Company approved the issuance of 1,714,285 shares of common stock in the exercise of the warrants to Aquafina in accordance with the agreement based on the $415,000 raised in the Line of Credit. The interest expense associated with these warrants was recorded in 2011 of $473,936 as a liability for stock to be issued as the shares were not issued until 2012. Additionally, a total of 2,000,000 shares were issued. The Company is not expecting to receive the difference back.

On December 30, 2011, Aquafina provided an additional $185,000 to the Company, and the Company was to cancel the 276,667 shares of Series B Preferred Stock and issue 60,000 shares of Series C Preferred Stock. The Series C Preferred Stock was to convert at $10.00 per share, and convert each share of Series C Preferred Stock into 30 shares of common stock and provide for an annual dividend of $1.20 per share per year. The paperwork was not filed with the State of Delaware on December 30, 2011. The Company further filed a Certificate of Designation in April 2012 for Series D Preferred Stock, replacing all proposed Series C Preferred Stock, with the same terms as noted herein.

F-23

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 6-	LINE OF CREDIT/PREFERRED STOCK - SERIES B AND SERIES D (CONTINUED)

From the period January 1, 2012 through March 31, 2012, Aquafina invested an additional $477,500. Those proceeds along with the accrued interest of $22,500 on what was to be the issued Series C Preferred Stock, which ended up as liability for Preferred Stock to be issued, now brings the total invested proceeds to $1,100,000. As a result of the additional proceeds, the Company amended the certificate of designation to authorize a Series D Preferred Stock. The Series D Preferred Stock has the same terms of what was to be the Series C Preferred Stock, and the Company issued 110,000 shares of the Series D Preferred Stock on March 30, 2012. Additionally, the $185,000 liability for preferred stock to be issued was also satisfied upon the issuance of the Series D Preferred Stock.

The only addition was that for each Series D Preferred Share, the Company issued a detachable cashless warrant that will give the holder (Aquafina) the right to purchase on a cashless basis 30 common shares (a total of 3,300,000 common stock warrants) at $0.50 per preferred share expiring in 2 years (April 1, 2014). The warrant has been valued at $3,825,000 and recorded as additional paid in capital. In addition, the Company is to pay a quarterly dividend in the amount of $33,000 ($0.30 per share per quarter) commencing April 1, 2012. No dividends had been paid through December 31, 2012, therefore the Company accrued $99,000 as of December 31, 2012, which have been paid along with the quarterly accrued dividend for the three months ended March 31, 2013 through the issuance of 13,200 shares of Series D Preferred Stock in April 2013.

NOTE 7-	NOTES PAYABLE

As of December 31, 2011, the Company had no outstanding debt.

Demand Notes

One of the notes, original amount borrowed of $111,000 bears interest at the rate of 18% per annum. The Company has paid no interest on this note through December 31, 2012, and the total of $9,901 of interest expense has been accrued as of December 31, 2012. The Company repaid $40,000 of this note through December 31, 2012. The entire balance due of $71,000 is reflected in the current portion of notes payable.

The Company borrowed from an entity at various times during 2012 in the amount of $210,000. The notes, which do not bear interest, are short-term in nature and are to be repaid upon future financings. The Company was to issue shares of common stock to the lender until the notes were fully repaid, however the parties agreed to have repayment done upon completion of a larger funding to the Company.

F-24

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 7-	NOTES PAYABLE (CONTINUED)

Demand Notes (Continued)

The Company did issue 30,000 shares of common stock to pay $42,000 (value of $1.40 per share) of interest for the remaining outstanding balance due for the life of the notes. In addition, the Company repaid $80,000 during 2012. The remaining balance outstanding as of December 31, 2012 is $130,000.

A last demand note of $24,000 was fully repaid in 2012. This was a short-term advance as well. There was no interest incurred on this note, as it was repaid within the week.

Promissory Note – TCA

The Company entered into a Promissory Note with TCA Global Credit Master Fund, L.P. in the amount of $375,000 as of September 24, 2012. The note matures September 24, 2013 and bears interest at the rate of 12% per annum. The Company in accordance with the payment schedule was to make two payments of interest only and then ten payments of $39,593 including interest with the final payment being made on September 24, 2013.

The Company made the two required interest payments in October and November 2012, however, the first payment of $39,593 to be made in December 2012 was not made. As a result of the Company’s non-payment of the monthly amount, a default was triggered. The default interest rate is 18% per annum which is charged from the default date through December 31, 2012, and thereafter until the default is cured. In addition, the promissory note becomes a convertible note into common stock at a price equal to: (i) the conversion amount divided by (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to the conversion date. In accordance with the agreements, the Company recognized a beneficial conversion feature of $137,478 as of December 31, 2012. In June 2013, the Company paid the entire overdue amount and TCA Global Credit Master Fund, L.P. issued notice that the Company was current.

The entire balance of $375,000 remains outstanding as a current liability as of December 31, 2012. In addition, interest expense for 2012 was $12,545, and accrued interest at December 31, 2012 is $5,045.

F-25

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 7-	NOTES PAYABLE (CONTINUED)

Original Issue Discount Promissory Note – Platinum

The Company entered into a Promissory Note with Platinum Partners Credit Opportunity Master Fund, L.P. (“Platinum”) in the amount of $630,000 on December 7, 2012. The note matures thirteen months later on January 7, 2014. The Company received cash proceeds of $500,000, and the excess of $130,000 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Platinum. The Company issued 1,000,000 Series A Warrants with an exercise price of $0.50, and 1,000,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $2,376,683 (restated), and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $500,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The amortization of the debt discount for the period ended December 31, 2012 was $16,188, and the amortization of the original issue discount for the period ended December 31, 2012 was $4,209.

The entire amount of $630,000 less the unamortized debt discount of $483,812 and the unamortized original issue discount of $125,791 or $20,397 is presented as a long-term liability on the consolidated balance sheet at December 31, 2012.

F-26

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 7-	NOTES PAYABLE (CONTINUED)

Original Issue Discount Promissory Note – Zucker

The Company entered into a Promissory Note with Daniel Zucker (“Zucker”) in the amount of $62,000 on December 19, 2012. The note matures thirteen months later on January 19, 2014. The Company received cash proceeds of $50,000, and the excess of $12,000 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Zucker. The Company issued 100,000 Series A Warrants with an exercise price of $0.50, and 100,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $179,760 (restated), and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The amortization of the debt discount for the period ended December 31, 2012 was $1,619, and the amortization of the original issue discount for the period ended December 31, 2012 was $389.

The entire amount of $62,000 less the unamortized debt discount of $48,381 and the unamortized original issue discount of $11,612 or $2,007 is presented as a long-term liability on the consolidated balance sheet at December 31, 2012.

Derivative Liability

The derivative liability is comprised of the initial fair value on the Platinum and Zucker warrants of $2,556,443 (restated), which as of December 31, 2012 changed to $2,528,317 (restated), a fair value adjustment of $28,126 (restated).

F-27

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 8-	STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has amended their certificates of designation to authorize the issuance of 3 separate series’ of preferred stock.

December 31, 2012

Preferred Stock	Authorized Date	Issue Date	Number of Shares	Par Value	Conversion to Common Stock
Series “A" (1)	June 14, 2011	June 2011	100,000	$.0001	N/A
Series “B" (2)	October 2011	October 2011	0	$.0001	1.50:1
Series “D” (3)	March 30, 2012	April 2012	110,000	$.0001	30:1

(1) Issued to the principal owners of Millennium Healthcare Solutions Inc. upon acquisition of the net assets of that company.

(2) Issued to Aquafina in conversion of the Line of Credit . There are no shares issued as of December 31, 2012.

(3) Issued to Aquafina in conversion of the Series B Preferred Stock and additional funds provided.

On December 17, 2012, the Company increased their authorized preferred stock from 1,000,000 shares to 5,000,000 shares.

As of December 31, 2011, the Company has issued 100,000 shares of the Series A Preferred Stock. These shares are non-convertible, and have super voting rights of 200 to 1 versus the Common Stock. In April 2013, the Company issued an additional 100,000 shares of Series A Preferred Stock.

There were 276,667 shares of Series B Preferred Stock issued and outstanding at December 31, 2011. These had a value of $415,000 ($1.50 per share), which represented the proceeds received by Aquafina during 2011. In addition, there was $185,000 of proceeds received in 2011 that were recorded as a liability for preferred stock to be issued. These were to be in the form of Series C Preferred Stock which was to be convertible into common stock anytime after January 1, 2013 at the rate of 30 common shares for each preferred share (Series C). If the Company files a Registration Statement for any reason, piggy-back registration rights will be attached to the underlying common stock at no cost to the shareholder. The Series C Preferred Stock was never designated, and the Company further filed a Certificate of Designation for Series D Preferred Stock.

F-28

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 8-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Preferred Stock (Continued)

From the period January 1, 2012 through March 31, 2012, Aquafina invested an additional $477,500. Those proceeds along with the accrued interest of $22,500 on what was to be the issued Series C Preferred Stock, which ended up as liability for Preferred Stock to be issued, now brings the total invested proceeds to $1,100,000. As a result of the additional proceeds, the Company amended the certificate of designation to authorize a Series D Preferred Stock.

The Series D Preferred Stock has the same terms of what was to be the Series C Preferred Stock, and the Company issued 110,000 shares of the Series D Preferred Stock on March 30, 2012. Additionally, the $185,000 liability for preferred stock to be issued was also satisfied upon the issuance of the Series D Preferred Stock.

The only addition was that for each Series D Preferred Share, the Company issued a detachable cashless warrant that will give the holder (Aquafina) the right to purchase on a cashless basis 30 common shares (a total of 3,300,000 common stock warrants) at $0.50 per preferred share expiring in 2 years (April 1, 2014). The warrant has been valued at $3,825,000 and recorded as additional paid in capital. In addition, the Company is to pay a quarterly dividend in the amount of $33,000 ($0.30 per share per quarter) commencing April 1, 2012. No dividends had been paid through December 31, 2012, therefore the Company accrued $99,000 as of December 31, 2012. Dividends can be paid in the form of additional shares of Series D Preferred Stock or cash. In April 2013, the Company issued 13,200 shares of Series D Preferred Stock as payment for accrued dividends of $132,000 (through March 31, 2013).

The Series D Preferred Stock is redeemable at $11.50 per share at any time after September 1, 2012 by either party provided the Company has achieved any one of the following: a) accumulated pre-tax profits in excess of $2,000,000 on or after April 1, 2012; b) Company raising in excess of $2,000,000 equity capital on a cumulative basis on or after April 1, 2012; and c) Company reporting quarterly revenue in any quarter on or after April 1, 2012 in excess of $5,000,000. None of these conditions has been satisfied through the period ended December 31, 2012.

Common Stock

The Company on December 17, 2012 increased the authorized shares of common stock to 200,000,000 shares. The par value of each series of stock is $0.0001.

As of December 31, 2010, the Company has 125,543,406 shares of common stock issued and outstanding.

On January 20, 2011, the Company affected a 1 for 16 reverse stock split. The Company also reduced the authorized common shares down to 34,000,000. The result of the reverse stock split brought the issued and outstanding common shares down to 7,846,622.

F-29

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 8-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock (Continued)

On September 27, 2011, the Company issued 110,000 shares of common stock at $1.00 or $110,000 to three individuals.

On October 16, 2011, the Company issued 662,500 shares of common stock under employment agreements to three individuals. The value of these shares was $1,093,125. The shares vest over a three year period commencing October 16, 2011. As of December 31, 2011, $1,017,214 is reflected as deferred compensation. The difference of $75,911 has been expensed as stock based compensation.

On October 21, 2011, the Company issued 150,000 shares of common stock for legal services at a value of $1.40 per share or $210,000.

On November 10, 2011, the Company issued 1,300,000 shares of common stock along with $140,000 to acquire Premier Technology Resources LLC. The value of the transaction was $1,440,000,

As of December 31, 2011, the Company has 17,069,122 shares of common stock issued and outstanding.

In January 2012, the Company issued 2,000,000 shares of stock to Acquafina valued at $473,936. These shares were accrued in 2011 as a liability for common shares to be issued.

In October 2012, the Company issued 2,481,250 shares to advisory board members and consultants and employees under agreements. The value of these shares is $3,471,250. Of this amount, $910,000 was issued for deferred compensation. The amortization for the deferred compensation for 2012 was $635,625.

In October 2012, the Company issued 546,000 shares of common stock for cash of $216,000.

In October 2012, the Company issued 30,000 shares of common stock for payment of interest on a note payable of $42,000.

In December 2012, the Company issued 185,000 shares of common stock for legal services valued at $257,150.

As of December 31, 2012, the Company has 22,961,372 shares of common stock issued and outstanding.

F-30

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 8-	STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Warrants

During the year ended December 31, 2012, the Company issued total of 5,500,000 warrants. All of the warrants are vested and remain outstanding.

The following is a breakdown of the warrants:

	Exercise	Date
Warrants	Price	Issued	Term
3,300,000	$0.50	3/30/2012	2 years
1,000,000	$0.50	12/7/2012	5 years
1,000,000	$1.00	12/7/2012	5 years
100,000	$0.50	12/19/2012	5 years
100,000	$1.00	12/19/2012	5 years
5,500,000

The warrants have a weighted average price of $0.60.

The 3,300,000 warrants were issued to the preferred stock holder in connection with the issuance of the Series D Preferred Stock. The value of these warrants is $3,930,376 and is reflected in interest expense for the year ended December 31, 2012.

The two series of warrants associated with the Platinum note of 2,000,000 warrants (1,000,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Zucker note of 200,000 warrants (100,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The Company used the black-scholes method to value the warrants, with the following criteria: volatility 279% - 298%; quarterly dividend percentage 0%; and discount rate of .95%.

NOTE 9-	RELATED PARTY TRANSACTIONS

On July 1, 2010, a change in control occurred when the new Company CEO purchased a company controlled by the former President of the Company in a private transaction. The former President of the Company sold his entire interest in the company and has resigned from all positions in July 2010.

After the acquisition of Millennium Healthcare Solutions Inc., the only related party transactions have been the intercompany advances to and from the subsidiaries, which have been eliminated in consolidation.

F-31

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 10-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of December 31, 2012 (restated), there is no provision for income taxes, current or deferred.

Net operating losses	$1,531,081
Valuation allowance	(1,531,081)

$-

At December 31, 2012 the Company had net operating loss carry forwards in the amount of approximately $4,503,179 (restated) available to offset future taxable income through 2032. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the years ended December 31, 2012 and 2011 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

F-32

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 11-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Level 1	Level 2	Level 3	Total

Cash	$127,149	$-	$-	$127,149

Total assets	$127,149	$-	$-	$127,149

Notes payable, net of debt discount and OID	$-	$-	$22,404	$22,404

Note payable – convertible	$-	$-	$375,000	$375,000

Embedded conversion feature and derivative liability	$—	$-	$2,528,317	$2,528,317

Total liabilities	$-	$-	$2,925,721	$2,925,721

F-33

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 12-	COMMITMENTS

Lease Agreement – Syosset/Garden City, New York

The Company executed a lease agreement for office space in Syosset, New York. The lease calls for lease payments in the amount of $2,600 per month. This lease was scheduled to expire on June 30, 2011, and the Company leased month to month through December 31, 2011. The Company did not renew this lease at December 31, 2011. The Company leased new space in February 2012 in Garden City, New York.

Lease Agreement – Syosset/Garden City, New York

In February 2012, the Company entered into a new lease agreement in Garden City, New York. All management activities of the Company are conducted out of this location. The lease commences March 1, 2012 and runs through December 31, 2023 (10 years 10 months). There is a fixed annual rent of $164,791 in the first year of the lease. In addition, the Company was required to pay a security deposit in the amount of $54,930.

Lease Agreement – Staten Island, New York

In December 2011, Millennium Vascular Management Group of Staten Island LLC (“Vascular SI”) entered into a sublease agreement commencing January 15, 2012 (amended March 20, 2012) for an initial term of sixty months. The rent shall be $2,000 for each day Vascular SI rents this space. Vascular SI anticipates using the space at a minimum of 1 day per week for the initial year. Vascular SI can renew the lease for additional six month terms. A security deposit of $8,000 was paid in December 2011. The Company terminated this lease at the end of 2012 as they are moving this location.

Lease Agreement – New Brunswick, New Jersey

In September 2012, the Company on behalf of Millennium Vascular Management Group of New Brunswick LLC (“Vascular NB”) entered into a lease agreement commencing November 15, 2012 for an initial term of sixty months. There is a fixed annual rent of $64,080 for the first year of the lease. Vascular NB anticipates using the space at a minimum of 1 day per week for the initial year. The Company can renew the lease for an additional thirty-six month term.

Employment Agreements

The Company has entered into employment agreements with key management individuals in 2011 and 2012. The base salary and any bonuses indicated in the employment agreements commence upon the Company’s completion of $500,000 in capital (not including Aquafina). The Company has issued the stock bonus which vests over a one to three-year period to the individuals. The unvested portion is reflected as deferred compensation, with the vested portion expensed as stock based compensation.

F-34

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 13-	SUBSEQUENT EVENTS

JSDC Note Agreement

The Company entered into a Promissory Note with JSDC, Inc. (“JSDC”) in the amount of $62,500 on January 25, 2013. The note matures thirteen months later on February 25, 2014. The Company received cash proceeds of $50,000, and the excess of $12,500 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to JSDC. The Company issued 100,000 Series A Warrants with an exercise price of $0.50, and 100,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $159,880 (restated), and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The entire amount of $62,500 less the unamortized debt discount of $50,000 and the unamortized original issue discount of $12,500 or $0 is recorded as a liability at inception.

F-35

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

Tompkins Note Agreement

The Company entered into a Promissory Note with Mark Tompkins (“Tompkins”) in the amount of $62,500 on January 29, 2013. The note matures thirteen months later on February 29, 2014. The Company received cash proceeds of $50,000, and the excess of $12,500 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Tompkins . The Company issued 100,000 Series A Warrants with an exercise price of $0.50, and 100,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $153,590 (restated), and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The entire amount of $62,500 less the unamortized debt discount of $50,000 and the unamortized original issue discount of $12,500 or $0 is recorded as a liability at inception.

F-36

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

Zorse Note Agreement

The Company entered into a Promissory Note with Brett Zorse (“Zorse”) in the amount of $20,000 on February 11, 2013. The note matures thirteen months later on March 11, 2014. The Company received cash proceeds of $20,000.

Along with the note, the Company issued two classes of warrants to Zorse . The Company issued 40,000 Series A Warrants with an exercise price of $0.50, and 40,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $51,960 (restated), and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $20,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The entire amount of $20,000 less the unamortized debt discount of $20,000 or $0 is recorded as a liability at inception.

F-37

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

Ellis International Ltd. Note Agreement

The Company entered into a Promissory Note with Ellis International Ltd. (“Ellis”) in the amount of $630,000 on February 21, 2013. The note matures thirteen months later on March 25, 2014. The Company received cash proceeds of $500,000, and the excess of $130,000 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Ellis . The Company issued 1,000,000 Series A Warrants with an exercise price of $0.50, and 1,000,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $1,219,000 (restatement), and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $500,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The entire amount of $630,000 less the unamortized debt discount of $500,000 and the unamortized original issue discount of $130,000 or $0 is recorded as a liability at inception.

The Company paid $45,500 in legal fees out of closing on this note in conjunction with the preparation of documents.

F-38

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

Herskowitz Note Agreement

The Company entered into a Promissory Note with Robert Herskowitz (“Herskowitz”) in the amount of $100,000 on March 15, 2013. The note matures thirteen months later on April 15, 2014. The Company received cash proceeds of $100,000, and the note bears interest at eighteen percent (18%) per annum.

Along with the note, the Company issued two classes of warrants to Herskowitz . The Company issued 200,000 Series A Warrants with an exercise price of $0.50, and 200,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $295,260 (restatement), and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $100,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The entire amount of $100,000 less the unamortized debt discount of $100,000 or $0 is recorded as a liability at inception.

Common Stock Issuances

The Company issued 20,175,000 shares of common stock in January and February 2013, for services rendered. The common stock has been valued at $5,907,500, of which $120,000 represents deferred compensation. All of these services have occurred in 2012, and therefore have been accrued by the Company as a liability for common stock to be issued in the consolidated balance sheet at December 31, 2012.

F-39

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

Preferred Stock Issuances

In April 2013, the Company issued an additional 100,000 shares of Series A Preferred Stock.

In April 2013, the Company issued 13,200 shares of Series D Preferred Stock as payment for accrued dividends of $132,000 (through March 31, 2013).

Medical Records Coding Agreement

The Company entered into a Medical Records Coding Agreement as of February 1, 2013 with CDx Diagnostics, Inc., whereby the Company (through its Coding & Billing subsidiary) will review coded medical records provided by CDx Diagnostics, Inc. and review assignments of ICD-9-CM and ICD-10-CM, when implemented and review coding of principal diagnosis, secondary diagnosis, principal procedure and secondary procedures. The agreement is for a term of five years and the Company will be paid a fee per chart and bill on a monthly basis.

Purchase, Supply and Distribution Agreement

The Company entered into a Purchase, Supply and Distribution Agreement as of February 1, 2013 with CDx Diagnostics, Inc., whereby the Company (through its Medical Device subsidiary) will purchase from CDx Diagnostics, Inc. its patented PralCDx Brush Test Kits (“Unit”), and market, distribute and sell the Units in the United States and its territories and possessions (“Territory”).

The agreement runs through March 31, 2023.

Distribution and Marketing Services Agreement – Atossa Genetics Inc.

In May 2013, the Company’s medical device subsidiary, Millennium Medical Devices, entered into a distribution agreement with Atossa Genetics Inc. (“Atossa”) for the distribution of Atossa’s ForeCYTE Breast Health devices, which consist of the patented MASCT pump and ForeCYTE patient collection kits. The Company has submitted an initial order for 10,000 ForeCYTE collection kits, which it intends to market to managed care networks, healthcare clinics and physician practices in the New York Metro Area and Northern New Jersey.

Atossa’s MASCT system is used by physicians and nurses to collect a small amount of nipple aspirate fluid for analysis by the National Reference Laboratory for Breast Health with the ForeCYTE Breast Health Test.

F-40

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

Distribution and Marketing Services Agreement – Atossa Genetics Inc. (Continued)

The ForeCYTE test, intended for the 110 million women in the United States ages 18-73, is a painless, quick and non-invasive procedure that can be performed in a physician’s office. ForeCYTE can provide vital early detection of cancer or pre-cancerous conditions that may progress to cancer over an approximately eight-year period before cancer can be detected by mammography or other means.

Master Purchase Supply and Distribution Agreement – Heart Smart Inc.

On May 1, 2013, the Company’s medical device subsidiary, Millennium Medical Devices, entered into a master purchase supply and distribution agreement with Heart Smart Inc. (“Heart Smart”) for the distribution of Heart Smart’s VasoScan assessment device. The VasoScan device is an FDA cleared, simple, non-invasive device which provides an accurate, reproducible assessment of the Autonomic Nervous System (ANS), vascular elasticity and stiffness, as well as the coronary health of “at-risk” patients in less than five minutes. The non-invasive test uses an LED/Photodiode finger probe sensor to observe changes in pressure, blood flow and velocity throughout the pulse wave.

In accordance with the agreement, the term of this agreement shall be in effect for a period of five years.

Cure of Default

In June 2013, the Company paid the entire overdue amount due to TCA Global Credit Master Fund, L.P. which caused this note to be in default. TCA Global Credit Master Fund, L.P. issued notice to the Company that they have cured their default with respect to the note.

NOTE 14-	RESTATEMENT OF PRIOR FINANCIAL STATEMENTS

The Company has restated its financial statements for the year ended December 31, 2012 for the correction of an error to properly account for its accounting for an incorrect charge to interest expense related to the beneficial conversion feature of warrants and to restate the fair value of the derivative liability to fair value at both inception and year end as well as correct the amortization of the debt discount. The effect of these restatement adjustments on the net loss for the year ended December 31, 2012 was an increase in the net loss from $17,565,690 to $17,952,356, a change of $386,666. The change in stockholders’ deficit was the same $386,666, from ($2,897,331) to ($3,283,997).

F-41

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 14-	RESTATEMENT OF PRIOR FINANCIAL STATEMENTS (CONTINUED)

The Company had previously recognized a beneficial conversion feature of $1,570,000 on the Platinum warrants at inception, and a change of $120,000 (income) for the period ended December 31, 2012. In addition, the Company increased the value of the derivative liability $1,897,757 to fair value.

The Company had previously recognized a beneficial conversion feature of $80,000 on the Zucker warrants at inception, and a change of $65,000 (loss) for the period ended December 31, 2012. In addition, the Company increased the value of the derivative liability $132,448 to fair value.

The following charts reflect the changes of the individual line items changed in the financial statements.

December 31, 2012

Net loss prior to restatement	$(17,565,690)

(1)	1,595,000
(2)	(2,006,443)
(3)	25,546
(4)	(769)

Net loss after restatement	$(17,952,356)

Accumulated deficit - prior to restatement	$(34,928,908)

(1)	1,595,000
(2)	(2,006,443)
(3)	25,546
(4)	(769)

Accumulated deficit - after restatement	$(35,315,574)

(1) Reflects correction of an error related to the reversal of benefical conversion feature recorded

(2) Reflects correction of an error related to the valuation of the derivative liability

(3) Reflects correction of an error related to the period end derivative liability valuation adjustment

(4) Reflects correction of an error related to the amortization of the debt discount

F-42

MILLENNIUM HEALTHCARE INC.

(FORMERLY ZEN HOLDING CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 (RESTATED) AND 2011

NOTE 14-	RESTATEMENT OF PRIOR FINANCIAL STATEMENTS (CONTINUED)

December 31, 2012
	Previously
	Reported	Restated	Change
Statement of Operations
Interest expense	(5,650,172)	(6,061,615)	411,443
Amortization of debt discount	(17,038)	(17,807)	769
Fair value adjustment on derivative liability	2,580	28,126	(25,546)
Net loss	(17,565,690)	(17,952,356)	(386,666)

Balance Sheet
Derivative liability	2,118,658	2,528,317	409,659
Notes payable, net of current portion	45,397	22,404	(22,993)
Accumulated deficit	(34,928,908)	(35,315,574)	(386,666)

Statement of Changes in Stockholders' (Deficit)
Net loss for the year	(17,565,690)	(17,952,356)	(386,666)

Statement of Cash Flow
Net loss	(17,565,690)	(17,952,356)	(386,666)
Fair value adjustment on derivative liability	(2,580)	(28,126)	(25,546)
Derivative liability adjustment	-	2,006,443	2,006,443
Beneficial conversion feature on warrants	1,595,000	-	(1,595,000)
Amortization of debt discount	17,038	17,807	769

F-43

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598

Certified Public Accountants

Report of Independent Registered Public Accounting Firm

To the Directors of

Millennium Healthcare Inc.

We have reviewed the accompanying consolidated balance sheets of Millennium Healthcare Inc. (the "Company") as of September 30, 2013, and the related consolidated statements of operations and cash flows for the nine and three months ended September 30, 2013 and 2012. These interim consolidated financial statements are the responsibility of the Company's management.

We conducted the reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles in the United States of America.

Other accountants have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of Millennium Healthcare, Inc. as of December 31, 2012, and the related consolidated statements of operations, statement of stockholders' deficit, and cash flow for the year then ended not presented herein; and in their report dated June 6, 2013 (except for Note 14 dated June 25, 2013) expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph for substantial doubt about the company's ability to continue as a going concern.

The accompanying interim consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the interim consolidated financial statements, the Company has incurred significant losses due to certain debt instruments, and as a result generated a large accumulated deficit. The lack of profitability and the need to continue to raise funds raise significant doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PARITZ & COMPANY PA 15 Warren Street, Hackensack, NJ 07601 November 22, 2013

F-44

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED BALANCE SHEETS

(uuaudited)

	SEPTEMBER, 30	DECEMBER 31,
	2013	2012
	(UNAUDITED)
ASSETS

CURRENT ASSETS
Cash	$46,079	$127,149
Accounts receivable	1,731,344	1,187,726
Prepaid expenses	440,553	68,663
Total current assets	2,217,976	1,383,538

Fixed assets, net	424,391	531,165

OTHER ASSETS
Intangible assets, net	762,256	1,231,687
Goodwill	3,132,193	3,132,193
Total other assets	3,894,449	4,363,880

TOTAL ASSETS	$6,536,816	$6,278,583

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$743,089	$429,359
Preferred stock dividends payable	33,674	99,000
Current portion of notes payable, net of debt discounts and original issue discounts	1,606,080	576,000
Derivative liability	2,345,820	2,528,317
Liability for common stock to be issued	2,684,700	5,907,500
Liability for preferred stock to be issued	117,500	-
Total current liabilities	7,530,863	9,540,176

Notes payable, net of debt discounts of $975,460 and $532,193, and original issue discounts of $229,426 and $137,403, net of current portion	0	22,404

TOTAL LIABILITIES	7,530,863.48	9,562,580

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, respectively
Series A Preferred stock, $0.0001 par value, 200,000 and 100,000 shares issued and outstanding, respectively	20	10
Series B Preferred stock, $0.0001 par value, 0 shares issued and outstanding respectively		-
Series D Preferred stock, $0.0001 par value, 0 and 110,000 shares issued and outstanding, respectively	-	11
Series E Preferred stock, $0.0001 par value, 200,000 shares authorized, 126,280 and 0 shares issued and outstanding, respectively	13	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, respectively, 45,702,172 and 22,961,372 shares issued and outstanding, respectively	4,570	2,297
Additional paid in capital	40,651,963	33,440,848
Deferred compensation	(594,557)	(1,411,589)
Accumulated deficit	(41,056,056)	(35,315,574)
Total stockholders' deficit	(994,047)	(3,283,997)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,536,816	$6,278,583

The accompanying notes are an integral part of these consolidated financial statements.

F-45

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(unaudited)

	NINE MONTHS	NINE MONTHS	THREE MONTHS	THREE MONTHS
	ENDED	ENDED	ENDED	ENDED
	SEPTEMBER 30, 2013	SEPTEMBER 30, 2012	SEPTEMBER 30, 2013	SEPTEMBER 30, 2012

REVENUE	$1,483,107	$1,158,511	$488,959	$474,424

COST OF REVENUES	-	-	-	-

GROSS PROFIT	1,483,107	1,158,511	488,959	474,424

OPERATING EXPENSES
Stock issued for services
General and administrative	6,648,016	1,977,888	4,287,093	823,945
Depreciation and amortization	576,206	570,338	192,069	190,630

Total operating expenses	7,224,222	2,548,226	4,479,162	1,014,575

NET LOSS BEFORE OTHER INCOME (EXPENSE) AND PREFERRED STOCK DIVIDENDS	(5,741,115)	(1,389,715)	(3,990,203)	(540,151)

OTHER INCOME (EXPENSE)
Interest expense	(2,528,935)	(3,835,410)	(700,731)	13,430
Amortization of debt discount		-		-
Fair value adjustment on derivative liability	2,620,883	-	440,571	-

Total other income (expense)	91,948	(3,835,410)	(260,160)	13,430

NET INCOME (LOSS) BEFORE PREFERRED STOCK DIVIDENDS	(5,649,167)	(5,225,125)	(4,250,363)	(526,721)

Preferred stock dividends	(91,314)	(66,000)	(25,256)	(33,000)

NET INCOME (LOSS)	$(5,740,481)	$(5,291,125)	$(4,275,619)	$(559,721)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	44,425,745	19,756,865	44,694,272	20,058,962

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	44,425,745	19,756,865	44,694,272	20,058,962

NET EARNINGS (LOSS) PER SHARE - BASIC	$(0.13)	$(0.27)	$(0.10)	$(0.03)

NET EARNINGS (LOSS) PER SHARE - DILUTED	$(0.13)	$(0.27)	$(0.10)	$(0.03)

The accompanying notes are an integral part of these consolidated financial statements.

F-46

MILLENNIUM HEALTHCARE INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

	NINE MONTHS	NINE MONTHS
	ENDED	ENDED
	SEPTEMBER 30, 2013	SEPTEMBER 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(5,740,481)	$(5,291,125)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization	576,205	570,337
Non-cash interest expense	2,549,061
Gain on change in fair value of derivative liability	(2,620,882)
Fair value of warrants issued in Series D Preferred Stock transaction		3,825,000
Series D Preferred Shares issued for interest		22,500
Amortization of deferred compensation	817,032	(543,385)
Shares issued and liability for common shares to be issued for services rendered	3,946,460	1,027,500

Change in assets and liabilities
(Increase) in prepaid expenses	(371,891)	(142,863)
(Increase) decrease in accounts receivable	(543,618)	(751,746)
Increase in accounts payable and accrued expenses	313,730	171,233
Increase in preferred stock dividends payable	91,314	66,000
Total adjustments	4,757,410	4,244,576
Net cash (used in) operating activities	(983,070)	(1,046,549)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	-	(44,623)
Net cash (used in) investing activities	-	(44,623)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred and common stock for cash (including liability for shares to be issued)		693,500
Proceeds received from purchase of warrants	5,000
Proceeds received from notes payable	1,025,000	471,000
Repayments of notes payable	(128,000)
Net cash provided by financing activities	902,000	1,164,500

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(81,070)	73,328

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	127,149	84,348

CASH AND CASH EQUIVALENTS - END OF PERIOD	$46,079	$157,676

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for subscriptions receivable
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$16,537	$894
Taxes	$-	$-

NON-CASH SUPPLEMENTAL INFORMATION:
Issuance of common stock for liability of stock to be issued	$5,970,500	$473,936
Issuance of preferred stock for liability of stock to be issued	$-	$185,000
Valuation of warrants for prepaid services	$91,934	$-
Conversion of Series D Preferred Stock for Series E Preferred Stock	$817,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-47

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

Millennium Healthcare Inc. (the “Company”), formerly Zen Holding Corp. was formed in the State of Delaware on July 28, 1994.

In July, 2008, the Company changed its name from Kirlin Holding Corp. to Zen Holding Corp. (“Zen”) with the sale of its Kirlin Securities Inc. subsidiary.

In July, 2010, the controlling interest in the Company changed and a new CEO was appointed.

The Company, prior to the acquisition of the net assets of Millennium Healthcare Solutions Inc. on June 14, 2011 along with Zen’s wholly-owned subsidiary, Greenleaf Management Corp., had been providing corporate strategy, operational analysis and advisory services to both public and private entities since 1999. These services include assistance with business plan enhancement, capital structure strategies and market development. The Company utilizes a network of independent professionals with extensive experience in legal, accounting and business development to introduce and assist on assignments based on scope and expertise needed.

On January 20, 2011, Zen has effectuated a reverse stock split of 1:16 to bring the total number of common shares issued from 125,543,406 shares to 7,846,622 shares.

On June 14, 2011, Zen entered into an asset purchase agreement with Millennium Healthcare Solutions Inc., whereby Zen purchased the net assets of Millennium Healthcare Solutions Inc. along with the net assets of their wholly-owned subsidiaries for 7,000,000 shares of common stock and 100,000 shares of preferred stock, series A.

Zen, then changed their name on June 16, 2011 to Millennium Healthcare Inc. Additionally, Zen ceased performing any services for their customers they had prior to the acquisition of Millennium Healthcare Solutions Inc.

Millennium Healthcare Inc. owns the following wholly-owned subsidiaries: Millennium Coding & Billing Inc. (which acquired Premier Technologies Resources in November 2011), Millennium Procomm Solutions Inc., Millennium Medical Devices LLC, Millennium Vascular Management Group of New Brunswick, LLC and Millennium Vascular Management Group of Staten Island LLC. In addition, Greenleaf Management Corp changed their name to Millennium Vascular Management Group Inc.

The Company is a healthcare medical device and healthcare support and services company. The Company, through its wholly-owned subsidiaries provides physician practice administration and support with a current focus on physician practices specializing in cardiovascular and vascular procedures. The Company also provides support and services specializing in medical procedure billing and collections, medical procedure coding, call and message management, and emergency dispatch. The Company also markets and distributes new, quality and revolutionary medical devices and equipment focused primarily on preventative care through early detection.

F-48

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Medical Device Distribution

The Company’s medical equipment and device group focuses on strategic alliances and partnerships with medical device companies that provide innovative and revolutionary medical devices that utilize cutting edge technology, are cost effective and FDA approved. The devices that the Company plans to distribute are focused on preventative and diagnostic testing and care with the anticipation of detecting potential medical issues in their early stages yielding positive medical outcomes for patients. All of the products that the Company plans to distribute have obtained necessary approvals and certifications and are reimbursable under current medical procedure billing codes.

On February 1, 2013, this group entered into an exclusive nationwide distribution agreement for an oral cancer biopsy test with CDx Diagnostics Inc. On May 1, 2013, this group entered into a distribution agreement with Atossa Genetics Inc. for a breast health test and collection kit. Also on May 1, 2013, the group signed an exclusive distribution agreement with Heart Smart Inc. for a heart health test and assessment device. On June 18, 2013 the group entered into an exclusive distribution agreement with eWellness Corporation for distance monitored physical therapy programs.

Distribution methods for the Company’s medical device and equipment business include entering into purchase, supply and distribution agreements with labs, manufacturers and/or distributors for specific products that the Company chooses to market and distribute. Once arrangements have been made to procure inventory for such products, all distribution and fulfillment will be completed by a national fulfillment company to facilitate the Company’s product support and distribution operations incorporating fulfillment, warehousing and distribution services.

Currently, the Company’s order fulfillment is handled by a contracted provider, with contract executed, awaiting inventory. In order to meet the Company’s high quality standards for product creation and development, current fulfillment providers are directed to purchase from approximately 10 primary vendors. They then assemble, pick, pack and fulfill orders for final delivery. These orders are received online, telephonically or by mail and digitally transmitted through the Company’s order fulfillment software.

Practice Support and Administration

Through the practice support and administration subsidiary, the Company offers physician practice development, support and administration services for physician facilities and practices with a focus on vascular disorders. With extensive collective experience and a comprehensive suite of administration services and support, the Company assists the physician and the practice in creating environments in which essential vascular access care is provided effectively and efficiently, with optimal outcomes for both the physician and the patient. The Company develops and supports physician practices and locations specializing in the diagnosis and treatment of peripheral arterial disease (“PAD”) of the lower extremities.

The Company provides high quality, advanced medical procedure coding and medical procedure billing and collections. Services include all aspects of medical billing and collections along with medical diagnosis and procedure coding and training for ICD-10, electronic medical records implementation and support. Clinical Documentation Improvement (“CDI”) services include concurrent and retrospective CDI reviews, DRG validation services and secure remote and on-site medical procedure coding. The Company also specializes in providing services in handling call processes and message management for the medical and healthcare industries, the service and trade industries and the professional and business industries. High quality call answering and emergency dispatch services are provided with state of the art technology designed specifically to manage call, answering, messaging and paging services in a live, true call center environment.

F-49

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

For the Company’s physician practice administration business, the Company seeks administrative service agreements with physicians and/or medical PCs for specific administration services. The distribution of administrative services contracted for will be completed and fulfilled by the Company’s employees, consultants and agents. The Company concentrates on back office and administration duties solely under the direction of the physician or medical PC.

All material intercompany transactions and balances have been eliminated in consolidation.

The condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 31, 2013 and the results of operations and cash flows for the periods presented. The results of operations for the nine and three months ended September 30, 2013 are not necessarily indicative of the operating results for the full fiscal year or any future period. These condensed financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s Form 10 filed on July 25, 2013. The Company’s accounting policies are described in the Notes to Financial Statements in its Form 10.

Going Concern

These consolidated financial statements are presented on the basis that the Company will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred operating losses for the current period ended September 30, 2013 as well as its last two fiscal years, has a working capital deficiency of $5,312,886 and an accumulated deficit of $41,056,056 as of September 30, 2013. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company during 2011 commenced operations of their physician practice support and administration business for a Staten Island, NY location (which will be relocated to New York City in 2013), and in 2012 for a location in New Brunswick, NJ. The Company has also secured the administration of an additional physician practice location in Garden City, NY in 2013. The Company is also currently launching its medical equipment and device business in 2013, in which the Company has entered into various agreements to become the nationwide distributor for various medical devices mainly focused on preventative and diagnostic testing and care including an oral diagnostic biopsy test, a heart health test and assessment device, and a medical testing device in the area of breast cancer.

F-50

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

The lack of profitable operations through September 30, 2013 and cash flow deficits raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Costs of maintenance and repairs will be charged to expense as incurred. Costs for renewals and betterments are capitalized. Gains or losses upon sale or retirement due to obsolescence are reflected in the operating results in the period the event occurs.

Allowance for Doubtful Accounts

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used collection efforts are written off through a charge to bad debt expense and credit to accounts receivable. Management has determined that as of September 30, 2013, no allowance for doubtful accounts is necessary.

F-51

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value. During the nine months ended September 30, 2013 and years ended December 31, 2012 and 2011, the Company did not impair any long-lived assets including goodwill and other intangible assets.

Convertible Instruments

The Company reviews the terms of convertible debt and equity securities for indications requiring bifurcation, and separate accounting, for the embedded conversion feature. Generally, embedded conversion features where the ability to physical or net-share settle the conversion option is not within the control of the Company are bifurcated and accounted for as a derivative financial instrument. (See Derivative Financial Instruments below). Bifurcation of the embedded derivative instrument requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The resulting discount to the face value of the debt instrument is amortized through periodic charges to interest expense using the Effective Interest Method.

Derivative Financial Instruments

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow or market risks. However, certain other financial instruments, such as warrants or options to acquire common stock and the embedded conversion features of debt and preferred instruments that are indexed to the Company’s common stock, are classified as liabilities when either (a) the holder possesses rights to net-cash settlement or (b) physical or net share settlement is not within the control of the Company. In such instances, net-cash settlement is assumed for financial accounting and reporting, even when the terms of the underlying contracts do not provide for net-cash settlement. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

F-52

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Revenue Recognition

The Company will generate revenue from sales as follows:

1)	Persuasive evidence of an arrangement exists;
2)	Delivery has occurred or services have been rendered;
3)	The seller’s price to the buyer is fixed or determinable, and
4)	Collectable is reasonably assured.

The Company provides healthcare support services which are recognized when the services have been rendered. The management, administration and support services are rendered to healthcare centers and physician practices. Millennium Vascular Management companies offer practice management and administrative services to physicians who specialize in Peripheral Arterial Disease (PAD) under physician employment agreements with medical PCs that are under management and administrative services agreements. These management companies are not in themselves providers of direct or indirect medical services or treatments to patients. The management companies’ business models are designed to offer services and support to contracted medical practices which provide medical treatment to patients. Practice management and administrative services typically include operations management, IT support, billing and collections, credentialing and coding, and other support functions. Management fees generated from providing practice management and administrative services to physician practices are recognized as earned typically based upon cash collections generated by the practices. The Company can negotiate these management fees every six months.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Uncertainty in Income Taxes

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 for 2009, and they evaluate their tax positions on an annual basis, and has determined that as of June 30, 2013, no additional accrual for income taxes other than the federal and state provisions and related interest and estimated penalty accruals is not considered necessary.

F-53

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

The Company has performed a review of its material tax positions. During the periods ended September 30, 2013 and 2012, the Company did not recognize any amounts for interest and penalties with respect to any unrecognized tax benefits.

Goodwill

Goodwill and Other Intangible Assets—Under ASC No. 350, “Intangibles—Goodwill and Other” (“ASC 350”), goodwill and indefinite lived intangible assets are not amortized but are reviewed annually for impairment, or more frequently, if impairment indicators arise. Intangible assets that have finite lives are amortized over their estimated useful lives and are subject to the provisions of ASC No. 360, “Property, Plant and Equipment” (“ASC 360”).

Goodwill impairment is tested at least annually or when factors indicate potential impairment using a two-step process that begins with an estimation of the fair value of each reporting unit. Step 1 is a screen for potential impairment pursuant to which the estimated fair value of each reporting unit is compared to its carrying value. The Company estimates the fair values of each reporting unit by a combination of (i) estimation of the discounted cash flows of each of the reporting units based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and margins multiples of public companies in similar markets (the market approach). If there is a deficiency (the estimated fair value of a reporting unit is less than its carrying value), a Step 2 test is required.

Upon performing an evaluation at December 31, 2012, Management determined that none of the goodwill has been impaired.

Stock-Based Compensation

In 2006, the Company adopted the provisions of ASC 718-10 “Share Based Payments” for its year ended November 30, 2008. The adoption of this principle had no effect on the Company’s operations.

The Company has elected to use the modified–prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values.

The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

F-54

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense and additional paid-in capital.

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. As of September 30, 2013 and for the nine months ended September 30, 2013 and 2012, the Company operates in three segments as well as separately identifying the corporate overhead costs. The segments are as follows: Coding – this includes the coding, billing and telecommunications services of the Company; Vascular – this includes all vascular physician practice administration and support services; and Devices – this includes all services related to the medical device and equipment segment.

The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company’s chief operating decision-maker is considered to be the Company’s chief financial officer (“CFO”).

The CFO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions where appropriate for purposes of making operating decisions and assessing financial performance. The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.

September 30, 2013	Coding	Device	Vascular	Corporate		Total

Segmented Operating Revenues	$115,282	$-	$1,367,824	$-		$1,483,106

Total Cost of Revenues	-	-	-	-		-

Gross Profit (Loss)	$115,282	$-	$1,367,824	$-		$1,483,106

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	197,822	159,717	433,093	5,857,384		6,648,016
Depreciation and Amortization	233,516	-	3,289	339,401		576,206
Other (Income) Loss	-	-	-	(634)		(634)

Net Income (Loss) Applicable to Common Shares	$(316,056)	$(159,717)	$931,442	$(6,196,151,	)	$(5,740,481)

Segmented Fixed Assets

Fixed Assets	$335,483	$-	$18,073	$70,834		$424,391

Intangible Assets	229,500	-	-	532,756		762,256

Goodwill	267,141	-	4,700	2,860,352		3,132,193

Total Assets	$832,124	$-	$22,773	$3,463,943		$4,318,839

September 30, 2012	Coding	Device		Vascular	Corporate	Total

Segmented Operating Revenues	$188,011		$-	$940,000	$30,500	$1,158,511

Total Cost of Revenues	-		-	-	-	-

Gross Profit (Loss)	188,011		-	940,000	30,500	1,158,511

Total Operating Expenses Net of Depreciation and Amortization, and Other (Income) Loss	301,713		-	491,483	1,184,692	1,977,888
Depreciation and Amortization	-		-	-	570,338	570,338
Other (Income) Loss	-			-	3,901,410	3,901,410

Net Income (Loss) Applicable to Common Shares	$(113,702)	$	(-)	$448,517	$(5,625,940)	$(5,291,125)

Segmented Fixed Assets

Fixed Assets	$421,816		$-	$1,075	$114,526	$537,417

Intangible Assets	117,700		-	-	1,270,254	1,387,954

Goodwill	267,141		-	4,700	2,860,352	3,132,193

Total Assets	$806,657		$-	$5,775	$4,245,132	$5,057,564

F-55

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Fair Value Measurements

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the consolidated financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

Recent Issued Accounting Standards

In May 2011, FASB issued Accounting Standards Update (ASU) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. FASB ASU 2011-04 amends and clarifies the measurement and disclosure requirements of FASB ASC 820 resulting in common requirements for measuring fair value and for disclosing information about fair value measurements, clarification of how to apply existing fair value measurement and disclosure requirements, and changes to certain principles and requirements for measuring fair value and disclosing information about fair value measurements. The new requirements are effective for fiscal years beginning after December 15, 2011. The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In June 2011, FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, which amends the disclosure and presentation requirements of Comprehensive Income. Specifically, FASB ASU No. 2011-05 requires that all nonowner changes in stockholders’ equity be presented either in 1) a single continuous statement of comprehensive income or 2) two separate but consecutive statements, in which the first statement presents total net income and its components, and the second statement presents total other comprehensive income and its components. These new presentation requirements, as currently set forth, are effective for the Company beginning October 1, 2012, with early adoption permitted.

The Company plans to adopt this amended guidance on October 1, 2012 and at this time does not anticipate that it will have a material impact on the Company’s results of operations, cash flows or financial position.

In September 2011, FASB issued ASU 2011-08, Testing Goodwill for Impairment, which amended goodwill impairment guidance to provide an option for entities to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

F-56

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

After assessing the totality of events and circumstances, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount; performance of the two-step impairment test is no longer required. This guidance is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. Adoption of this guidance is not expected to have any impact on the Company’s results of operations, cash flows or financial position.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights.

The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

F-57

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

NOTE 3-	FIXED ASSETS

Fixed assets as of September 30, 2013 (Unaudited) and December 31, 2012 were as follows:

		(Unaudited)
	Estimated Useful	September 30,	December 31,
	Lives (Years)	2013	2012
Computer equipment	5	$588,857	$588,857
Software	3	34,180	34,180
Telephone	5	1,400	1,400
Furniture and fixtures	5	68,817	68,817
		693,254	693,254
Less: accumulated depreciation		268,863	162,089
Fixed assets, net		$424,391	$531,165

There was $107,406 and $101,537 charged to operations for depreciation expense for the nine months ended September 30, 2013 and 2012, respectively.

NOTE 4-	INTANGIBLE ASSETS

Intangible assets as of September 30, 2013 (Unaudited) and December 31, 2012 were as follows:

		(Unaudited)
	Estimated Useful	September 30,	December 31,
	Lives (Years)	2013	2012
Website	3	$3,500	$3,500
Patents	10	335,000	335,000
Customer Lists	3	1,771,200	1,771,200
		2,109,700	2,109,700
Less: accumulated amortization		1,347,445	878,013
Intangible assets, net		$762,255	$1,231,687

There was $468,800 charged to operations for amortization expense for the nine months ended September 30, 2013 and 2012.

NOTE 5-	ACQUISITIONS

a)	Millennium Healthcare Solutions Inc.

Effective June 14, 2011, Zen acquired the net assets of Millennium Healthcare Solutions Inc. for 7,000,000 shares of common stock and 100,000 shares of preferred stock, Series A. The value of these shares was $4,480,010.

The Company acquired the assets as noted below in consideration of the shares. Based on the fair values at the effective date of acquisition the purchase price was allocated as follows:

F-58

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Net Assets Purchased
Computer equipment	$30,000
Software	34,180
Telephones	1,400
Furniture and fixtures	17,500
Websites	3,500
Patents	335,000
Customer lists	1,159,200
Cash	5,983
Prepaid expenses	10,400
Accounts receivable	60,333
Accounts payable	(36,038)
Goodwill	2,858,552

Purchase Price	$4,480,010

The goodwill will not be amortized but it will be tested annually for impairment. Goodwill in connection with this acquisition is stated at $2,858,552 in the books and records of the Company and is tax deductible.

a)	Premier Technology Resources LLC

Effective November 10, 2011, the Company’s subsidiary, Millennium Coding & Billing Inc. acquired the membership interests of Premier Technology Resources LLC for $140,000 and 1,300,000 shares of common stock. The value of this transaction was $1,440,000.

The Company acquired the following assets and liabilities as noted below in consideration of the cash and shares. Based on the fair values at the effective date of acquisition the purchase price was allocated as follows:

F-59

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Net Assets Purchased
Cash	$3,675
Accounts receivable	29,569
Computers	535,435
Furniture and fixtures	1,337
Customer lists	612,000
Accounts payable	(9,157)
Goodwill	267,141

Purchase Price	$1,440,000

The goodwill will not be amortized but it will be tested annually for impairment. Goodwill in connection with this acquisition is stated at $267,141 in the books and records of the Company and is tax deductible.

NOTE 6-	LINE OF CREDIT/PREFERRED STOCK - SERIES B, SERIES D AND SERIES E

On June 18, 2011, the Company entered into a Line of Credit Agreement (the “Line of Credit”) with Aquafina Design LLC, a non-related third party (“Aquafina”). In accordance with the agreement, Aquafina is to make available funds upon request up to an aggregate of $500,000.

The Line of Credit was available from June 18, 2011 through September 30, 2011. During this time period, the Company drew down a total of $415,000. There were no interest charges due on the amounts outstanding through December 31, 2011.

Additionally, Aquafina is to be issued 2,000,000 cashless warrants on a pro rata basis based on draw downs of the Line of Credit. The warrants have a strike price of $0.25 per share and expire June 17, 2013.

The Company valued the warrants to Aquafina in accordance with the agreement based on the $415,000 raised in the Line of Credit as a discount on the note of $361,382. In addition, the Company recorded a beneficial conversion feature in the amount of $112,382, and recorded this as a derivative liability. The amount of the discount was fully amortized in November 2011 upon issuance of the warrants, and reclassification of the Line of Credit to Preferred Stock, and the derivative liability was reclassified to equity upon issuance of the warrants.

On October 25, 2011, the Line of Credit was converted to Series B Convertible Preferred Stock. The conversion price of the preferred stock was $1.50 per share at any time after January 1, 2012. A total of 276,667 shares of Series B Preferred Stock were issued in this transaction. The Preferred Stock will carry an annual interest rate of 8% paid quarterly within 15 days of the quarter end commencing with the quarter beginning July 1, 2012.

On November 25, 2011, the Company approved the issuance of 1,714,285 shares of common stock in the exercise of the warrants to Aquafina in accordance with the agreement based on the $415,000 raised in the Line of Credit. The interest expense associated with these warrants was recorded in 2011 of $473,936 as a liability for stock to be issued as the shares were not issued until 2012. Additionally, a total of 2,000,000 shares were issued. The Company is not expecting to receive the difference back.

On December 30, 2011, Aquafina provided an additional $185,000 to the Company, and the Company was to cancel the 276,667 shares of Series B Preferred Stock and issue 60,000 shares of Series C Preferred Stock. The Series C Preferred Stock was to convert at $10.00 per share, and convert each share of Series C Preferred Stock into 30 shares of common stock and provide for an annual dividend of $1.20 per share per year. The paperwork was not filed with the State of Delaware on December 30, 2011. The Company further filed a Certificate of Designation in April 2012 for Series D Preferred Stock, replacing all proposed Series C Preferred Stock, with the same terms as noted herein.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

From the period January 1, 2012 through March 31, 2012, Aquafina invested an additional $477,500. Those proceeds along with the accrued interest of $22,500 on what was to be the issued Series C Preferred Stock, which ended up as liability for Preferred Stock to be issued, now brings the total invested proceeds to $1,100,000. As a result of the additional proceeds, the Company amended the certificate of designation to authorize a Series D Preferred Stock. The Series D Preferred Stock has the same terms of what was to be the Series C Preferred Stock, and the Company issued 110,000 shares of the Series D Preferred Stock on March 30, 2012. Additionally, the $185,000 liability for preferred stock to be issued was also satisfied upon the issuance of the Series D Preferred Stock.

The only addition was that for each Series D Preferred Share, the Company issued a detachable cashless warrant that will give the holder (Aquafina) the right to purchase on a cashless basis 30 common shares (a total of 3,300,000 common stock warrants) at $0.50 per preferred share expiring in 2 years (April 1, 2014). The warrant has been valued at $3,825,000 and recorded as additional paid in capital. In addition, the Company is to pay a quarterly dividend in the amount of $33,000 ($0.30 per share per quarter) commencing April 1, 2012. No dividends had been paid through March 31, 2013; therefore the Company accrued $132,000 as of March 31, 2013. These accrued dividends have been paid through the issuance of 13,200 shares of Series D Preferred Stock in April 2013. In addition, 3,080 shares of Series D Preferred Stock were issued as payment for accrued dividends for April and May 2013 of $24,640. The total of 126,280 shares of Series D Preferred Stock was exchanged for 126,280 shares of Series E Preferred Stock.

On June 1, 2013, the Company amended the certificate of designation to authorize a Series E Preferred Stock. The Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018, as well as providing for an annual dividend of $0.80 per share per year. Concurrent with the designation of the Series E Preferred Stock, the Company exchanged the 126,280 shares of Series D Preferred Stock into Series E Preferred Stock. Additionally, the Company accrued dividends on the Series E Preferred Stock. Accrued dividends through September 30, 2013 were $33,675.

NOTE 7-	NOTES PAYABLE

Demand Notes

One of the notes, original amount borrowed of $111,000 bears interest at the rate of 18% per annum. The Company has paid no interest on this note through September 30, 2013, and the total of $18,970 of interest expense has been accrued as of September 30, 2013. The Company repaid $46,000 of this note through September 30, 2013. The entire balance due of $65,000 is reflected in the current portion of notes payable. Interest expense of $9,069 and $395 on this note has been charged for the nine months ended September 30, 2013 and 2012, respectively.

The Company borrowed from an entity at various times during 2012 in the amount of $210,000. The notes, which do not bear interest, are short-term in nature and are to be repaid upon future financings. The Company was to issue shares of common stock to the lender until the notes were fully repaid, however the parties agreed to have repayment done upon completion of a larger funding to the Company.

The Company did issue 30,000 shares of common stock to pay $42,000 (value of $1.40 per share) of interest for the remaining outstanding balance due for the life of the notes. In addition, the Company repaid $80,000 during 2012. The remaining balance outstanding as of September 30, 2013 is $130,000.

Another demand note of $24,000 was fully repaid in 2012. This was a short-term advance as well. There was no interest incurred on this note, as it was repaid within the week.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

The Company borrowed from an individual at various times during 2013 in the amount of $107,500. These amounts bear interest at an annual rate of 5% per annum. The Company has accrued $2,107 in interest for the nine months ended September 30, 2013. These amounts are short-term in nature and are considered current liabilities.

The Company borrowed from an entity during 2013 in the amount of $21,000. This amount bears interest at an annual rate of 5% per annum. The Company has accrued $78 in interest for the nine months ended September 30, 2013. These amounts are short-term in nature and are considered current liabilities.

The Company borrowed from an entity at various times during 2013 in the amount of $55,000. These amounts bear interest at an annual rate of 5% per annum. The Company has accrued $432 in interest for the nine months ended September 30, 2013. These amounts are short-term in nature and are considered current liabilities.

Promissory Note – TCA

The Company entered into a Promissory Note with TCA Global Credit Master Fund, L.P. in the amount of $375,000 as of September 24, 2012. The note matures September 24, 2013 and bears interest at the rate of 12% per annum. The Company in accordance with the payment schedule was to make two payments of interest only and then ten payments of $39,593 including interest with the final payment being made on September 24, 2013.

The Company made the two required interest payments in October and November 2012, however, the first payment of $39,593 to be made in December 2012 was not made until February 2013, and no further payments have been made. As a result of the Company’s non-payment of the monthly amount in a timely fashion, a default was triggered. The default interest rate is 18% per annum which is charged from the default date through June 6, 2013, the date in which the default was cured when the Company paid the entire overdue amount and TCA Global Credit Master Fund, L.P. issued notice that the Company was current.

In addition, at the time the note was considered to be in default, the promissory note became a convertible note into common stock at a price equal to: (i) the conversion amount divided by (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to the conversion date. In accordance with the agreements, the Company had previously recognized a beneficial conversion feature of $137,478 as of December 31, 2012, which was reduced to $102,941 as of March 31, 2013, and reduced to $0 as of June 30, 2013.

As stated, the Company cured the default on June 6, 2013 with a payment of $99,829, of which $10,672 represented past due and accrued interest, and $89,157 represented principal. The payment brought the Promissory Note balance to $250,000, which is the balance due at June 30, 2013. Additionally, the Company entered into a Replacement, Amended and Restated Promissory Note (“Amended Note”) with TCA for the $250,000 on July 9, 2013. This Amended Note matures on December 15, 2013, and the Amended Note reflects revised payment terms, and an interest rate at 12% per annum, along with default rates should the Company have an event that results in an event of default under this Amended Note. The $10,672 payment of interest represented the full interest due and no interest is accrued as of June 30, 2013. Interest will commence again effective July 9, 2013 when the Amended Note is in effect.

Concurrent with the Amended Note, the Company is issued to the noteholder 415,800 shares of common stock as part of the settlement resulting in the Amended Note. The value of the stock at July 9, 2013 was $0.50 per share or $207,900

The Company has made $49,593 in payments through September 30, 2013. In addition, interest expense for the nine months ended September 30, 2013 was $6,242, and accrued interest at September 30, 2013 is $6,242.

F-62

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Original Issue Discount Promissory Note – Platinum

The Company entered into a Promissory Note with Platinum Partners Credit Opportunity Master Fund, L.P. (“Platinum”) in the amount of $630,000 on December 7, 2012. The note matures thirteen months later on January 7, 2014. The Company received cash proceeds of $500,000, and the excess of $130,000 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Platinum. The Company issued 1,000,000 Series A Warrants with an exercise price of $0.50, and 1,000,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $2,376,683, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $500,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

Original Issue Discount Promissory Note – Zucker

The Company entered into a Promissory Note with Daniel Zucker (“Zucker”) in the amount of $62,000 on December 19, 2012. The note matures thirteen months later on January 19, 2014. The Company received cash proceeds of $50,000, and the excess of $12,000 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Zucker. The Company issued 100,000 Series A Warrants with an exercise price of $0.50, and 100,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $179,760, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

Original Issue Discount Promissory Note – JSDC

The Company entered into a Promissory Note with JSDC, Inc. (“JSDC”) in the amount of $62,500 on January 25, 2013. The note matures thirteen months later on February 25, 2014. The Company received cash proceeds of $50,000, and the excess of $12,500 is the original issue discount and is amortized over the thirteen month life of the note.

F-63

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Along with the note, the Company issued two classes of warrants to JSDC. The Company issued 100,000 Series A Warrants with an exercise price of $0.50, and 100,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $159,880, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

Original Issue Discount Promissory Note – Tompkins

The Company entered into a Promissory Note with Mark Tompkins (“Tompkins”) in the amount of $62,500 on January 29, 2013. The note matures thirteen months later on February 29, 2014. The Company received cash proceeds of $50,000, and the excess of $12,500 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Tompkins. The Company issued 100,000 Series A Warrants with an exercise price of $0.50, and 100,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $153,590, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

Zorse Note Agreement

The Company entered into a Promissory Note with Brett Zorse (“Zorse”) in the amount of $20,000 on February 11, 2013. The note matures thirteen months later on March 11, 2014. The Company received cash proceeds of $20,000.

Along with the note, the Company issued two classes of warrants to Zorse. The Company issued 40,000 Series A Warrants with an exercise price of $0.50, and 40,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $51,960, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $20,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

F-64

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Original Issue Discount Promissory Note – Alpha

The Company entered into a Promissory Note with Alpha Capital Anstalt (“Alpha”) in the amount of $630,000 on February 21, 2013. The note matures thirteen months later on March 25, 2014. The Company received cash proceeds of $500,000, and the excess of $130,000 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Ellis International Ltd. The Company issued 1,000,000 Series A Warrants with an exercise price of $0.50, and 1,000,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $1,219,000, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $500,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The Company paid $45,500 in legal fees out of closing on this note in conjunction with the preparation of documents.

Herskowitz Note Agreement

The Company entered into a Promissory Note with Robert Herskowitz (“Herskowitz”) in the amount of $100,000 on March 15, 2013. The note matures thirteen months later on April 15, 2014. The Company received cash proceeds of $100,000, and the note bears interest at eighteen percent (18%) per annum.

Along with the note, the Company issued two classes of warrants to Herskowitz. The Company issued 200,000 Series A Warrants with an exercise price of $0.50, and 200,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $295,260, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $100,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

Original Issue Discount Promissory Note – Shir, Schnitman and Lipkowitz

The Company entered into Promissory Notes with Anatoliy Shir, Saar Schnitman and Jeffrey Lipkowitz (“Shir et al”) in the amount of $37,800 on May 21, 2013. The note matures thirteen months later on June 21, 2014. The Company received cash proceeds of $30,000, and the excess of $7,800 is the original issue discount and is amortized over the thirteen month life of the note.

F-65

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Along with the note, the Company issued two classes of warrants to Shir et al. The Company issued 60,000 Series A Warrants with an exercise price of $0.50, and 60,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $55,162, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

Original Issue Discount Promissory Note – Omni View Capital LLC

The Company entered into a Promissory Note with Omni View Capital LLC (“Omni View”) in the amount of $157,500 on May 31, 2013. The note matures thirteen months later on June 30, 2014. The Company received cash proceeds of $125,000, and the excess of $32,500 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Omni View. The Company issued 250,000 Series A Warrants with an exercise price of $0.50, and 250,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $279,830, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $125,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

Original Issue Discount Promissory Note – Goldberg

The Company entered into a Promissory Note with Michael Goldberg (“Goldberg”) in the amount of $31,500 on June 18, 2013. The note matures thirteen months later on July 18, 2014. The Company received cash proceeds of $25,000, and the excess of $6,500 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Goldberg. The Company issued 50,000 Series A Warrants with an exercise price of $0.50, and 50,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $44,970, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $25,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

F-66

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Original Issue Discount Promissory Note – Edelstein

The Company entered into a Promissory Note with Joel Edelstein (“Edelstein”) in the amount of $63,000 on June 27, 2013. The note matures thirteen months later on July 26, 2014. The Company received cash proceeds of $50,000, and the excess of $13,000 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Edelstein. The Company issued 100,000 Series A Warrants with an exercise price of $0.50, and 100,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $79,950, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $50,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The amortization of the debt discount will commence in July 2013, as the proceeds were received by the Company on July 1, 2013, net of $5,000 paid in fees.

Original Issue Discount Promissory Note – Huntington

The Company entered into a Promissory Note with Huntington Laurel Partners LLC (“Huntington”) originally in the amount of $63,000 on June 27, 2013, amended to $50,400. The note matures thirteen months later on July 26, 2014. The Company received cash proceeds of $40,000, and the excess of $10,400 is the original issue discount and is amortized over the thirteen month life of the note.

Along with the note, the Company issued two classes of warrants to Huntington. The Company issued 80,000 Series A Warrants (amended from 100,000 warrants) with an exercise price of $0.50, and 80,000 Series B Warrants (amended from 100,000 warrants) with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $63,960, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

In accordance with ASC 470-20, the Company recognized a discount on the promissory note for the full $40,000 that is to be amortized over the life of the thirteen month promissory note since the warrants are considered to be a derivative liability.

The amortization of the debt discount will commence in July 2013, as $35,000 of the proceeds were received by the Company on August 5, 2013. The remaining $5,000 are fees incurred with respect to this note.

Original Issue Discount Promissory Note – JF Consultants

The Company entered into a Promissory Note with JF Consultants (“JF Consultants”) in the amount of $31,500 on June 28, 2013. The note matures thirteen months later on July 27, 2014. The Company received cash proceeds of $25,000, and the excess of $6,500 is the original issue discount and is amortized over the thirteen month life of the note.

F-67

MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Along with the note, the Company issued two classes of warrants to JF Consultants. The Company issued 50,000 Series A Warrants with an exercise price of $0.50, and 50,000 Series B Warrants with an exercise price of $1.00. Both series of warrants have a 5 year term.

The Company valued each component separately. The value of the warrants (Series A and B), were valued at $44,975, and were recorded as a derivative liability as a result of the warrant agreement containing an anti-rachet provision, whereby, any transaction the Company does at a price lower than the strike price afforded the warrant holder, the warrant holder would receive that price and be issued additional warrants.

Term Sheets

The Company and an individual entered into a term sheet on August 8, 2013 for $100,000. The Company will issue units consisting of 100,000 shares of common stock, and shares of a new series of preferred stock that the Company will designate. These shares have not yet been issued and are recorded as liabilities for common stock to be issued and preferred stock to be issued.

The Company and an individual entered into a term sheet on September 11, 2013 for $50,000. The Company will issue units consisting of 50,000 shares of common stock, and shares of a new series of preferred stock that the Company will designate. These shares have not yet been issued and are recorded as liabilities for common stock to be issued and preferred stock to be issued.

The Company and an individual entered into a term sheet on September 19, 2013 for $50,000. The Company will issue units consisting of 50,000 shares of common stock, and shares of a new series of preferred stock that the Company will designate. These shares have not yet been issued and are recorded as liabilities for common stock to be issued and preferred stock to be issued.

Preferred Stock

The Company has amended their certificates of designation to authorize the issuance of 4 separate series’ of preferred stock.

September 30, 2013

Preferred Stock	Authorized Date	Issue Date	Number of Shares	Par Value	Conversion to Common Stock
Series “A" (1)	June 14, 2011	June 2011	200,000	$.0001	N/A
Series “B" (2)	October 2011	October 2011	0	$.0001	1.50:1
Series “D” (3)	March 30, 2012	April 2012	0	$.0001	30:1
Series “E” (4)	June 1, 2013	June 2013	126,280	$.0001	65:1

(1) Issued 100,000 shares to the principal owners of Millennium Healthcare Solutions Inc. upon acquisition of the net assets of that company; and issued 100,000 to the officers of Millennium Healthcare Inc.

(2) Issued to Aquafina in conversion of the Line of Credit . There are no shares issued as of December 31, 2012.

(3) Issued to Aquafina in conversion of the Series B Preferred Stock and additional funds provided.

(4) Issued to Aquafina in conversion of the Series D Preferred Stock.

On December 17, 2012, the Company increased their authorized preferred stock from 1,000,000 shares to 5,000,000 shares.

As of December 31, 2011, the Company has issued 100,000 shares of the Series A Preferred Stock. These shares are non-convertible, and have super voting rights of 200 to 1 versus the Common Stock. In April 2013, the Company issued an additional 100,000 shares of Series A Preferred Stock.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

There were 276,667 shares of Series B Preferred Stock issued and outstanding at December 31, 2011. These had a value of $415,000 ($1.50 per share), which represented the proceeds received by Aquafina during 2011. In addition, there was $185,000 of proceeds received in 2011 that were recorded as a liability for preferred stock to be issued. These were to be in the form of Series C Preferred Stock which was to be convertible into common stock anytime after January 1, 2013 at the rate of 30 common shares for each preferred share (Series C). If the Company files a

Registration Statement for any reason, piggy-back registration rights will be attached to the underlying common stock at no cost to the shareholder.

The Series C Preferred Stock was never designated, and the Company further filed a Certificate of Designation for Series D Preferred Stock.

From the period January 1, 2012 through March 31, 2012, Aquafina invested an additional $477,500. Those proceeds along with the accrued interest of $22,500 on what was to be the issued Series C Preferred Stock, which ended up as liability for Preferred Stock to be issued, now brings the total invested proceeds to $1,100,000. As a result of the additional proceeds, the Company amended the certificate of designation to authorize a Series D Preferred Stock.

The Series D Preferred Stock has the same terms of what was to be the Series C Preferred Stock, and the Company issued 110,000 shares of the Series D Preferred Stock on March 30, 2012. Additionally, the $185,000 liability for preferred stock to be issued was also satisfied upon the issuance of the Series D Preferred Stock.

The only addition was that for each Series D Preferred Share, the Company issued a detachable cashless warrant that will give the holder (Aquafina) the right to purchase on a cashless basis 30 common shares (a total of 3,300,000 common stock warrants) at $0.50 per preferred share expiring in 2 years (April 1, 2014). The warrant has been valued at $3,825,000 and recorded as additional paid in capital. In addition, the

Company is to pay a quarterly dividend in the amount of $33,000 ($0.30 per share per quarter) commencing April 1, 2012. No dividends had been paid through March 31, 2013, therefore the Company accrued $132,000 as of March 31, 2013. Dividends can be paid in the form of additional shares of Series D Preferred Stock or cash. In April 2013, the Company issued 13,200 shares of Series D Preferred Stock as payment for accrued dividends of $132,000 (through March 31, 2013). These accrued dividends have been paid through the issuance of 13,200 shares of Series D Preferred Stock in April 2013. In addition, 3,080 shares of Series D Preferred Stock were issued as payment for accrued dividends for April and May 2013 of $24,640. The total of 126,280 shares of Series D Preferred Stock was exchanged for 126,280 shares of Series E Preferred Stock.

The Series D Preferred Stock was redeemable at $11.50 per share at any time after September 1, 2012 by either party provided the Company has achieved any one of the following: a) accumulated pre-tax profits in excess of $2,000,000 on or after April 1, 2012; b) Company raising in excess of $2,000,000 equity capital on a cumulative basis on or after April 1, 2012; and c) Company reporting quarterly revenue in any quarter on or after April 1, 2012 in excess of $5,000,000. None of these conditions had been satisfied through the period ended May 31, 2013, just prior to the cancellation of these shares and re-issuance as Series E Preferred Stock.

On June 1, 2013, the Company amended the certificate of designation to authorize a Series E Preferred Stock. The Series E Preferred Stock is convertible without consideration into 65 shares of common stock for each preferred share at any time after June 1, 2014 and convert automatically on May 31, 2018, as well as providing for an annual dividend of $0.80 per share per year. Concurrent with the designation of the Series E Preferred Stock, the Company exchanged the 126,280 shares of Series D Preferred Stock into Series E Preferred Stock. Accrued dividends the Series E Preferred Stock through September 30, 2013 were $33,675.

The Series E Preferred Stock shall have a stated value at $10.00 per share and rank: (i) junior to the Company’s Series A Preferred Stock, and any class or series of capital stock created after June 1, 2013 created specifically ranking by its terms senior to the Series E Preferred Stock; (ii) senior to all of the Company’s common stock; (iii) senior to any class or series of capital stock created after June 1, 2013 that does not specifically rank by its terms senior to or on parity with the Series E Preferred Stock; and (iv) on parity with any class or series of capital stock of the Company specifically ranking by its terms on parity with the Series E Preferred Stock in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Common Stock

The Company on December 17, 2012 increased the authorized shares of common stock to 200,000,000 shares. The par value of each series of stock is $0.0001.

As of December 31, 2010, the Company has 125,543,406 shares of common stock issued and outstanding.

On January 20, 2011, the Company affected a 1 for 16 reverse stock split. The Company also reduced the authorized common shares down to 34,000,000. The result of the reverse stock split brought the issued and outstanding common shares down to 7,846,622.

In January 2012, the Company issued 2,000,000 shares of stock to Acquafina valued at $473,936. These shares were accrued in 2011 as a liability for common shares to be issued.

In October 2012, the Company issued 2,481,250 shares to advisory board members and consultants and employees under agreements. The value of these shares is $3,471,250. Of this amount, $910,000 was issued for deferred compensation. The amortization for the deferred compensation for 2012 was $635,625.

In October 2012, the Company issued 546,000 shares of common stock for cash of $216,000.

In October 2012, the Company issued 30,000 shares of common stock for payment of interest on a note payable of $42,000.

In December 2012, the Company issued 185,000 shares of common stock for legal services valued at $257,150.

The Company issued 20,175,000 shares of common stock in January and February 2013, for services rendered. The common stock has been valued at $5,907,500, of which $120,000 represents deferred compensation. All of these services have occurred in 2012, and therefore had been accrued by the Company as a liability for common stock to be issued in the consolidated balance sheet at December 31, 2012.

On May 2, 2013, the Company issued 100,000 shares of common stock for services rendered to a professional services firm valued at $64,000 ($0.64 per share).

On June 3, 2013, the Company issued 250,000 shares of common stock to a consultant for services rendered valued at $135,000 ($0.54 per share).

On June 13, 2013, the Company issued 200,000 shares of common stock to a consulting company for services rendered valued at $90,000 ($0.45 per share).

In July 2013, the Company entered into various consulting agreements with an individual and various consulting companies for services rendered for 330,000 shares under those agreements. The value of these shares is $164,000. These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On July 3, 2013, the Company issued 200,000 shares of common stock to a consulting company for services rendered valued at $100,000 ($0.50 per share).

On July 11, 2013, the Company entered into a Common Stock Purchase Agreement with an individual for the purchase of 30,000 shares of common stock for $15,000 ($0.50 per share). These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On July 22, 2013, the Company issued 415,800 shares of common stock to a note holder for a restatement of the note valued at $207,900 ($0.50 per share).

On August 1, 2013, the Company entered into a consulting agreement with a consulting company for services rendered for 250,000 shares of common stock for $107,500 ($0.43 per share). These shares have not yet been issued and are recorded as a liability for common stock to be issued.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

On August 8, 2013, the Company entered into a financing term sheet with an individual. Under the terms of the term sheet, the Company will issue units of 100,000 shares of common stock. These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On August 19, 2013, the Company issued 250,000 shares of common stock to a consulting company for services rendered valued at $130,000 ($0.52 per share).

On August 21, 2013, the Company agreed to issue 250,000 shares to a professional services company for services rendered. These shares are valued at $125,000 ($0.50 per share). These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On August 26, 2013, the Company entered into an amendment and consent agreement to notes held with a various companies in which the Company is to issue 60,000 shares of common stock as part of the amendment. These shares are valued at $25,200 ($0.42 per share). These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On August 28, 2013, the Company issued 1,000,000 shares of common stock to a consulting company for services rendered valued at $460,000 ($0.46 per share).

In September 2013, the Company entered into various consulting agreements with various individuals and consulting companies for services rendered for 4,150,000 shares under those agreements. The value of these shares is $1,550,500. These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On September 9, 2013, the Company entered into a financing term sheet with an individual. Under the terms of the term sheet, the Company will issue units of 50,000 shares of common stock. These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On September 12, 2013, the Company entered into amendments to consulting agreements with an individual and a consulting company in which the Company is to issue 1,500,000 shares of common stock as part of the amendments. These shares are valued at $615,000 ($0.41 per share). These shares have not yet been issued and are recorded as a liability for common stock to be issued.

On September 18, 2013, the Company entered into a financing term sheet with an individual. Under the terms of the term sheet, the Company will issue units of 50,000 shares of common stock. These shares have not yet been issued and are recorded as a liability for common stock to be issued.

As of September 30, 2013, the Company has 45,702,172 shares of common stock issued and outstanding.

Warrants

During the year ended December 31, 2012 and nine months ended September 30, 2013, the Company issued total of 10,220,000 warrants at exercise prices ranging from $.50 to $1.00 per share. All of the warrants are vested and remain outstanding. The warrants have a weighted average price of $0.65.

The 3,300,000 warrants were issued to the preferred stock holder in connection with the issuance of the Series D Preferred Stock. The value of these warrants is $3,930,376 and is reflected in interest expense for the year ended December 31, 2012.

The two series of warrants associated with the Platinum note of 2,000,000 warrants (1,000,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Zucker note of 200,000 warrants (100,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

The two series of warrants associated with the JSDC note of 200,000 warrants (100,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Tompkins note of 200,000 warrants (100,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Zorse note of 80,000 warrants (40,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Ellis note of 2,000,000 warrants (1,000,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Herskowitz note of 400,000 warrants (200,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Shir, et al notes of 120,000 warrants (60,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Omni View note of 500,000 warrants (250,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Goldberg note of 100,000 warrants (50,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Edelstein note of 200,000 warrants (100,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the JF Consultants note of 100,000 warrants (50,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

The two series of warrants associated with the Huntington Laurel note of 160,000 warrants (80,000 of each series) are reflected as a debt discount to the note payable and as a derivative liability.

Consultant warrants provided for services to be rendered over a one-year period of time. These 200,000 warrants vest evenly over a one-year period by month. The Company has recorded this as a prepaid expense and will amortize through the conclusion of the contract.

The Company used the black-scholes method to value the warrants, with the following criteria: volatility 146%; quarterly dividend percentage 0%; and discount rate of 1.%.

NOTE 9-	RELATED PARTY TRANSACTIONS

On July 1, 2010, a change in control occurred when the new Company CEO purchased a company controlled by the former President of the Company in a private transaction. The former President of the Company sold his entire interest in the company and has resigned from all positions in July 2010.

After the acquisition of Millennium Healthcare Solutions Inc., the only related party transactions have been the intercompany advances to and from the subsidiaries, which have been eliminated in consolidation.

NOTE 10-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of September 30, 2013, there is no provision for income taxes, current or deferred.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Net operating losses	$2,900,000
Valuation allowance	(2,900,000)

$-

At September 30, 2013 the Company had net operating loss carry forwards in the amount of approximately $8,600,000 available to offset future taxable income through 2033. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended September 30, 2013 and 2012 is summarized below.

Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

NOTE 11-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2013:

NOTE 11-	FAIR VALUE MEASUREMENTS (CONTINUED)

	Level 1	Level 2	Level 3	Total

Cash	$46,079	$-	$-	$46.079

Total assets	$46,079	$-	$-	$46,079

Notes payable, net of debt discount and OID	$-	$-	$1,606,080	$1,606,080

Embedded conversion feature and derivative liability	$—	$-	$2,345,820	$2,345,820

Total liabilities	$-	$-	$3,951,900	$3,951,900

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

There were no assets or liabilities other than cash that were measured at fair value under this hierarchy for the nine months ended September 30, 2012.

NOTE 12-	COMMITMENTS

Lease Agreement – Syosset/Garden City, New York

In February 2012, the Company entered into a new lease agreement in Garden City, New York. All management activities of the Company are conducted out of this location. The lease commences March 1, 2012 and runs through December 31, 2023 (10 years 10 months). There is a fixed annual rent of $164,791 in the first year of the lease. In addition, the Company was required to pay a security deposit in the amount of $54,930.

Lease Agreement – Staten Island, New York

In December 2011, Millennium Vascular Management Group of Staten Island LLC (“Vascular SI”) entered into a sublease agreement commencing January 15, 2012 (amended March 20, 2012) for an initial term of sixty months. The rent shall be $2,000 for each day Vascular SI rents this space. Vascular SI anticipates using the space at a minimum of 1 day per week for the initial year. Vascular SI can renew the lease for additional six month terms. A security deposit of $8,000 was paid in December 2011. The Company terminated this lease at the end of 2012 as they have moved this location.

Lease Agreement – New Brunswick, New Jersey

In September 2012, the Company on behalf of Millennium Vascular Management Group of New Brunswick LLC (“Vascular NB”) entered into a lease agreement commencing November 15, 2012 for an initial term of sixty months. There is a fixed annual rent of $64,080 for the first year of the lease. Vascular NB anticipates using the space at a minimum of 1 day per week for the initial year. The Company can renew the lease for an additional thirty-six month term.

Lease Agreement – New York, New York (57th Street)

In June 2013, the Company on behalf of Millennium Vascular Management Group (“MVMG”) entered into a lease agreement commencing June 11, 2013 for an initial term of twenty-four months. There is a fixed monthly rent of $5,000 payable at the beginning of the month for each day used in the previous month (defined as a “Use Day”). MVMG anticipates using the space at a minimum of 1 day per week and up to 4 days per week if available. The Company can renew the lease for additional twelve month terms. The Company paid a $10,000 deposit in connection with this lease agreement.

Lease Agreement – Garden City, New York

In September 2013, Millennium Vascular Management Group Inc. (“MVMG”) entered into a sublease agreement commencing on or about October 1, 2013 for an initial term of sixty months. The rent shall be $2,000 for each use day MVMG rents this space. MVMG anticipates using the space at a minimum of 1 day per week for the initial year. MVMG can renew the lease for two additional twelve month terms.

Employment Agreements

The Company has entered into employment agreements with key management individuals in 2011 and 2012. The base salary and any bonuses indicated in the employment agreements commence upon the Company’s completion of $500,000 in capital (not including Aquafina). The Company has issued the stock bonus which vests over a one to three-year period to the individuals. The unvested portion is reflected as deferred compensation, with the vested portion expensed as stock based compensation.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

Medical Records Coding Agreement

The Company entered into a Medical Records Coding Agreement as of February 1, 2013 with CDx Diagnostics, Inc., whereby the Company (through its Coding & Billing subsidiary) will review coded medical records provided by CDx Diagnostics, Inc. and review assignments of ICD-9-CM and ICD-10-CM, when implemented and review coding of principal diagnosis, secondary diagnosis, principal procedure and secondary procedures. The agreement is for a term of five years and the Company will be paid a fee per chart and bill on a monthly basis.

Purchase, Supply and Distribution Agreement

The Company entered into a Purchase, Supply and Distribution Agreement as of February 1, 2013 with CDx Diagnostics, Inc., whereby the Company (through its Medical Device subsidiary) will purchase from CDx Diagnostics, Inc. its patented PralCDx Brush Test Kits (“Unit”), and market, distribute and sell the Units in the United States and its territories and possessions (“Territory”). The agreement runs through March 31, 2023.

Distribution and Marketing Services Agreement – Atossa Genetics Inc.

In May 2013, the Company’s medical device subsidiary, Millennium Medical Devices, entered into a distribution agreement with Atossa Genetics Inc. (“Atossa”) for the distribution of Atossa’sForeCYTE Breast Health devices, which consist of the patented MASCT pump and ForeCYTE patient collection kits. The Company has submitted an initial order for 10,000 ForeCYTE collection kits, which it intends to market to managed care networks, healthcare clinics and physician practices in the New York Metro Area and Northern New Jersey.

Atossa’s MASCT system is used by physicians and nurses to collect a small amount of nipple aspirate fluid for analysis by the National Reference Laboratory for Breast Health with the ForeCYTE Breast Health Test.

The ForeCYTE test, intended for the 110 million women in the United States ages 18-73, is a painless, quick and non-invasive procedure that can be performed in a physician’s office. ForeCYTE can provide vital early detection of cancer or pre-cancerous conditions that may progress to cancer over an approximately eight-year period before cancer can be detected by mammography or other means.

Master Purchase Supply and Distribution Agreement – Heart Smart Inc.

On May 1, 2013, the Company’s medical device subsidiary, Millennium Medical Devices, entered into a master purchase supply and distribution agreement with Heart Smart Inc. (“Heart Smart”) for the distribution of Heart Smart’s VasoScan assessment device. The VasoScan device is an FDA cleared, simple, non-invasive device which provides an accurate, reproducible assessment of the Autonomic Nervous System (ANS), vascular elasticity and stiffness, as well as the coronary health of “at-risk” patients in less than five minutes. The non-invasive test uses an LED/Photodiode finger probe sensor to observe changes in pressure, blood flow and velocity throughout the pulse wave.

In accordance with the agreement, the term of this agreement shall be in effect for a period of five years.

Master Purchase Supply and Distribution Agreement – eWellness Corporation

On June 18, 2013, the Company’s medical device subsidiary, Millennium Medical Devices, entered into a master purchase supply and distribution agreement with eWellness Corporation (“eWellnesst”) for the distribution of eWellness’ distance monitored physical therapy programs. Distance Monitored Physical Therapy Programs (“DMpt”) are easy to use physical therapy programs that are critical elements in reducing the effects of diabetes and cardiovascular disease and have the potential to dramatically reduce the overall healthcare expenditures associated with these diseases.

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MILLENNIUM HEALTHCARE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2013 AND 2012 (UNAUDITED)

The DMpt programs are complete and comprehensive programs that include patient evaluation and testing, exercise intervention and exercise demonstration, all based around on-line program monitoring and follow-up, yielding the most beneficial exercise prescription in achieving optimal patient outcomes and results. A DMpt program is also better able to motivate all patient types to stay consistent in working toward their health and wellness goals.  The programs will also include a trackable physical therapy element along with reachable patient program goals.

Distribution and Fulfillment Agreement

The Company is also currently negotiating a Memorandum of Understanding and formal proposal with a nationwide distribution and fulfillment company to facilitate the Company’s primary product support and distribution operations incorporating fulfillment, warehousing and distribution services for its medical devices and products including, but not limited to all receiving, storage, warehouse management, order processing, technology, system integration and supply chain strategies.

Referral Agreement

The Company and Codesmart Group (“CG”) entered into a referral agreement dated June 12, 2013. In accordance with the agreement, the Company shall offer, promote and endorse CG’s ICD-10 Educational and Consulting traditional services, outsourced coding and strategic consulting services, and receive a 10% commission on gross revenues earned by CG from Company referrals.

In addition, the Company shall pay a commission equal to 10% of gross revenues earned from CG referrals to their business.

The agreement can be terminated within 90 days written notice by either party.

NOTE 13-	SUBSEQUENT EVENTS

Common Stock Issuances

The Company issued 8,850,000 shares of common stock in October and November 2013 for services rendered.

Term Sheets

The Company and an individual entered into a term sheet on October 3, 2013 for $250,000. The Company will issue units consisting of 250,000 shares of common stock, and shares of a new series of preferred stock that the Company will designate.

The Company and an individual entered into a term sheet on October 9, 2013 for $1,000,000. The Company will issue units consisting of 1,000,000 shares of common stock, and shares of a new series of preferred stock that the Company will designate.

The Company and an individual entered into a term sheet on November 7, 2013 for $100,000. The Company will issue units consisting of 100,000 shares of common stock, and shares of a new series of preferred stock that the Company will designate.

The Company and an individual entered into a promissory note on November 7, 2013 for $275,000. The note has a term of one year and accrues interest at 18.2% per annum.

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